Exhibit 99.1


                         POST-PETITION CREDIT AGREEMENT

                          Dated as of December 11, 2003

                                      Among

                             CONE MILLS CORPORATION,
                                CIPCO S.C., INC.,
                           CONE FOREIGN TRADING, LLC,
                           CORNWALLIS DEVELOPMENT CO.
                                 (the Borrowers)

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                  (the Lenders)

                                       and

                              BANK OF AMERICA, N.A.
                             (Administrative Agent)

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                               (Syndication Agent)





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                                TABLE OF CONTENTS


ARTICLE 1 LOANS AND LETTERS OF CREDIT........................................3

     1.1   DIP Facility......................................................3
     1.2   Revolving Loans...................................................3
     1.3   Letters of Credit; Agreement to Issue or Cause to Issue...........8
     1.4   Bank Products....................................................12

ARTICLE 2 INTEREST AND FEES.................................................12

     2.1   Interest.........................................................12
     2.2   Continuation and Conversion Elections............................13
     2.3   Maximum Interest Rate............................................14
     2.4   Closing and Agency Fees..........................................15
     2.5   Unused Line Fee..................................................15
     2.6   Letter of Credit Fees............................................15

ARTICLE 3 PAYMENTS AND PREPAYMENTS..........................................16

     3.1   Repayment of Obligations.........................................16
     3.2   Termination of DIP Facility and Commitments......................16
     3.3   LIBOR Revolving Loan Prepayments.................................16
     3.4   Payment Conventions..............................................16
     3.5   Payments as Revolving Loans......................................17
     3.6   Apportionment, Application and Reversal of Payments..............17
     3.7   Indemnity for Returned Payments..................................17
     3.8   Administrative Agent's and Lenders' Books and Records; Monthly
           Statements.......................................................18
     3.9   Nature and Extent of Each Borrower's Liability...................18

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY............................20

     4.1   Taxes............................................................20
     4.2   Illegality.......................................................21
     4.3   Increased Costs and Reduction of Return..........................22
     4.4   Funding Losses...................................................22
     4.5   Inability to Determine Rates.....................................23
     4.6   Certificates of Administrative Agent.............................23
     4.7   Survival.........................................................23

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.................23

     5.1   Books and Records................................................23
     5.2   Financial and Other Information..................................23
     5.3   Notices and Reports to Administrative Agent and the Lenders......27

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ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS............................29

     6.1   Authorization, Validity, and Enforceability of this Agreement and the DIP Financing Documents..................................29
     6.2   Validity and Priority of Administrative Agent's Liens............30
     6.3   Organization and Qualification...................................30
     6.4   Corporate Name; Prior Transactions...............................30
     6.5   Subsidiaries and Affiliates......................................30
     6.6   Financial Statements and Projections.............................31
     6.7   [Reserved].......................................................31
     6.8   Liens on Collateral..............................................31
     6.9   Debt.............................................................31
     6.10  Distributions....................................................31
     6.11  Real Estate......................................................31
     6.12  Proprietary Rights...............................................32
     6.13  Trade Names......................................................32
     6.14  Litigation.......................................................32
     6.15  Labor Disputes...................................................32
     6.16  Environmental Laws...............................................33
     6.17  No Violation of Law..............................................34
     6.18  [Reserved.]......................................................34
     6.19  ERISA Compliance.................................................34
     6.20  Taxes............................................................35
     6.21  Regulated Entities...............................................35
     6.22  Use of Proceeds; Margin Regulations; Loans to Directors and
           Executive Officers...............................................35
     6.23  Copyrights, Patents, Trademarks and Licenses, etc................35
     6.24  [Reserved].......................................................35
     6.25  Full Disclosure..................................................35
     6.26  [Reserved].......................................................36
     6.27  Bank Accounts....................................................36
     6.28  Governmental Authorization.......................................36
     6.29  Tax Shelter Regulations..........................................36
     6.30  Anti-Terrorism Laws..............................................36
     6.31  Reaffirmation of Representations and Warranties..................37

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS................................37

     7.1   Taxes and Other Obligations......................................37
     7.2   Legal Existence and Good Standing................................38
     7.3   Compliance with Law and Agreements; Maintenance of Licenses......38
     7.4   Maintenance of Property; Inspection of Property..................38
     7.5   Insurance........................................................39
     7.6   Disposition of Insurance and Condemnation Proceeds...............39
     7.7   Environmental Laws...............................................40
     7.8   ERISA............................................................41
     7.9   Mergers, Consolidations or Sales.................................41

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     7.10  Distributions; Capital Change; Restricted Investments............41
     7.11  Section 363 Sale.................................................42
     7.12  Guaranties.......................................................42
     7.13  Permitted Debt...................................................42
     7.14  Prepayment.......................................................42
     7.15  Transactions with Affiliates.....................................42
     7.16  Investment Banking and Finder's Fees.............................43
     7.17  Business Conducted...............................................43
     7.18  Liens............................................................43
     7.19  Sale and Leaseback Transactions..................................43
     7.20  New Subsidiaries.................................................43
     7.21  Fiscal Year......................................................43
     7.22  Budget...........................................................43
     7.23  Purchased Receivables and Related Assets.........................44
     7.24  Food Security Act................................................44
     7.25  Margin Stock.....................................................45
     7.26  Further Assurances; Post-Closing Obligations.....................45
     7.27  Compliance with Orders...........................................46
     7.28  Turnover of Collateral Proceeds..................................46
     7.29  Payment of Claims................................................46
     7.30  Filing of Motions and Applications...............................46
     7.31  Modifications to Orders..........................................46
     7.32  Reclamation Claims...............................................46
     7.33  Subsidiary Guarantors............................................46
     7.34  Reserved.........................................................47
     7.35  Commingling; Accounts Reporting..................................47
     7.36  Royalty Payments.................................................47
     7.37  Anti-Terrorism Laws..............................................47
     7.38  Minimum Availability.............................................47
     7.39  Net Fixed Asset Disposition Proceeds.............................48

ARTICLE 8 CONDITIONS OF LENDING.............................................48

     8.1   Conditions Precedent to Making of Loans on the Closing Date......48
     8.2   Reserved.........................................................50
     8.3   Conditions Precedent to Each Loan................................50
     8.4   Limited Waiver of Conditions Precedent...........................52

ARTICLE 9 DEFAULT; REMEDIES.................................................52

     9.1   Events of Default................................................52
     9.2   Remedies.........................................................55

ARTICLE 10 TERM AND TERMINATION.............................................57

     10.1  Term and Termination.............................................57

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ARTICLE 11 AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS.....57

     11.1  Amendments and Waivers...........................................57
     11.2  Assignments; Participations......................................59

ARTICLE 12 THE AGENT........................................................61

     12.1  Appointment and Authorization....................................61
     12.2  Delegation of Duties.............................................61
     12.3  Liability of Administrative Agent................................61
     12.4  Reliance by Administrative Agent.................................62
     12.5  Notice of Default; Action Upon Default...........................62
     12.6  Credit Decision..................................................63
     12.7  Indemnification..................................................63
     12.8  Administrative Agent in Individual Capacity......................64
     12.9  Successor Administrative Agent...................................64
     12.10 Withholding Tax..................................................64
     12.11 Collateral Matters...............................................66
     12.12 Restrictions on Actions by Lenders; Sharing of Payments..........67
     12.13 Agency for Perfection............................................67
     12.14 Payments by Administrative Agent to Lenders......................67
     12.15 Settlement.......................................................68
     12.16 Letters of Credit; Inter-Lender Issues...........................72
     12.17 Concerning the Collateral and the Related DIP Financing
           Documents........................................................74
     12.18 Field Audit and Examination Reports; Disclaimer by Lenders.......74
     12.19 Relation Among Lenders...........................................75
     12.20 No Reliance on Administrative Agent's Customer Identification
           Program..........................................................75
     12.21 USA Patriot Act..................................................75
     12.22 Syndication Agent................................................75

ARTICLE 13 MISCELLANEOUS....................................................76

     13.1  No Waivers; Cumulative Remedies..................................76
     13.2  Severability.....................................................76
     13.3  Governing Law; Choice of Forum; Service of Process...............76
     13.4  WAIVER OF JURY TRIAL.............................................77
     13.5  Survival of Representations and Warranties.......................77
     13.6  Other Security and Guaranties....................................78
     13.7  Fees and Expenses................................................78
     13.8  Notices..........................................................79
     13.9  Waiver of Notices................................................80
     13.10 Binding Effect...................................................80
     13.11 Indemnity of Agents and the Lenders by the Borrowers.............80
     13.12 Limitation of Liability..........................................81
     13.13 Final Agreement..................................................81
     13.14 Counterparts.....................................................81

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     13.15 Captions.........................................................81
     13.16 Right of Setoff..................................................82
     13.17 Confidentiality..................................................82
     13.18 Conflicts with Other DIP Financing Documents.....................83

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                         ANNEXES, EXHIBITS AND SCHEDULES


ANNEX A      -    DEFINED TERMS

ANNEX B      -    BUDGET

EXHIBIT A    -    FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B    -    FORM OF NOTICE OF BORROWING

EXHIBIT C    -    FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT D    -    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT E    -    RECEIVABLES PURCHASE TERMINATION AGREEMENT

EXHIBIT F    -    SECURITY AGREEMENT


SCHEDULE 1.1      -    LENDERS' COMMITMENTS

SCHEDULE 6.4      -    CORPORATE NAMES; PRIOR TRANSACTIONS

SCHEDULE 6.5      -    SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.9      -    DEBT

SCHEDULE 6.11     -    REAL ESTATE; LEASES

SCHEDULE 6.12     -    PROPRIETARY RIGHTS

SCHEDULE 6.13     -    TRADE NAMES

SCHEDULE 6.14     -    LITIGATION

SCHEDULE 6.15     -    LABOR DISPUTES

SCHEDULE 6.16     -    ENVIRONMENTAL LAW

SCHEDULE 6.19     -    ERISA COMPLIANCE

SCHEDULE 6.27     -    BANK ACCOUNTS

SCHEDULE 7.9      -    ASSET DISPOSITIONS

SCHEDULE 7.18     -    PERMITTED LIENS


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                         POST-PETITION CREDIT AGREEMENT

         This POST-PETITION CREDIT AGREEMENT, dated as of December 11, 2003 (this "Agreement"), is made among CONE MILLS CORPORATION, a North Carolina corporation and Chapter 11 debtor-in-possession ("Cone Mills"), CIPCO S.C., INC., a Delaware corporation and Chapter 11 debtor-in-possession ("CIPCO"), CONE FOREIGN TRADING, LLC, a North Carolina limited liability company and Chapter 11 debtor-in-possession ("Cone Foreign") and CORNWALLIS DEVELOPMENT CO., a North Carolina corporation and Chapter 11 debtor-in-possession ("Cornwallis") (Cone Mills, CIPCO, Cone Foreign and Cornwallis, each is referred to hereinafter as a "Borrower" and collectively as the "Borrowers"), the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BANK OF AMERICA, N.A., in its capacity as administrative and collateral agent for the Lenders (together with its successors in such capacity, the "Administrative Agent") and GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as syndication agent for the Lenders (together with its successors in such capacity, the "Syndication Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Borrowers are debtors-in-possession under Chapter 11 of the Bankruptcy Code in cases jointly administered under Case No. 03-12944-MFW (the "Chapter 11 Cases") pending in the United States Bankruptcy Court for the District of Delaware (together with any other court having jurisdiction over the Chapter 11 Cases or any proceedings therein from time to time, the "Court");

         WHEREAS, the Borrowers have entered into an agreement to sell, pursuant to Section 363 of the Bankruptcy Code and subject to Court approval, all or substantially all of their assets to the Proposed Purchaser (as hereinafter defined) or to a higher and better bidder, as determined pursuant to bidding procedures approved by the Court (the "Proposed Section 363 Sale");

         WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $45,000,000, which extensions of credit the Borrowers will use only for the purposes permitted hereunder during the Chapter 11 Cases and in furtherance of, among other things, the Proposed Section 363 Sale;

         WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference; and

         WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement, and subject to the terms and conditions set forth in an order of the Court approving the proposed financing.


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         NOW,   THEREFORE,   in  consideration  of  the  mutual  conditions  and
agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, Agents and the Borrowers hereby agree as follows.

                                   ARTICLE 1
                           LOANS AND LETTERS OF CREDIT

     1.1 DIP Facility. Subject to all of the terms and conditions of this Agreement and the other DIP Financing Documents, the Lenders agree to make available a total credit facility of up to $45,000,000 (the "DIP Facility") to the Borrowers from time to time during the term of this Agreement. The DIP Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

     1.2 Revolving Loans.

          (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8 (but subject in all events to the provisions of Section 12.15(c)), each Lender severally, but not jointly, agrees, upon the Borrowers' request from time to time on any Business Day during the period from the Closing Date to the day before the last day of the DIP Term, to make revolving loans (the "Revolving Loans") to the Borrowers in amounts not to exceed such Lender's Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the
Borrowing Base, on one or more occasions, but if they do so, neither Administrative Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to Administrative Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

          (b) Use of Proceeds. The Revolving Loans shall be used by Borrowers exclusively for one or more of the following purposes (without duplication): (i) to pay expenses described and in amounts not to exceed, by the Permitted Variance, those shown on the Budget; (ii) to pay the Obligations; (iii) to pay Claims authorized to be paid under Section 556 of the Bankruptcy Code; (iv) to repurchase or otherwise reacquire any Purchased Receivables and Related Assets pursuant to Section 7.15(b) and Section 7.23 of this Agreement; (v) to pay fees, expenses and other amounts associated with a KERP, provided that the KERP is approved by Final Order of the Court and is reasonably acceptable to Majority Lenders; (vi) to pay Adequate Protection Claims, Reclamation Claims and Critical Vendor Claims authorized by the Court, but, in the case of Adequate Protection Claims of the Pre-Petition Secured Parties, only in the amounts and to the extent authorized by paragraph 6 of the Pre-Petition Secured Party Protection Order as in effect on the date hereof; (vii) to make deposits to the Fee Escrow under (and as defined in) the Pre-Petition Secured Party Protection Order as in effect on the date hereof and to pay Professional Expenses to Professional Persons to the extent authorized to do so by the Court; (viii) to pay fees required to be paid to the office of the United States Trustee; and (ix) to pay property taxes with respect to any Collateral (to the extent that the non-payment thereof is or would be secured by a Lien senior to Administrative


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Agent's  Liens  thereon).  Notwithstanding  anything to the  contrary  contained herein, in no event shall proceeds of Revolving Loans be used to pay Professional Expenses incurred in connection with the assertion of or joinder in any claim, counterclaim, action, contested matter, objection, defense or other proceeding, the purpose of which is to seek or the result of which would be to obtain any order, judgment, declaration, or similar relief (a) seeking damages against Administrative Agent or any Lender on account of any alleged cause of action arising on, before or after the Petition Date; (b) invalidating, setting aside, avoiding or subordinating, in whole or in part, any of the Obligations or any of Administrative Agent's Liens under any of the DIP Financing Documents or the Financing Order; (c) declaring any of the DIP Financing Documents to be invalid, not binding or unenforceable in any respect; (d) preventing, enjoining,
hindering  or  otherwise  delaying   Administrative   Agent's  or  any  Lender's
enforcement of any of the DIP Financing Documents or any realization upon any Collateral (unless such enforcement or realization is in direct violation of an explicit provision of the Financing Order); (e) declaring any Liens granted or purported to be granted under any of the DIP Financing Documents to have a priority other than the priority set forth therein or in the Financing Order; or
(f) seeking to use the cash proceeds of any of the Collateral, other than as authorized by the Financing Order, without the prior written consent of Administrative Agent and the Majority Lenders. Nothing in this Section 1.2(b) shall be construed to waive Administrative Agent's or any Lender's right to object to any requests, motions or applications made in or filed with the Court, including any applications for interim or final allowances of Professional Expenses.

          (c) Procedure for Borrowing. Each Borrowing shall be made upon the Borrowers' irrevocable written notice delivered to Administrative Agent in the form of a notice of borrowing ("Notice of Borrowing"), which must be received by Administrative Agent prior to (i) 1:00 o'clock p.m. (Atlanta, Georgia time) three Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans, and (ii) 12:00 o'clock noon (Atlanta, Georgia time) on the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:

              (A) the amount of the Borrowing, which in the case of a LIBOR Revolving Loan must equal or exceed $1,000,000 (and increments of $500,000 in excess of such amount);

              (B) the requested Funding Date, which must be a Business Day;

              (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

              (D) the duration of the Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that, with respect to the Borrowings to be made during the period commencing on the Closing Date and ending on the seventh day after the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

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

          (1) In lieu of delivering a Notice of Borrowing, the Borrowers may give Administrative Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. Administrative Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

          (2) The Borrowers shall have no right to request a LIBOR Revolving Loan while a Default or Event of Default has occurred and is continuing.

          (d) Reliance upon Authority. Prior to the Closing Date, the Borrowers shall deliver to Administrative Agent, a notice setting forth the account of the Borrowers ("Designated Account") to which Administrative Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrowers may designate a replacement account from time to time by written notice. The Designated Account must be reasonably satisfactory to Administrative Agent. Administrative Agent is entitled to rely conclusively upon any Person's request for Revolving Loans on behalf of the Borrowers, so long as the proceeds thereof are to be transferred to the Designated Account. Administrative Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on its behalf.

          (e) No Liability. Administrative Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Sections 1.2(c) and (d), which Administrative Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrowers to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrowers to repay such Revolving Loans as provided herein.

          (f) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(c) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

          (g) Administrative Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), Administrative Agent shall elect to have the terms of Section 1.2(h) or the terms of Section 1.2(i) apply to such requested Borrowing. If Bank of America declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(i), the terms of
Section 1.2(h) shall apply to the requested Borrowing.

          (h) Making of Revolving Loans. If Administrative Agent elects to have the terms of this Section 1.2(h) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, Administrative Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Subject to the satisfaction of each of the conditions precedent contained in Article 8 hereof and to the provisions of
Section 12.15(c) hereof, each Lender shall transfer its Pro Rata Share of the requested Borrowing available to Administrative Agent in immediately available funds, to the account from time to time designated by Administrative Agent, not later than 2:00 o'clock p.m. (Atlanta, Georgia time) on the applicable Funding Date. After Administrative Agent's receipt of all proceeds of such Revolving Loans (or Administrative Agent's assumption that each Lender has made or will

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

make available to Administrative Agent such Lender's Pro Rata Share of such Borrowing in accordance with Section 12.15), Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the account designated by the Borrowers, up to the amounts provided in Section 1.2(a).

          (i) Making of Non-Ratable Loans.

                    (A) If Administrative Agent elects, with the consent of Bank of America, to have the terms of this Section 1.2(i) apply to a requested Borrowing, Bank of America shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by Bank of America pursuant to this Section is herein referred to as a "Non-Ratable Loan," and all such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to Bank of America solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $10,000,000. Administrative Agent shall not request Bank of America to make any Non-Ratable Loan, and Bank of America shall not make any Non-Ratable Loan, if (1) Administrative Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in
          Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) based upon the information then known to Administrative Agent, the requested Borrowing would exceed Availability on that Funding Date.

                    (B) The Non-Ratable Loans shall be secured by Administrative Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

          (j) Agent Advances.

                    (A) Notwithstanding anything to the contrary elsewhere in this Agreement or any other DIP Financing Document (and irrespective of the existence of any Overadvance Condition), but subject to the dollar limitations set forth below, Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in Administrative Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default (and for so long as such Default or Event of Default is not waived or cured) or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied (and, as a consequence thereof one or more of the Lenders gives notice to Administrative Agent of its intent not to fund Revolving Loans), to make Base Rate Revolving Loans from time to time to the Borrowers on behalf of the Lenders that Administrative Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve, protect, insure, marshal, market, sell or otherwise dispose of any of the Collateral or to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, provided that Administrative Agent shall not be authorized to make an Agent Advance (as hereinafter defined) if the principal amount of such Agent

          Advance, when added to the aggregate principal amount of all Agent Advances then outstanding, would exceed $2,000,000, (2) to pay fees and expenses covered by the Carve-Out, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided that all of the Lenders may at any time revoke Administrative Agent's authorization to make Agent Advances by the written direction of all of such Lenders. Any such revocation must be in writing and shall become effective prospectively upon Administrative Agent's receipt thereof.

                    (B) Agent Advances shall be secured by Administrative Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

                    (C) Administrative Agent may request settlement with the Lenders on a periodic basis, but not less frequently than once every five (5) Business Days, and such settlement payments shall be made by or to each Lender so that, as of each settlement date, each Lender shall hold its Pro Rata Share of all Revolving Loans and participations in Letters of Credit.

          (k) Borrowers' Agent. Each Borrower hereby irrevocably appoints Cone Mills, and Cone Mills agrees to act under this Agreement, as agent and representative of itself and each other Borrower for all purposes under this Agreement (in such capacity, "Borrowers' Agent"), including requesting Revolving Loans and receiving account statements and other notices and communications to Borrowers (or any of them) from Administrative Agent and the Lenders. Administrative Agent and the Lenders may rely, and shall be fully protected in relying, upon any Notice of Borrowing, disbursement instructions, reports, information, Borrowing Base Certificates or any other notice or communication made or given by the Borrowers' Agent, whether in its own name, on behalf of any Borrower or on behalf of "the Borrowers," and Administrative Agent and the Lenders shall have no obligation to make any inquiry or to request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Notice of Borrowing, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of the Borrowers' liability for the Obligations be affected, provided that the provisions of this Section 1.2(k) shall not be construed to preclude any Borrower from directly requesting Revolving Loans or taking other actions permitted to be taken by "a Borrower" hereunder. Administrative Agent and the Lenders may maintain a single Loan Account in the name of "Cone Mills" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect upon the joint and several character of such Borrower's liability for the Obligations.

          (l) Borrowing Base Certificates. The Borrowers shall deliver to Administrative Agent and each Lender a Borrowing Base Certificate (a) on the Closing Date and on or before Wednesday of each week after the Closing Date, prepared as of the preceding Sunday, (b) on the 15th day of each Fiscal Month, prepared as of the last Sunday of the preceding Fiscal Month, and (c) at such other times as Administrative Agent may request, in each case with supporting information in accordance with and as required by Section 9 of the Security

Agreement. All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by the Borrowers and certified by a Responsible Officer to Administrative Agent, provided that Administrative Agent shall have the right to review and adjust, in the exercise of its sole discretion, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. During the period between Administrative Agent's receipt of a Borrowing Base Certificate and the delivery of the next scheduled Borrowing Base Certificate, Administrative Agent may (i) reduce the amount of the Borrowing Base set forth on the Borrowing Base Certificate last received by Administrative Agent by an amount equal to eighty-five percent (85%) of the Net Amount of Eligible Accounts in respect of which collections are received during such period and (ii) increase the amount of the Borrowing Base set forth on the Borrowing Base Certificate last received by Administrative Agent by an amount equal to eighty-five percent (85%) of the Net Amount of Eligible Accounts that arise from sales by the Borrowers during such period.

     1.3  Letters  of  Credit;  Agreement  to Issue  or Cause to  Issue.

          (a) Subject to the terms and conditions of this Agreement, Administrative Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrowers one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or (ii) to provide to a Letter of Credit Issuer credit support or other enhancement acceptable to Administrative Agent (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement.

          (b) Amounts; Outside Expiration Date. Administrative Agent shall not have any obligation or, with respect only to subclauses (i) and (ii) hereof, any authority, to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date more than twelve (12) months from the date of issuance for standby letters of credit and one hundred eighty (180) days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to Administrative Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall have the right to decline to consent to any such extension or renewal.

          (c) Other Conditions. In addition to conditions precedent contained in
Article  8, the  obligation  of  Administrative  Agent to cause to be issued any

Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to Administrative Agent:

                    (1) Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to Administrative Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to Administrative Agent and the Letter of Credit Issuer; and

                    (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

          (d) Issuance of Letters of Credit.

                    (1) Request for Issuance. Borrowers must notify Administrative Agent of a requested Letter of Credit at least three
          (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the proposed form of the Letter of Credit.

                    (2) Responsibilities of Administrative Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, Administrative Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability, Administrative Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                    (3) No Extensions or Amendment. Administrative Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

          (e) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and Administrative Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against the Letter of Credit Issuer or any other Person. In furtherance of the foregoing, each drawing under any Letter of Credit shall constitute a request by the Borrowers to Administrative Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

          (f) Indemnification; Exoneration; Power of Attorney.

                    (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, the Borrowers agree, jointly and severally, to protect, indemnify, defend, pay and save each Indemnified Party harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which such Indemnified Party (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith, except to the extent resulting from such Indemnified Party's gross negligence or willful misconduct. Borrowers' obligations under this Section shall survive payment of all of the Obligations and the Commitment Termination Date.

                    (2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, and Administrative Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and Administrative Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or Administrative Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of Administrative Agent or any Lender under this
          Section 1.3(f). Nothing contained in this Section 1.3(f)(2) shall be deemed to impair or restrict any rights that the Borrowers may have against or with respect to the Letter of Credit Issuer for any act or omission of the Letter of Credit Issuer described above in this
          Section 1.3(f)(2).

                    (3) Exoneration. Without limiting the foregoing, no action or omission whatsoever by Administrative Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Administrative Agent or any Lender to any Borrower, or relieve the Borrowers of any of their obligations hereunder to any such Person.

                    (4) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrowers' rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrowers and the Letter of Credit Issuer.

                    (5) Account Party. The Borrowers hereby authorize and direct any Letter of Credit Issuer to name the Borrowers as the "Account Party" therein and to deliver to Administrative Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon Administrative Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

          (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with Administrative Agent, for the ratable benefit of Administrative Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, as Administrative Agent shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to Administrative Agent, issued by an issuer satisfactory to Administrative Agent in an amount equal to 105% of the greatest amount for which such Letter of Credit or such Credit Support may be drawn, under which Supporting Letter of Credit Administrative Agent is entitled to draw amounts necessary to reimburse Administrative Agent and the Lenders for payments to be made by Administrative Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support or (ii) cash collateral in an amount equal to 105% of the greatest amount for which such Letter of Credit or such Credit Support may be drawn, which Administrative Agent is entitled to apply as necessary to reimburse Administrative Agent and the Lenders for payments to be made by Administrative Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by Administrative Agent, for the ratable benefit of Administrative Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

     1.4 Bank Products. The Borrowers may request and, to the extent authorized by order of the Court, Administrative Agent may, in its sole and absolute discretion, arrange for the Borrowers to obtain from Bank of America or Bank of America's Affiliates, Bank Products although the Borrowers are not required to do so. If Bank Products are provided by an Affiliate of Bank of America during the DIP Term and prior to Full Payment of the Obligations, the Borrowers agree to indemnify and hold Administrative Agent, Bank of America and the Lenders harmless from any and all costs and obligations now or hereafter incurred by Administrative Agent, Bank of America or any of the Lenders which arise from any indemnity given by Administrative Agent to its Affiliates related to such Bank Products (with a copy of any such indemnity provided to the Borrowers upon request); provided, however, nothing contained herein is intended to limit the Borrowers' rights, with respect to Bank of America or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrowers and Bank of America which relate to Bank Products. The agreement contained in this Section shall survive the Commitment Termination Date. Borrowers acknowledge and agree that the obtaining of Bank Products from Bank of America or Bank of America's Affiliates (a) is in the sole and absolute discretion of Bank of America or Bank of America's Affiliates, and (b) is subject to all rules and regulations of Bank of America or Bank of America's Affiliates.

                                   ARTICLE 2
                                INTEREST AND FEES

     2.1  Interest.

          (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by applicable law, on interest thereon not paid when due) from the date incurred until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margin as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrowers have not delivered to Administrative Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to Administrative Agent in accordance with this Agreement and such notice has become effective.
Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                    (i) For all Base Rate Revolving Loans and other Obligations (other than LIBOR Revolving Loans), at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                    (ii) For all LIBOR Revolving Loans, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Revolving Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to Administrative Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Revolving Loans, in arrears, on the first day of each month hereafter and on the Commitment Termination Date. The Borrowers shall pay to Administrative Agent, for the ratable benefit of the Lenders, interest on all LIBOR Revolving Loans, in arrears, on each LIBOR Interest Payment Date. The Base Rate on the date hereof is 4.00% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 4.75% per annum with respect to Base Rate Revolving Loans.

          (b) Default Rate. If any Event of Default occurs and is continuing and Administrative Agent or the Majority Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

     2.2  Continuation and Conversion Elections.

          (a) The Borrowers may:

                    (i) elect, as of any Business Day, in the case of Base Rate Revolving Loans, to convert any Base Rate Revolving Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Revolving Loans; or

                    (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided that if at any time the aggregate amount of LIBOR Revolving Loans in respect of any Borrowing is reduced by payment, prepayment, or conversion of part thereof to be less than $1,000,000, then such LIBOR Revolving Loans shall automatically convert into Base Rate Revolving Loans; and provided further that if the notice shall fail to specify the duration of the Interest Period, then such Interest Period shall be one month.

          (b) The Borrowers shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to Administrative Agent not later than 1:00 o'clock p.m. (Atlanta, Georgia time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Revolving Loans and specifying:

                    (i) the proposed Continuation/Conversion Date;

                    (ii) the aggregate amount of Loans to be converted or renewed;

                    (iii)  the  type  of  Loans   resulting  from  the  proposed
          conversion or continuation; and

                    (iv) the duration of the requested Interest Period, provided that the Borrowers may not select an Interest Period that ends after the last day of the DIP Term.

          (c) If upon the expiration of any Interest Period applicable to LIBOR Revolving Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to such LIBOR Revolving Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

          (d) Administrative Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

          (e) There may not be more than eight (8) different LIBOR Revolving Loans in effect hereunder at any time.

     2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder or under any of the DIP Financing Documents exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay Administrative Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that Administrative Agent and/or any Lender has received interest and other charges hereunder or under any of the DIP Financing Documents in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, Administrative Agent and/or such Lender shall refund to the Borrowers such excess.

     2.4  Closing and Agency Fees.

          (a) The Borrowers jointly and severally agree to pay to Administrative Agent, for the ratable benefit of the Initial Lenders, on the Closing Date a closing fee (the "Closing Fee") in the amount of $618,000; provided, however; that Borrowers shall be entitled to offset from GE Capital's Pro Rata Share of the Closing Fee (which is $309,000) the amount of $250,000 in respect of fees paid by the Borrowers to GE Capital on or about the Petition Date for the Post-Petition Securitization Facility.

          (b) The Borrowers jointly and severally agree to pay to Administrative Agent on the Closing Date an agency fee (the "Agency Fee") in the amount of $50,000.

     2.5 Unused Line Fee. On the first day of each month and on the Commitment Termination Date, the Borrowers agree to pay to Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee"), which shall be equal to the Applicable Margin for the Unused Line Fee times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or such portion of such month during which the Commitments were in effect. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by Administrative Agent shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

     2.6 Letter of Credit Fees. The Borrowers agree to pay (i) to Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") at a rate per annum equal to the Applicable Margin in effect from time to time for LIBOR Revolving Loans, and to Administrative Agent, for the benefit of the Letter of Credit Issuer, a fronting fee (the "Fronting Fee") of one-half of one percent (0.5%), in each case based upon the undrawn face amount of each Letter of Credit, and (ii) to the Letter of Credit Issuer, all of its normal and customary fees associated with the issuance, amending, renewal, negotiating, processing and administration of Letters of Credit, together with its out-of-pocket costs and expenses incurred by the Letter of Credit Issuer in connection therewith (such fees, costs and expenses, collectively, the "Letter of Credit Issuer Amounts"). The Letter of Credit Fee and the Fronting Fee shall each be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Commitment Termination Date. The Letter of Credit Issuer Amounts shall be payable as and when assessed by the Letter of Credit Issuer. The Letter of Credit Fee and the Fronting Fee shall each be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

     3.1  Repayment of Obligations.

          (a) The Borrowers shall repay the outstanding principal balance of the Obligations on the Commitment Termination Date.

          (b) The Borrowers shall be obligated to prepay the Obligations (i) when an Overadvance Condition exists, to the extent of the Overadvance Condition; (ii) from the proceeds of any Accounts, to the extent of such proceeds; (iii) from the proceeds of any Collateral other than Accounts or Fixed Assets, to the extent of such proceeds; (iv) from Fixed Asset Loss Proceeds, as provided in Section 7.6; and (v) from Net Fixed Asset Disposition Proceeds, as provided in Section 7.39. Provided each of the conditions precedent set forth in
Article 8 hereof is satisfied, the Borrowers shall be authorized to reborrow such amounts prepaid with respect to the Revolving Loans, subject to the limits of Availability on the date of each requested Borrowing (and, as among Administrative Agent and the Lenders, subject to Section 12.15(a) and (c)).

     3.2 Termination of DIP Facility and Commitments. Borrowers may terminate the DIP Facility (and the Commitments thereunder) upon at least five
(5) Business Days notice to Administrative Agent and the Lenders; provided, however, no such termination by the Borrowers shall be effective until Full Payment of the Obligations. Any notice of termination given by the Borrowers shall be irrevocable unless Administrative Agent otherwise agrees in writing. The Borrowers may elect to terminate the DIP Facility in its entirety only. Administrative Agent may (and shall at the direction of the Majority Lenders) terminate the DIP Facility and the Commitments as provided in Section 9.2(a).

     3.3  LIBOR   Revolving   Loan    Prepayments.   In  connection   with   any
prepayment, if any LIBOR Revolving Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4.

     3.4  Payment Conventions.

          (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to Administrative Agent for the account of the Lenders, at the account designated by Administrative Agent and shall be made in Dollars and in immediately available funds, no later than 2:00 o'clock p.m. (Atlanta, Georgia time) on the date specified herein. Any payment received by Administrative Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period," whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     3.5 Payments as Revolving Loans. At the election of Administrative Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize Administrative Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agree that all such amounts charged (including Non-Ratable Loans and Agent Advances) shall constitute Revolving Loans.

     3.6 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, except as otherwise provided in this Agreement, be apportioned ratably among the Lenders, except for fees payable solely to Administrative Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to Administrative Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to Administrative Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to Administrative Agent equal to the aggregate undrawn face amount of all outstanding Letters of Credit to be held as cash collateral for such Obligations; and seventh, to the payment of any other Obligation, including any amounts relating to Bank Products due to Administrative Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither Administrative Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

     3.7 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, Administrative Agent, any Lender, Bank of America or any Affiliate of Bank of America is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by Administrative Agent or such Lender and the Borrowers shall be liable to pay to Administrative Agent and the Lenders, and hereby do indemnify Administrative Agent and the Lenders and hold Administrative Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by Administrative Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to Administrative Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.7 shall survive Full Payment of the Obligations and the Commitment Termination Date.

     3.8 Administrative Agent's and Lenders' Books and Records; Monthly Statements. Administrative Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Administrative Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that Administrative Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other DIP Financing Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. In the event of any discrepancy between the books and records of Administrative Agent and any Lender with respect to the amount of the Obligations on any date, Administrative Agent and the Lenders shall endeavor to resolve such discrepancy in consultation with Borrowers, but, in the event of a failure to reconcile such discrepancy, the books and records of Administrative Agent, as in effect from time to time, shall govern and control as between Administrative Agent and such Lender absent manifest error. Administrative Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 and corrections of errors discovered by Administrative Agent), unless the Borrowers notify Administrative Agent in writing to the contrary within thirty (30) days after such statement is received. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

     3.9  Nature and Extent of Each Borrower's Liability

          (a) Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Revolving Loans and other Obligations, regardless of which Borrowers actually may have received the proceeds of any Revolving Loans or other extensions of credit hereunder or the amount of such Revolving Loans received or the manner in which Administrative Agent or any Lender accounts for such Revolving Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Revolving Loans to any Borrower inure to the mutual benefit of all Borrowers and that Administrative Agent and the Lenders are relying upon the joint and several liability of Borrowers in extending the Revolving Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Revolving Loans or other
Obligations, such Borrower shall forthwith pay the same, without notice or demand.

          (b) Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Revolving Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Lenders with respect to any of the Obligations or any instrument or agreement evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Administrative Agent or any Lender, (iv) the failure by Administrative Agent or the Lenders to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations, or Administrative Agent's release of any Collateral or of its Liens upon any Collateral, (v) the release or compromise, in whole or in part, of the liability of a Borrower or other Obligor for the payment of any of the Obligations, (vi) any amendment or modification of any of the DIP Loan Documents or waiver of any Default or Event of Default thereunder, (vii) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same or (viii) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower or other Obligor. At any time an Event of Default exists, Administrative Agent and the Lenders may proceed directly and at once, without notice to any Borrower or other Obligor, against any or all Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Administrative Agent or the Lenders under applicable law to pursue or exhaust its remedies against any Collateral or Obligor before pursuing such Borrower or another Obligor. Each Borrower consents and agrees that neither Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

          (c) No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by Administrative Agent or any Lender from any Collateral or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement for any of the remaining outstanding Obligations, each of which shall remain jointly and severally liable for the payment and performance of all Revolving Loans and other Obligations until Full Payment of the Obligations.

          (d) Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then the other Borrowers shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determinations thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1.

          (e) Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the Full Payment of the Obligations.

                                   ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.1  Taxes.

          (a) Any and all payments by the Borrowers to each Lender or Administrative Agent under this Agreement and any other DIP Financing Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

          (b) The Borrowers agree to indemnify and hold harmless each Lender and Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty
(30) days after the date such Lender or Administrative Agent makes written demand therefor.

          (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or Administrative Agent, then:

                    (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                    (ii)  each   Borrower   shall  make  such   deductions   and
          withholdings;

                    (iii) each Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                    (iv) The Borrowers shall also pay to each Lender or Administrative Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

          (d) At Administrative Agent's request, within thirty (30) days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Administrative Agent.

          (e) If the Borrowers are required to pay additional amounts to any Lender or Administrative Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     4.2  Illegality.

          (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Revolving Loans, then, on notice thereof by that Lender to the Borrowers through Administrative Agent, any obligation of that Lender to make LIBOR Revolving Loans shall be suspended until that Lender notifies Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any LIBOR Revolving Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to Administrative Agent), prepay in full such LIBOR Revolving Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Revolving Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Revolving Loans. If the Borrowers are required to so prepay any LIBOR Revolving Loans, then, concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Revolving Loan.

     4.3  Increased Costs and Reduction of Return.

          (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation, in each case after the date hereof, or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Revolving Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to Administrative Agent), pay to Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (b) If any Lender shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this
Agreement, then, upon demand of such Lender to the Borrowers through Administrative Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     4.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

          (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Revolving Loan;

          (b) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrowers have given (or are deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

          (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Revolving Loans on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

     4.5 Inability to Determine Rates. If Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Revolving Loans hereunder shall be suspended until Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Revolving Loans instead of LIBOR Revolving Loans.

     4.6 Certificates of Administrative Agent. If any Lender claims reimbursement or compensation under this Article 4, such Lender shall do so within ninety (90) days after having determined the existence of such claim, and Administrative Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding upon the Borrowers in the absence of manifest error.

     4.7  Survival.  The  agreements  and  obligations of  the Borrowers in this
Article 4 shall survive the payment of all other Obligations and the Commitment Termination Date.

                                   ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

     5.1 Books and Records. Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The
Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Administrative Agent shall reasonably require, including records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

     5.2 Financial and Other Information. The Borrowers shall promptly furnish to each Lender, all such financial information as Administrative Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to Administrative Agent, in sufficient copies for distribution by Administrative Agent to each Lender, in such detail as Administrative Agent or the Lenders shall request, the following:

          (a) As soon as available,  but in any event not later than ninety-five
(95) days after the close of each Fiscal Year, consolidated audited balance sheets, and income statements, cash flow statements and changes in stockholders' equity for the Borrowers and their consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrowers and their consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements prepared on a consolidated basis, accompanied by a report thereon unqualified in any respect (except any such qualification resulting from the commencement of the Chapter 11 Cases) of independent certified public accountants selected by the Borrowers and reasonably satisfactory to Administrative Agent. The Borrowers, simultaneously with retaining any new independent public accountants to conduct any such annual audit, shall send a letter to such accountants, with a copy to Administrative Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by Administrative Agent and the Lenders. The Borrowers hereby authorize Administrative Agent, upon reasonable prior notice (which shall not be required if an Event of Default exists), to communicate directly with their certified public accountants and, by this provision, authorize those accountants to disclose to Administrative Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrowers and to discuss directly with Administrative Agent the finances and affairs of the Borrowers (and, if necessary to obtain the cooperation of such accountants, the Borrowers agree to provide such written instructions to their accountants).

          (b) As soon as available, but in any event not later than thirty (30) days after the end of each Fiscal Month, the consolidated unaudited balance sheet of the Borrowers and their consolidated Subsidiaries as at the end of such Fiscal Month, and the consolidated unaudited income statement and cash flow statement for the Borrowers and their consolidated Subsidiaries for such Fiscal Month and for the period from the beginning of the Fiscal Year to the end of such Fiscal Month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrowers and their consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a), subject to normal year-end adjustments and reconciliations. The Borrowers shall certify by a certificate signed by the chief financial officer, treasurer or controller of Cone Mills that all such statements have been prepared in accordance with GAAP and present fairly the Borrowers' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments and reconciliations.

          (c) As soon as available, but in any event not later than fifty (50) days after the end of each Fiscal Quarter, a true and correct copy of the Borrowers' 10-Q for such Fiscal Quarter. The Borrowers shall certify by a certificate signed by the chief financial officer, treasurer or controller of Cone Mills that such 10-Q has been prepared in accordance with GAAP and presents fairly the Borrowers' financial position as at the date thereof and its results of operations for the period then ended, subject to normal year-end adjustments.

          (d) With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

          (e) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and within thirty (30) days after the end of each Fiscal Month (or fifty (50) days after the end of any such Fiscal Month that is the last Fiscal Month of a Fiscal Quarter and ninety-five (95) days after the end of any such Fiscal Month that is the last Fiscal Month of a Fiscal Year), a certificate of the chief financial officer of Cone Mills certifying that, to the best of his knowledge, no Default or Event of Default has occurred during the period covered in such Financial Statements or exists as of the last day thereof. With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and within fifty (50) days after the end of any Fiscal Month that is the last Fiscal Month of a Fiscal Quarter, the certification of the Financial Statements required of the chief financial officer or the chief executive officer of Cone Mills pursuant to the Sarbanes-Oxley Act. Within thirty (30) days after the end of each Fiscal Month, a certificate of the chief financial officer, treasurer or controller of each Borrower stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of such Borrower contained in this Agreement and the other DIP Financing Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) such Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other DIP Financing Documents, (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such Fiscal Month, (D) if such Fiscal Month is the last Fiscal Month in a Fiscal Quarter or Fiscal Year, describing and analyzing in reasonable detail all material trends, changes, and developments in each and all such Financial Statements; and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action such Borrower has taken or proposes to take with respect thereto.

          (f) No later than thirty (30) days after the first day of each Fiscal Year, the Borrowers' annual business plan, with annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements), for the Borrowers and their consolidated Subsidiaries as at the end of and for each Fiscal Quarter of such Fiscal Year (for each Fiscal Year, an "Annual Business Plan").

          (g) Promptly, but no later than thirty (30) days, after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Borrowers.

          (h) Promptly (but in any event within fifteen (15) days) upon the filing thereof, copies of all reports, if any, to or other documents filed by any Borrower or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by any Borrower or any of its Subsidiaries to or from the holders of any equity interests of such Borrower (other than routine non-material correspondence sent by shareholders of a Borrower to such Borrower) or any such Subsidiary or from the Bond Trustee.

          (i) As soon as available, but in any event not later than fifteen (15) days after a Borrower's receipt thereof, a copy of all management reports and management letters prepared for such Borrower by any independent certified public accountants of such Borrower.

          (j) Promptly (but in any event within fifteen (15) days) after their preparation, copies of any and all proxy statements, financial statements, and reports that any Borrower makes available to its shareholders.

          (k) If requested by Administrative Agent, promptly after filing with the IRS, a copy of each tax return filed by any Borrower or by any of its Subsidiaries.

          (l) At the time the same are required to be delivered in accordance with the provisions of Section 9 of the Security Agreement, the reports and schedules with respect to the Collateral described therein, including a Borrowing Base Certificate to be delivered weekly (or more frequently if so requested by Administrative Agent when an Event of Default exists or otherwise when reasonably requested by Administrative Agent).

          (m) Promptly (but in any event within fifteen (15) days) after the Borrowers have notified Administrative Agent of any intention by the Borrowers to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

          (n) As soon as available, a copy of any amendment or extension of or supplement to the Budget that is proposed by the Borrowers to any of the Pre-Petition Secured Parties.

          (o) Before the end of business on the third Wednesday after the Closing Date and every second Wednesday thereafter, an updated report showing the Borrowers' actual financial results compared to those shown on the Budget, for the two-week period ending on the Friday preceding such Wednesday.

          (p) Such additional information as Administrative Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Borrower or any Subsidiary, including copies of any amendments to the Asset Purchase Commitment entered into with the Proposed Purchaser.

     5.3 Notices and Reports to Administrative Agent and the Lenders. The Borrowers shall notify Administrative Agent and the Lenders in writing of the following matters at the following times and, where applicable, shall provide Administrative Agent and the Lenders with the following described documents:

          (a) Immediately after becoming aware of any Default or Event of Default;

          (b) Immediately after becoming aware of the assertion by the holder of any Debt of any Borrower or any Subsidiary incurred after the Petition Date in a face amount in excess of $100,000 that a default exists with respect thereto or that such Borrower or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

          (c) Immediately after becoming aware of any event or circumstance that could reasonably be expected to have a Material Adverse Effect;

          (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

          (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

          (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

          (g) Immediately after receipt of any notice of any violation by any Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that such Borrower or any Subsidiary is not in compliance in any material respect with any Environmental Law or is investigating such Borrower's or such Subsidiary's material compliance therewith;

          (h) Immediately after receipt of any written notice that any Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that such Borrower or such Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $500,000;

          (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of any Borrower or any of its Subsidiaries;

          (j) Any change in any Borrower's name as it appears in the state of its incorporation or other organization, type of entity, organizational identification number, locations of Collateral, or form of organization, trade names under which such Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

          (k) Within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

          (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within ten (10) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed by a Borrower with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed by a Borrower with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Borrower or, to the extent received by any Borrower, any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either a Borrower, to the extent received by any Borrower, or any ERISA Affiliate;

          (m) Upon request, copies of each actuarial report for any Plan or (to the extent available to a Borrower on its request) Multi-Employer Plan; and within ten (10) Business Days after receipt thereof by any Borrower or any ERISA Affiliate, copies of the following: (i) any notices received by any Borrower of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS received by any Borrower regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice received by a Borrower from a Multi-Employer Plan regarding the imposition of withdrawal liability;

          (n) Within ten (10) Business Days after any Borrower becomes aware of the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Borrower's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which such Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Borrower or any ERISA Affiliate to make a required installment or any other required payment under
Section 412 of the Code on or before the due date for such installment or payment;

          (o) Promptly after the delivery thereof to the U.S. Trustee or any examiner appointed in any of the Chapter 11 Cases, a copy of each report delivered to the U.S. Trustee or such examiner, except to the extent otherwise publicly available;

          (p) Promptly (and in any event within two (2) Business Days) after a Borrower's receipt thereof, a copy of any notice of a Consenting Party under (and as defined in) the Pre-Petition Secured Party Protection Order withdrawing such Consenting Party's consent to the Borrowers' continued use of cash collateral pursuant to the terms of the Pre-Petition Secured Party Protection Order as in effect on the date hereof;

          (q) Within ten (10) Business Days after any Borrower or (to the knowledge of a Borrower) any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-Employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-Employer Plan intends to terminate a Multi-Employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-Employer Plan;

          (r) Promptly after a Borrower's becoming aware of any non-compliance with or violation or breach of any provision in the Pre-Petition Secured Party Protection Order or of any asserted violation, non-compliance or breach thereof (whether or not disputed by the Borrowers); and

          (q) Promptly after receipt of any termination by the Proposed Purchaser of an Asset Purchase Commitment.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrowers, any Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto. The Borrowers shall include counsel for Administrative Agent on any "Special Notice List" or other similar list of parties to be served with papers in the Chapter 11 Cases.

                                   ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS

     Each Borrower severally warrants and represents to Administrative Agent and the Lenders that, except as hereafter disclosed to and accepted by Administrative Agent and the Majority Lenders in writing:

     6.1 Authorization, Validity, and Enforceability of this Agreement and the DIP Financing Documents. Subject to entry of the Financing Order and the terms thereof, each Borrower has the power and authority to execute, deliver and perform the DIP Financing Documents, to incur the Obligations, and, on the date of initial funding of the Loans hereunder, will be authorized to grant to

Administrative Agent Liens upon and security interests in the Collateral pursuant to Section 364 of the Bankruptcy Code. Each Borrower has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the DIP Financing Documents to which it is a party. This Agreement and the other DIP Financing Documents to which each Borrower is a party have been duly executed and delivered by such Borrower and, subject to entry of the Financing Order and the respective terms thereof, constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms and the terms of the Financing Order. Each Borrower's execution, delivery, and performance of this Agreement and the other DIP Financing Documents to which it is a party (a) does not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Borrower or any of its Subsidiaries, by reason of the terms of any post-petition contract, mortgage, lease, agreement, indenture or instrument to which such Borrower is a party or which is binding upon it, (b) following entry of the Financing Order and pursuant to the terms thereof, will not violate any Requirement of Law applicable to such Borrower or any of its Subsidiaries, and (c) is not in contravention with any provision of its certificate or articles of incorporation or by-laws or other constituent documents of such Borrower or any of its Subsidiaries.

     6.2 Validity and Priority of Administrative Agent's Liens. Upon entry of the Financing Order, Administrative Agent's Liens will constitute valid, enforceable, perfected and first priority Liens on the Collateral except for Senior Permitted Liens.

     6.3 Organization and Qualification. Each Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in those jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property.

     6.4 Corporate Name; Prior Transactions. Except as otherwise disclosed on Schedule 6.4, each Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

     6.5 Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to each Borrower of each and all of that Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated or organized and validly existing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and own its property.

     6.6  Financial Statements and Projections.

          (a) The Borrowers have delivered to Administrative Agent and the Lenders consolidated audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrowers and their consolidated Subsidiaries as of December 29, 2002, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrowers' independent certified public accountants, McGladrey & Pullen, LLP. Borrowers have also delivered to Administrative Agent and the Lenders the consolidated unaudited balance sheet and related statements of income and cash flows for the Borrowers and their consolidated Subsidiaries as of September 28, 2003. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Borrowers and their consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

          (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrowers' reasonable best estimate of the future financial performance of the Borrowers and their consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

     6.7  [Reserved].

     6.8 Liens on Collateral. There are no Liens of any nature whatsoever on any assets of a Borrower other than Permitted Liens. Without limiting the generality of the foregoing, no Borrower has granted (i) a UCC security interest in any of its Inventory or in the proceeds thereof (including Accounts) in favor of any Person, except Administrative Agent, the Pre-Petition Collateral Agents and, solely with respect to Accounts sold or transferred by Cone Mills to Cone Receivables prior to the Closing Date, Cone Receivables; or (ii) a mortgage Lien with respect to any of its Real Estate in favor of any Person other than Administrative Agent and the Pre-Petition Collateral Agents.

     6.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrowers and their Subsidiaries have no Debt, except (a) the Obligations, (b) Debt of Foreign Subsidiaries outstanding on the Closing Date, and (c) Debt described on Schedule 6.9.

     6.10 Distributions. Since the Petition Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrowers or any of their Subsidiaries, except for Distributions made by a Subsidiary to a Borrower or by a Borrower to another Borrower.

     6.11 Real Estate. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Borrowers and all Real Estate owned by any of their Subsidiaries, all leases and subleases of real or personal property held by the Borrowers as lessee or sublessee (other than leases of personal property as to which a Borrower is lessee or sublessee for which the value of such personal property in the aggregate is less than

$750,000) and all leases and subleases of real or personal property held by the Borrowers as lessor or sublessor. As of the Closing Date, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists except for defaults by the Borrowers thereunder arising prior to the Petition Date or as a consequence of the commencement of any of the Chapter 11 Cases. The Borrowers have good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by any Borrower or Subsidiary noted thereon, and the Borrowers have good, indefeasible, and merchantable title to all of their other property, free and clear of all Liens except Permitted Liens.

     6.12 Proprietary Rights. As of the Closing Date, Schedule 6.12 sets forth a correct and complete list of all of the Borrowers' U.S. patents, registered trademarks, registered copyrights and applications therefor (the "Registered Proprietary Rights"). None of the Registered Proprietary Rights is subject to any licensing agreement, except as set forth on Schedule 6.12. To the knowledge of the Borrowers, none of the Registered Proprietary Rights infringes on or conflicts with any other Person's intellectual property in any material respect. No claim or litigation to which any Borrower is a party regarding any Borrower's Proprietary Rights is pending or, to the knowledge of the Borrowers, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of each Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect. Other than Registered Proprietary Rights shown on Schedule 6.12 as owned by House 'N Home Fabrics & Draperies, Inc., one or more of the Borrowers owns each of the Registered Proprietary Rights set forth on Schedule 6.12, and none of the Borrowers' non-debtor domestic Subsidiaries owns any material Registered Proprietary Right.

     6.13 Trade Names. As of the Closing Date, all trade names or styles under which any Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13.

     6.14 Litigation. Except as set forth on Schedule 6.14, as of the Closing Date, there is no pending or, to the best of each Borrower's knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of any Borrower's knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which, if determined adversely to Borrowers, could reasonably be expected to have a Material Adverse Effect.

     6.15 Labor Disputes. Except as set forth on Schedule 6.15 and except to the extent that none of the following could reasonably be expected to have a Material Adverse Effect, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Borrower or any of their Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement,
(c) to the knowledge of Borrowers, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower or any of their Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of any Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting such Borrower or its Subsidiaries or their employees.

     6.16 Environmental Laws. Except as otherwise disclosed on Schedule 6.16, as of the Closing Date:

          (a) Each Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws and neither such Borrower nor any Subsidiary nor any of its presently owned Real Estate or presently conducted operations, nor its previously owned Real Estate or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant, except for instances of noncompliance, liabilities or costs that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Each Borrower and its Subsidiaries have obtained all material permits necessary for their current operations under Environmental Laws, and all such permits are in good standing in all material respects and such Borrower and its Subsidiaries are in compliance with all material terms and conditions of such permits.

          (c) None of the Borrowers or their Subsidiaries, nor, to the best of the Borrowers' knowledge, any of their predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, except for instances of non-compliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (d) None of the Borrowers or their Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant, except with respect to instances of non-compliance or Releases or threatened Releases which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (e) To the best of each Borrower's knowledge, none of the present or past operations of such Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant, except with respect to Releases or threatened Releases which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (f) There is not now, nor to the best of each Borrower's knowledge has there ever been, on or in the Real Estate:

                    (1) any underground storage tanks or surface impoundments,

                    (2) any asbestos-containing material, or

                    (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment, except to the extent the presence of any of the foregoing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (g) None of the Borrowers or their Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment, except with respect to spills, Releases or discharges which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (h) None of the Borrowers or their Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on such Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

          (i) To the best knowledge of the Borrowers, none of the products manufactured, distributed or sold by the Borrowers or any of their Subsidiaries contain asbestos-containing material.

          (j) No Environmental Lien has attached to the Real Estate.

     6.17 No  Violation  of  Law.  Except  as  otherwise  described  in  Section
6.16 or Section 6.19 hereof, no Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

     6.18 [Reserved.]

     6.19 ERISA Compliance. As of the Closing Date, except in each case for instances of non-compliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or as specifically disclosed in Schedule 6.19:

          (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. To the knowledge of the Borrowers, there has been no prohibited transaction or violation of the fiduciary responsibility rules of Title I of ERISA with respect to any Plan subject to Title I of ERISA.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and
(iv) no Borrower nor (to the knowledge of any Borrower) any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-Employer Plan.

          (d) No Borrower, nor any ERISA Affiliate, is (or, for the preceding five (5) years, was) required to make contributions to a Multi-Employer Plan.

     6.20 Taxes. As of the Closing Date, the Borrowers and their Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except for taxes that are not due and payable as of the Petition Date or are being Properly Contested and taxes that are not secured by a Lien that is not a Permitted Lien. As of the Closing Date, there are no Liens on any of the Collateral that arise under ERISA or that have been filed by the PBGC.

     6.21 Regulated Entities. None of the Borrowers, any Person controlling any Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

     6.22 Use of Proceeds; Margin Regulations; Loans to Directors and Executive Officers. The proceeds of the Loans are to be used solely for the purposes set forth in Section 1.2(b). No Borrower or Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. None of the proceeds of the Loans will be used directly or indirectly to fund a personal loan to or for the benefit of a director or executive officer of a Borrower or other Obligor, or otherwise used for any purpose that is prohibited by applicable law.

     6.23 Copyrights, Patents, Trademarks and Licenses, etc. To the best knowledge of the Borrowers, the Borrowers own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person in any material respect.

     6.24 [Reserved].

     6.25 Full Disclosure. None of the representations or warranties made by any Borrower or any Subsidiary in the DIP Financing Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower or any Subsidiary in connection with the DIP

Financing Documents (including the offering and disclosure materials delivered by or on behalf of the Borrowers to Administrative Agent or any Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     6.26 [Reserved].

     6.27 Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by each Borrower with any bank or other financial institution.

     6.28 Governmental Authorization. Other than entry by the Court of the Financing Order, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower or any Subsidiaries of this Agreement or any other DIP Financing Document other than such consents or approvals the failure to obtain which could not reasonably be expected to have a Material Adverse Effect.

     6.29 Tax Shelter Regulations. The Borrowers do not intend to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrowers determine to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. If the Borrowers so notify Administrative Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Loans and/or its interest in Non-Ratable Loans and/or Agent Advances and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

     6.30 Anti-Terrorism Laws.

          (a) General.

          Neither any Borrower nor any Affiliate of any Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

          (b) Executive Order No. 13224.

                    (i) Neither any Borrower nor any Affiliate of any Borrower is any of the following (each a "Blocked Person"):

                    (1) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                    (2) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                    (3) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                    (4) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224;

                    (5) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

                    (6) a Person or entity who is affiliated with a Person or entity listed above.

Neither any Borrower nor any Affiliate of any Borrower (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

     6.31 Reaffirmation of Representations and Warranties. All of the foregoing representations and warranties made by Borrowers in this Agreement or in any of the other DIP Financing Documents shall survive the execution and delivery of this Agreement and such other DIP Financing Documents, and shall be deemed to have been remade and reaffirmed on each day that Borrowers request or are deemed to have requested the funding of a Loan under the DIP Facility, except for (i) changes that may occur after the date hereof as long as Administrative Agent and the Majority Lenders have consented to such changes or
(ii) changes that are not violative of any provision of this Agreement.

                                   ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS

     Each Borrower covenants to Administrative Agent and each Lender that so long as any of the Obligations remain outstanding or the DIP Facility is in effect:

     7.1 Taxes and Other Obligations. Each Borrower shall, and shall cause each of Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, in each case, arising on or after the Petition Date, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to Administrative Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it, in each case arising on or after the Petition Date, and in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and no Lien results therefrom that is not a Permitted Lien; provided, however, so long as the Borrowers have notified Administrative Agent in writing, neither a Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge or other obligation that is being Properly Contested.

     7.2 Legal Existence and Good Standing. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

     7.3  Compliance  with Law  and Agreements;  Maintenance of  Licenses.  Each
Borrower shall comply, and shall cause each Subsidiary to comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Bankruptcy Code, the Federal Fair Labor Standards Act, all Environmental Laws and the Sarbanes-Oxley Act), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Borrower shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or Administrative Agent.

     7.4  Maintenance of Property; Inspection of Property.

          (a) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

          (b) Each Borrower shall permit representatives and independent contractors of Administrative Agent from time to time, as often as may be reasonably requested (but only during normal business hours), and at the expense of the Borrower, to visit and inspect any of its properties (including any Collateral), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to Borrowers; provided, however, when an Event of Default exists, Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

     7.5  Insurance.

          (a) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, property insurance and business interruption insurance) in such amounts, with such insurers, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with reasonable business practices and are customary for Persons engaged in the same or similar business.

          (b) Each Borrower shall cause Administrative Agent, for the ratable benefit of Administrative Agent and the Lenders, to be named as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to Administrative Agent. Each policy of insurance (other than flood insurance policies) shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to Administrative Agent in the event of cancellation of the policy for any reason whatsoever (except that in the event of cancellation for non-payment of premiums, the insurer may provide Administrative Agent with up to thirty (30) days prior written notice but shall provide Administrative Agent with not less than ten (10) days prior written notice) and a clause or endorsement stating that the interest of Administrative Agent shall not be impaired or invalidated by any act or neglect of such Borrower or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy (with such exceptions and stipulations relating thereto that the insurer reasonably requires and are reasonably acceptable to Administrative Agent). All premiums for such insurance shall be paid by each Borrower when due, and certificates of insurance and, if requested by Administrative Agent or any Lender, photocopies of the policies, shall be delivered to Administrative Agent. If a Borrower fails to procure such insurance or to pay the premiums therefor when due, Administrative Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

     7.6 Disposition of Insurance and Condemnation Proceeds. Each Borrower shall promptly notify Administrative Agent and the Lenders of any loss, damage, or destruction to any Collateral, whether or not covered by insurance, if the fair market value or book value (whichever is greater) of the subject Collateral is $100,000 or more. Administrative Agent is hereby authorized to collect, subject to the rights of any holder of a Senior Permitted Lien, all insurance and condemnation proceeds in respect of Collateral directly and to apply them as follows:

          (a) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, Borrowers shall promptly remit, or cause to be promptly remitted, to Administrative Agent all such proceeds and, after deducting from such proceeds the reasonable expenses, if any, incurred by Administrative Agent in the collection or handling thereof, Administrative Agent shall apply such proceeds to the reduction of the Obligations in the order provided for in Section 3.6.

          (b) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets ("Fixed Asset Loss Proceeds") not otherwise payable to the holder of a Senior Permitted Lien thereon, the Borrowers shall promptly remit, or cause to be remitted, to Administrative Agent all such Fixed Asset Loss Proceeds and, after deducting therefrom the reasonable


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


expenses, if any, incurred by Administrative Agent in the collection or handling thereof, Administrative Agent shall deposit such Fixed Asset Loss Proceeds into the Cash Collateral Account, which shall be subject to Administrative Agent's Liens as security for the payment of the Obligations. If the Borrowers shall, within a period of sixty (60) days after Administrative Agent's receipt of such Fixed Asset Loss Proceeds, elect, by written notice to Administrative Agent, to replace, repair, restore or rebuild the relevant Fixed Asset that was the subject of the insured loss or condemnation, or if Administrative Agent (acting at the direction of the Majority Lenders) shall require the Borrowers to replace, repair, restore, or rebuild such Fixed Asset, then the Borrowers shall proceed to do so in a diligent and expeditious manner and (in the case of a repair, restoration or rebuilding) with material and workmanship of substantially the same quality as existed before such insured loss or condemnation; and Administrative Agent shall be authorized to remit funds from the Cash Collateral Account to the Borrowers for the purpose of replacement, repair, restoration or rebuilding of such Fixed Asset (a "Restoration Remittance") but Administrative Agent's and Lenders' obligation to make any such Restoration Remittance shall be conditioned upon satisfaction of each of the following conditions: (1) no Default or Event of Default exists at the time of the Borrowers' request for a Restoration Remittance or would exist after the funding thereof; (2) the Borrowers first (i) provide Administrative Agent and the Lenders with plans and specifications ("Plans and Specs") for any repair, restoration or rebuilding to the extent that the project costs could reasonably be expected to exceed $1,000,000, and such Plans and Specs are reasonably satisfactory to Administrative Agent and the Majority Lenders and (ii) demonstrate to the reasonable satisfaction of Administrative Agent and the Majority Lenders that funds available to the Borrowers will be sufficient to complete such project in accordance with the Plans and Specs; (3) the Commitment Termination Date has not occurred; (4) the aggregate amount of all Restoration Remittances during the DIP Term does not exceed $3,500,000 and (5) the aggregate amount of Restoration Remittances made to replace, restore, repair or rebuild any Fixed Asset does not exceed the Fixed Asset Loss Proceeds attributable to the such Fixed Asset. Notwithstanding anything to the contrary contained in this Agreement, at any time an Event of Default exists, Administrative Agent may (and at the direction of the Majority Lenders shall) apply all or any portion of the proceeds of the Cash Collateral Account attributable to Fixed Asset Loss Proceeds to the payment of all or any portion of the Obligations.

     7.7  Environmental Laws.

          (a) Each Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws that could reasonably be expected to have a Material Adverse Effect and shall regularly report to Administrative Agent on such response.

          (b) Administrative Agent and its representatives shall have the right at any reasonable time and at reasonable intervals to enter and visit the Real Estate and any other place where any property of a Borrower is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate, provided that, for so long as no Event of Default exists, Administrative Agent will limit its environmental due diligence to a phase I study unless otherwise agreed by the Borrowers. Administrative Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by Administrative Agent will be solely for the purposes of protecting Administrative Agent's Liens and preserving Administrative Agent and the Lenders' rights under the DIP Financing Documents. No site visit, observation or testing by Administrative Agent and the Lenders will result in a waiver of any default of the Borrowers or impose any liability on Administrative Agent or the Lenders. In no event will any site visit, observation or testing by Administrative Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither any Borrower nor any other party is entitled to rely on any site visit, observation or testing by Administrative Agent. Except as required by applicable law, Administrative Agent and the Lenders owe no duty of care to protect any Borrower or any other Person against or to inform any Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. Administrative Agent may in its discretion disclose to a Borrower or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by Administrative Agent. The Borrowers understand and agree that Administrative Agent makes no warranty or representation to the Borrowers or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrowers also understand that depending on the results of any site visit, observation or testing by Administrative Agent and disclosed to the Borrowers, the Borrowers may have a legal obligation to notify one or more environmental agencies of the results. In each instance, Administrative Agent will give such Borrower reasonable notice before entering the Real Estate or any other place Administrative Agent is permitted to enter under this Section 7.7(b). Administrative Agent will make reasonable efforts to avoid interfering with such Borrower's use of the Real Estate or any other property in exercising any rights provided hereunder.

     7.8 ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to, refrain from engaging in a prohibited transaction or violation of the fiduciary responsibility rules under Title 1 of ERISA with respect to any Pension Plan.

     7.9 Mergers, Consolidations or Sales. None of the Borrowers nor any of their Subsidiaries shall enter into any transaction of merger or consolidation, or wind up, liquidate or dissolve, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, except Permitted Asset Dispositions. Without limiting the generality of the foregoing, no Borrower shall, after the Closing Date, sell, assign, transfer or otherwise dispose of, or grant any security or other interest in, any of its Accounts to or in favor of Cone Receivables or any other Person (except Liens granted in favor of Administrative Agent).

     7.10 Distributions; Capital Change; Restricted Investments. None of the Borrowers nor any of their Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution (except for Distributions made by a Subsidiary to a Borrower, including Distributions made by Cone Receivables consisting of Purchased Receivables and Related Assets upon repurchase thereof or by a Borrower to another Borrower), (ii) make any change in its capital structure which could have a Material Adverse Effect or (iii) make any Restricted Investment, except that this clause (iii) shall not apply to transactions otherwise permitted by Sections 7.13 and 7.15.

     7.11 Section 363 Sale. Unless otherwise agreed to by Administrative Agent and the Majority Lenders in their sole discretion, the Borrowers shall diligently and in good faith endeavor to conclude the Proposed Section 363 Sale to the Proposed Purchaser or to any higher and better bidder as determined pursuant to bidding procedures approved by the Court; provided, however, that in no event shall any such sale be pursued unless Administrative Agent in its sole and absolute discretion is satisfied that the cash proceeds to be remitted to Administrative Agent in connection with the closing of any such sale will be sufficient in amount to result in Full Payment of the Obligations and any order approving such sale requires Full Payment of the Obligations as a condition to closing. In the event of any such sale, the DIP Facility and the Commitments shall terminate, unless otherwise agreed by Administrative Agent and the Majority Lenders in their sole and absolute discretion.

     7.12 Guaranties. No Borrower or any Subsidiary shall make, issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of Administrative Agent for the benefit of itself and the Lenders and any unsecured guaranty or other assurance of payment of operating or other expenses of a Foreign Subsidiary to the extent permitted by Section 7.15(B)(ii).

     7.13 Permitted Debt. No Borrower or any Subsidiary shall create, incur, assume or suffer to exist any Debt other than (i) Claims in existence on the Petition Date (and Adequate Protection Claims associated with any such Claims), (ii) the Obligations, (iii) Debt under Capitalized Leases and Purchase Money Debt, which, if secured, are only secured by a Permitted Lien, (iv) indebtedness of a Borrower owing to another Borrower (but each Borrower hereby subordinates its right to payment of any such indebtedness to the Full Payment of the Obligations), and (v) indebtedness of any Foreign Subsidiary to any Borrowers and outstanding on the Petition Date and, to the extent permitted by
Section 7.15, indebtedness incurred by Foreign Subsidiaries after the Petition Date to any Borrowers.

     7.14 Prepayment. No Borrower or any Subsidiary shall voluntarily prepay any Debt, except (i) the Obligations in accordance with the terms of the DIP Financing Documents, (ii) payments authorized by the Court with respect to Adequate Protection Claims, and (iii) any Debt owing by a Subsidiary to a Borrower.

     7.15 Transactions with Affiliates. No Borrower or any Subsidiary shall sell, transfer, distribute, or pay any money or property, including any fees or expenses of any nature (including any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate, or cause any letter of credit to be issued to support or secure any Debt of a Foreign Subsidiary or to otherwise benefit a Foreign Subsidiary; provided that (a) the Borrowers may (i) sell Inventory to Foreign Subsidiaries in the Ordinary Course of Business of such Borrowers and in arm's length transactions and (ii) make Foreign Subsidiary Advances, to the extent that the sum of (A) the aggregate outstanding face amount of Accounts arising from such sales to Foreign Subsidiaries after the Petition Date and (B) the aggregate amount of all Foreign Subsidiary Advances made after the Petition Date does not exceed in aggregate as to (A) and (B) the sum of $1,500,000 at any time; (b) Cone Mills may repurchase the Purchased Receivables and Related Assets pursuant to the terms of the Financing Order and Section 7.23 hereof; (c) the Borrowers may conclude transactions permitted by Section 7.13(iv) hereof; (d) the Borrowers may make advances to employees in the Ordinary Course of Business in respect of travel and expense reimbursements; (e) the Borrowers may pay customary fees and expenses to members of the board of directors of Cone Mills in the Ordinary Course of Business; (f) the Borrowers may conclude the Proposed
Section 363 Sale to the Proposed  Purchaser to the extent  authorized by Section
7.11 hereof; (g) the Borrowers may pay payroll and payroll tax expenses due to employees of Cone Mills International Corporation, Cone Administration and Sales, LLC, Cone Finishing, LLC, Cone White Oak, LLC, Cone Rutherford County, LLC, and Cone Jacquards, LLC to the extent such Subsidiaries make such employees available to the Borrowers in the Ordinary Course of Business and in amounts not to exceed those shown on the Budget (after giving effect to the Permitted Variance); and (h) subject to the terms of Section 7.33, the Borrowers may pay expenses of domestic Subsidiaries (other than a Borrower) of a Borrower to the extent and in amounts not to exceed those provided in the Budget (after giving effect to the Permitted Variance).

     7.16 Investment Banking and Finder's Fees. No Borrower or any Subsidiary shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrowers shall defend and indemnify Administrative Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrowers are obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by Administrative Agent and/or any Lender in connection therewith.

     7.17 Business Conducted. No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which such Borrower is engaged on the Petition Date or businesses reasonably related thereto.

     7.18 Liens. No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property (including any Collateral) now owned or hereafter acquired by any of them, except Permitted Liens.

     7.19 Sale and Leaseback Transactions. No Borrower or any Subsidiary shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower or such Subsidiary to lease or rent property that such Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

     7.20 New Subsidiaries. The Borrowers shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than Subsidiaries in existence on the Petition Date and described in Schedule 6.5.

     7.21 Fiscal Year. The Borrowers shall not change their Fiscal Year.

     7.22 Budget. In addition to their obligations under Section 5.2(n) hereof, the Borrowers shall promptly prepare and submit to Administrative Agent and Lenders, at least fifteen (15) days prior to the last date covered by the Budget as in effect on the date of this Agreement, a proposed extension of the Budget for a period covering at least thirteen (13) weeks, and, at least thirty

(30) days prior to the last date covered by any subsequent Budget, Borrowers shall prepare and deliver to Administrative Agent and Lenders a proposed extension of such Budget for a period covering at least thirteen (13) weeks.

     7.23 Purchased Receivables and Related Assets. On or before the Closing Date, Cone Mills shall enter into, and cause Cone Receivables and Cone Foreign to enter into, the Receivables Purchase Termination Agreement, pursuant to which (i) the initial advance under this Agreement shall be used to fund a capital contribution by Cone Mills and Cone Foreign to Cone Receivables in an amount sufficient for Cone Receivables to repurchase the Purchased Receivables and Related Assets; (ii) Cone Receivables shall use such funds to repurchase the Purchased Receivables and Related Assets and, subject to the limitations set forth in such agreement, shall terminate the debtor-in-possession securitization facility as contemplated by the Financing Order, (iii) Cone Receivables shall distribute such Purchased Receivables and Related Assets to Cone Mills and Cone Foreign as a return of capital; and (iv) the parties to such Receivables Purchase Termination Agreement shall enter into mutual releases of claims as set forth in such agreement.

     7.24 Food Security Act.

          (a) No Borrower shall purchase any cotton or other goods that would constitute farm products if the seller were a Person engaged in farming operations, unless such Borrower acquires good title to such goods free and clear of all Liens (except Permitted Liens) and, in particular, free from any statutory or other grower's or producer's Liens in favor of any secured party or lienholder who has taken steps under the Food Security Act or any other federal or state statute to preserve its Lien rights upon such goods notwithstanding the passage of title directly or indirectly to such Borrower. No Borrower shall enter into any agreement for the purchase of cotton or other goods that would constitute farm products if the seller were a Person engaged in farming operations, unless (i) such agreement is in writing and contains an express or is deemed to contain an implied warranty by the seller that such Borrower will acquire such goods, the transfer is rightful and the goods will be delivered free and clear of all Liens and (ii) the seller has adequate financial resources to pay a claim for breach by seller of such agreement.

          (b) Unless otherwise disclosed to Administrative Agent in writing by a Borrower, the Borrowers warrant that no Borrower has, within the twenty-day period prior to the date hereof, received written notice pursuant to the applicable provisions of the Food Security Act or pursuant to the Uniform Commercial Code or any other applicable local laws from (i) any of its suppliers or sellers (collectively, "Sellers") of cotton or other farmed products, (ii) any secured party of any such Seller of cotton or other farmed products or (iii) the Secretary of State (or the equivalent official) of any state in which cotton or farm products purchased by such Borrower are produced, advising or notifying such Borrower of a Lien in and to cotton or any other farm products that may be purchased by such Borrower or intended for resale to such Borrower (all of the foregoing, the "Food Security Act Notice").

          (c) Each Borrower shall in all respects comply with all applicable Food Security Act Notices during their periods of effectiveness under the Food Security Act, including directions to make payments to the Sellers by issuing payment instruments directly to the Sellers' Secured Party or jointly payable to the Seller and the Sellers' Secured Party, as specified in the Food Security Act Notice, so as to terminate or release the security interest in cotton or other farmed products maintained under the Food Security Act. Each Borrower shall notify Administrative Agent in writing within five (5) Business Days after receipt by such Borrower of any applicable or purportedly applicable Food Security Act Notice or amendment to a previous Food Security Act Notice or notice of any such other security interest Lien or other claim and provide Administrative Agent with a copy of such Food Security Act Notice or amendment or notice.

          (d) If at any time, with Administrative Agent's written consent, a Borrower shall purchase cotton or other farmed products from a Person engaged in farming operations or an agent for such Person, and without limiting any other provisions of this Section 7.24, then, if the jurisdiction where the cotton or other farmed products so purchased by such Borrower has implemented the provisions of the Food Security Act with respect to the creation of a "central filing system," such Borrower shall promptly register with the Secretary of State (or equivalent official) of each such jurisdiction, pursuant to the registration requirements of the Food Security Act and shall promptly notify Administrative Agent in writing of such registration with the central filing system and provide Administrative Agent with copies of any Food Security Act Notices, master list, supplements thereto or other materials then or thereafter received from the Secretary of State (or other official) of the central filing system by such Borrower.

     7.25 Margin Stock. The Borrowers shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     7.26 Further Assurances; Post-Closing Obligations.

          (a) The Borrowers shall promptly execute and deliver, or promptly cause to be executed and delivered, to Administrative Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as Administrative Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the DIP Financing Documents.

          (b) Without limiting the generality of the foregoing, the Borrowers agree to (i) execute and deliver, or cause to be executed or delivered, to Administrative Agent and/or the Lenders as soon as possible, but in any event not later than forty-five (45) days after the Closing Date (or such later date as may be agreed to by Majority Lenders in their sole discretion), any Security Documents, including the Mortgages, that Majority Lenders request to be executed and delivered but that were not executed and delivered by the Borrowers on or prior to the Closing Date, and (ii) cause their insurance carriers to execute and deliver to Administrative Agent, on or before the end of business on December 23, 2003, loss payable endorsements with respect to all property insurance policies covering the Borrowers' property, which endorsements shall be in substantially the form delivered to and accepted by Administrative Agent from Industrial Risk Insurers on the Closing Date, or in such other form as may be reasonably satisfactory to Administrative Agent.

     7.27 Compliance with Orders. To the extent having applicability to such Borrower or Subsidiary, each Borrower and its Subsidiaries shall (i) comply with the Financing Order and the Pre-Petition Secured Party Protection Order and
(ii) comply in all material respects with all other orders entered by the Court in the Chapter 11 Cases.

     7.28 Turnover of Collateral Proceeds. Subject to the rights of any holder of a Senior Permitted Lien, each Borrower and Subsidiary shall promptly (but no later than the next Business Day after its receipt thereof) turn over (or cause to be turned over) to Administrative Agent all then available proceeds received from any sale, other disposition or collection of any Collateral or representing insurance or condemnation proceeds with respect to any Collateral, such proceeds to be applied to the Obligations, subject to the provisions of
Section 3.6. After Full Payment of the Obligations, Administrative Agent shall be authorized to return and apply any remaining proceeds for other purposes set forth in Sections 3.6, 7.6(b) and 7.39.

     7.29 Payment of Claims. No Borrower shall make any payment of principal or interest on account of any Claim that arose before the Petition Date, other than Claims that may be paid from proceeds of the Loans pursuant to
Section 1.2(b), subject to any required approval of the Court.

     7.30 Filing of Motions and Applications. No Borrower shall apply to the Court for authority to (i) take any action that is prohibited by the terms of any of the DIP Financing Documents or the Financing Order, (ii) refrain from taking any action that is required to be taken by the terms of any of the DIP Financing Documents or the Financing Order or (iii) permit any Debt or Claim to be pari passu with or senior to any of the Obligations, other than a Claim covered by the Carve-Out to the extent provided in the Financing Order and a Claim secured by a Senior Permitted Lien.

     7.31 Modifications to Orders. No Borrower shall seek or consent to any amendment, supplement or any other modification of any of the terms of the Financing Order or the Pre-Petition Secured Party Protection Order without the consent of Administrative Agent and the Majority Lenders.

     7.32 Reclamation Claims. No Borrower shall (a) make any return of property on account of Claims asserted by any vendors of such Borrower for reclamation in accordance with Section 2-702 of the Uniform Commercial Code and
Section 546(c) of the Bankruptcy Code, unless otherwise ordered by the Court, or
(b) enter into any agreements or file any motion seeking an order from the Court for the return of any property of such Borrower to any vendor pursuant to
Section 546(g) of the Bankruptcy Code if the aggregate value of all property of Borrowers so returned exceeds $1,000,000.

     7.33 Subsidiary Documents.

          (a) Notwithstanding any other provision of this Agreement, if and to the extent that Administrative Agent and the Majority Lenders consent to transfers by any Borrower of property (whether proceeds of Loans, of Collateral or otherwise) to any domestic Subsidiary (other than a Borrower) of a Borrower that would not otherwise be permitted pursuant to subclause (g) of Section 7.15, or that is made pursuant to subclause (h) of Section 7.15, then, in each case, as a condition thereto, Borrowers shall, upon the request of Administrative Agent or any Lender, cause such Subsidiary to become a Subsidiary Guarantor and to execute and deliver to Administrative Agent a Subsidiary Guaranty and Subsidiary Security Agreement, in each event, not to exceed the aggregate amount of such proceeds or other value (other than proceeds of transfers made by a Borrower to a Subsidiary in accordance with the terms of subclause (g) of
Section 7.15 and remitted to employees in respect of payroll expenses and payroll taxes) received by such Subsidiary.

          (b) Promptly after Administrative Agent's request therefor, any Borrower shall, and shall cause any of such Borrower's Subsidiaries to, grant to or confer upon Administrative Agent such perpetual, non-exclusive, royalty-free and irrevocable licenses or other authorizations with respect to such Borrower's or such Subsidiary's trademarks, trade names, patents, copyrights, Registered Proprietary Rights or other intellectual property to the extent necessary in Administrative Agent's absolute discretion for Administrative Agent to advertise for sale, sell, collect on, or otherwise dispose of any Collateral after the occurrence of an Event of Default.

     7.34 Reserved.

     7.35 Commingling; Accounts Reporting. The Borrowers shall endeavor in good faith not to commingle or permit the commingling of Collateral or proceeds of Collateral with other property of or under the control of such Borrower or any of its Subsidiaries that is not Collateral or proceeds of Collateral (including proceeds of Accounts that were sold by Cone Mills or Cone Receivables prior to the Petition Date).

     7.36 Royalty Payments. The Borrowers shall promptly pay, when due, all Royalties in connection with License Agreements, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     7.37 Anti-Terrorism Laws. Neither any Borrower nor any Affiliate of any Borrower or agent of any Borrower shall: (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. The Borrowers shall deliver to Administrative Agent and Lenders any certification or other evidence requested from time to time by Administrative Agent or any Lender, in Administrative Agent's sole discretion, confirming Borrowers' compliance with this Section 7.37.

     7.38 Minimum Availability. The Borrowing Base shall at all times exceed by at least $5,000,000 the aggregate of (i) all Revolving Loans and Letters of Credit outstanding at such time and (ii) all accrued and unpaid interest, fees and expenses outstanding at such time and payable pursuant to any of the DIP Financing Documents.

     7.39 Net Fixed Asset Disposition Proceeds. The Borrowers promptly shall remit or cause to be remitted to Administrative Agent all Net Fixed Asset Disposition Proceeds, and Administrative Agent shall deposit such Net Fixed Asset Disposition Proceeds in the Cash Collateral Account, subject to Administrative Agent's Liens as security for the payment of the Obligations. Notwithstanding anything to the contrary in this Agreement, at any time an Event of Default exists, Administrative Agent may (and at the direction of the Majority Lenders shall) apply all or any portion of the proceeds of the Cash Collateral Account attributable to the Net Fixed Asset Disposition Proceeds to all or any part of the Obligations.

                                   ARTICLE 8
                              CONDITIONS OF LENDING

     8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to Administrative Agent and each Initial Lender:

          (a) All of the DIP Financing Documents (other than Mortgages and loss payable endorsements to be delivered on a post-closing basis pursuant to Section 7.26(b) hereof and control agreements to be delivered on a post-closing basis pursuant to Section 3(b) of the Security Agreement) shall have been executed in form and substance satisfactory to Administrative Agent and the Lenders by each party thereto and accepted by Administrative Agent and the Initial Lenders and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other DIP Financing Documents that are required to be performed or complied with by the Borrowers before or on such Closing Date.

          (b) All representations and warranties made hereunder and in the other DIP Financing Documents shall be true and correct as if made on such date.

          (c) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

          (d) The Financing Order shall have been entered after proper notice and a hearing based upon testimony and other evidence presented at the hearing that is acceptable to Administrative Agent and the Initial Lenders in all respects, shall have been consented to on the record at the hearing thereon by the Pre-Petition Revolving Lenders, the Pre-Petition Revolving Credit Agent and the Bond Trustee, shall have become a Final Order and shall be in full force and effect.

          (e) The Borrowers shall have received, and there shall be in full force and effect on the Closing Date, an Asset Purchase Commitment from the Proposed Purchaser for the purchase of all or substantially all of the assets of the Borrowers for a purchase price payable in cash and in an amount acceptable to Administrative Agent and the Initial Lenders in their sole discretion and containing other terms and conditions satisfactory to Administrative Agent and the Initial Lenders in their sole discretion.

          (f) All of the "first day orders" presented to the Court at or about the time of the commencement of the Chapter 11 Cases (including orders with respect to maintenance of Borrowers' cash management system) shall be satisfactory in form and substance to Administrative Agent and the Initial Lenders.

          (g) Administrative Agent and the Initial Lenders shall have received such opinions of counsel for the Borrowers and Subsidiary Guarantors as Administrative Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to Administrative Agent, the Lenders, and their respective counsel.

          (h) Administrative Agent shall have confirmed that Administrative Agent's Liens are valid, duly perfected, first priority Liens, and that the Collateral is not subject to any Liens other than Permitted Liens.

          (i) The Borrowers shall have paid (or made adequate provision for the payment on the Closing Date of) all fees and expenses of Agents and the Attorney Costs incurred in connection with any of the DIP Financing Documents and the transactions contemplated thereby to the extent such fees, expenses and Attorney Costs have been invoiced as of the Closing Date.

          (j) Administrative Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to Administrative Agent, of all insurance coverage as required by this Agreement.

          (k) Administrative Agent and the Initial Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to Administrative Agent and the Lenders in all respects.

          (l) All proceedings taken in connection with the execution of this Agreement and each other DIP Financing Document and all documents and papers relating hereto or thereto shall be satisfactory in form, scope, and substance to Administrative Agent and the Lenders.

          (m) Administrative Agent and the Initial Lenders shall have reviewed and found acceptable the Budget.

          (n) The Court shall have entered an order for the joint administration of the Chapter 11 Cases.

          (o) No order shall have been entered by the Court (i) for the appointment of a trustee or examiner with enlarged powers substantially similar to those of a trustee, or (ii) converting any of the Chapter 11 Cases to a Chapter 7 case or dismissing any of the Chapter 11 Cases or (iii) terminating prior to any expiration date the Borrowers' exclusive time period to file a plan of reorganization or liquidation and, with respect to clauses (i) through (iii) above, no such order shall have been requested by the Borrowers.

          (p) Cone Mills shall have entered into the Receivables Purchase Termination Agreement, and Administrative Agent shall have received from GE Capital and Cone Receivables such assurances as Administrative Agent deems satisfactory that, contemporaneously with the funding of the initial Revolving Loans (after giving effect to any portion of the initial Revolving Loans to be remitted to GE Capital or Cone Receivables), all of the conditions precedent contained in Section 6 of the Receivables Purchase Termination Agreement will be satisfied.

          (q) Without limiting the generality of the items described above, the Borrowers and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to Administrative Agent (in form and substance reasonably satisfactory to Administrative Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by Administrative Agent to the Borrowers prior to the Closing Date.

     The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied (unless and to the extent waived by Administrative Agent in writing with the consent or at the direction of the Majority Lenders), with the same effect as delivery to Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, to such effect.

     Execution and delivery to Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

     8.2  Reserved.

     8.3 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

          (a) The Asset Purchase Commitment shall not have been rescinded, revoked or terminated, but shall be in full force and effect, unless the Borrowers shall have received another binding offer to purchase all or substantially all of their assets on terms that are no less favorable than those contained in the Asset Purchase Commitment and that are otherwise satisfactory to Administrative Agent and Lenders in their sole discretion.

          (b) The following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to Administrative Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                    (i) The representations and warranties contained in this Agreement and the other DIP Financing Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent Administrative Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                    (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                    (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had a Material Adverse Effect.

          (c) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing Bank of America or Administrative Agent for such Lender's Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Section 1.2(i) and (j) and Section 12.15(a) and (c).

          (d) The terms of the Pre-Petition Secured Party Protection Order shall not have been altered, modified or amended in any manner that is not satisfactory to Administrative Agent in its sole and absolute discretion, nor shall the Borrowers have filed any such motions or taken any other such action to alter, modify or amend the terms of the Pre-Petition Secured Party Protection Order in a manner that is not satisfactory to Administrative Agent in its sole and absolute discretion.

     8.4 Limited Waiver of Conditions Precedent. If Lenders shall make any Loans, procure any Letter of Credit or otherwise extend any credit to the Borrowers under this Agreement at a time when any of the foregoing conditions precedent is not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Administrative Agent or any Lender), the funding of such Loan or procurement of such Letter of Credit shall not operate as a waiver of the right of Administrative Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by the Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Majority Lenders in writing waive the satisfaction of any condition precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

                                   ARTICLE 9
                                DEFAULT; REMEDIES

     9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

          (a) any failure by the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

          (b) any representation or warranty made or deemed made by any Borrower in this Agreement or by any Borrower or any of its Subsidiaries in any of the other DIP Financing Documents, any Financial Statement, or any certificate furnished by a Borrower or any of its Subsidiaries at any time to Administrative Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

          (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(n), 7.2, 7.5, 7.6,
7.9 through 7.35 or Sections 7.38 and 7.39 of this Agreement or Section 11 of the Security Agreement; (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(n)) or 5.3 and such default shall continue for five (5) Business Days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other DIP Financing Document or any other agreement entered into at any time to which a Borrower or any Subsidiary and Administrative Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for fifteen (15) days or more;

          (d) any default shall occur with respect to any Debt (other than the Obligations) of any Borrower or any of its Subsidiaries incurred after the Petition Date in an outstanding principal amount which exceeds $500,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by such Borrower or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

          (e) The Borrowers shall fail to comply with any of the provisions of the Financing Order; a trustee shall be appointed in any of the Chapter 11 Cases; an examiner shall be appointed in any of the Chapter 11 Cases with enlarged powers (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; any of the Chapter 11 Cases shall be dismissed or converted to a case under Chapter 7 or a motion for any such dismissal or conversion shall be filed by any Borrower; any Borrower or any Affiliate shall obtain Court approval of a disclosure statement for a Chapter 11 Plan other than an Acceptable Plan or a Confirmation Order shall be entered with respect to a Chapter 11 Plan (regardless of the proponent of such Chapter 11 Plan) if such Chapter 11 Plan is not an Acceptable Plan; there shall be filed by a Borrower any motion to sell all or a substantial part of the Collateral on terms that are not acceptable to Administrative Agent and Majority Lenders in their sole discretion; any Borrower shall, without Majority Lenders' consent, file any motion to alter, amend, vacate, supplement, modify or reconsider the Financing Order in any respect or, without Majority Lenders' prior written consent, the Financing Order is amended, vacated, supplemented, modified or stayed or reversed on appeal; the Court shall enter an order granting to any Person other than Administrative Agent or any Lender relief from the automatic stay to foreclose upon a Lien with respect to any Accounts or Inventory or with respect to any other Collateral of a Borrower having an aggregate book value in excess of $1,000,000; an order shall be entered for the substantive consolidation of the Estate of a Borrower with any other Person that is not a Borrower; Borrowers shall not have sufficient Availability on any date to pay, or shall otherwise fail to pay as and when due and payable (unless Properly Contested), all costs and expenses of administration that are incurred by it in the Chapter 11 Cases that are due and payable on such date; any Borrower shall file a motion or other request with the Court seeking authority to use any cash proceeds of the Collateral or to obtain any financing under
Section 364(d) of the Bankruptcy Code secured by a priming Lien, or Lien of equal priority with Administrative Agent's Liens, upon any Collateral, in each case without Administrative Agent's and the Majority Lenders' prior written consent or except as otherwise provided in the Financing Order; an application shall be filed by any Borrower for the approval of any superpriority claim in the Chapter 11 Case that is pari passu with or senior to the Obligations or there shall arise or be granted any such pari passu or superpriority claim (excluding Professional Expenses to the extent covered by the Carve-Out); without Administrative Agent's and the Majority Lenders' consent, any Borrower shall discontinue or suspend all or any material part of its business operations; the Asset Purchase Commitment shall have been rescinded, revoked or terminated by the Proposed Purchaser, unless the Borrowers have received another binding offer to purchase all or substantially all of their assets on terms that are no less favorable to the Borrowers than those contained in the Asset Purchase Commitment and that are otherwise satisfactory to Administrative Agent and Lenders in their sole discretion; a Termination Event under (and as defined

in) the Pre-Petition Secured Party Protection Order as in effect on the date hereof shall have occurred or exist, as a result of which (i) any Pre-Petition Secured Party shall have delivered notice of the withdrawal of its consent to any Borrower's continued use of cash collateral on the terms set forth in the Pre-Petition Secured Party Protection Order as in effect on the date hereof and
(ii) the Court fails or refuses to enter an order authorizing the Borrowers to continue using cash collateral on terms satisfactory to Administrative Agent and Lenders in their sole discretion prior to the occurrence of the Termination Date under (and as defined in) the Pre-Petition Secured Party Protection Order as in effect on the date hereof; or the Pre-Petition Secured Party Protection Order, including provisions relating to the amount, timing and conditions to payment of any Adequate Protection Claim or the sharing of proceeds from dispositions of Fixed Assets, is modified, amended or supplemented in any material respect without Majority Lenders' consent, or the Borrowers are in default of their obligations under the Pre-Petition Secured Party Protection Order and, as a consequence thereof, the ability of any Borrower to perform its obligations under this Agreement is materially and adversely affected, or any of the Pre-Petition Secured Parties deliver any notices, petition the Court for any relief or take any other action that is deemed by the Majority Lenders, in their sole discretion, to materially and adversely impair any Borrower's ability to perform its obligations under this Agreement.

          (f) a Borrower or any material Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

          (g) all or any material part of the property of a Borrower or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of such Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

          (h) any DIP Financing Document shall be terminated (other than in accordance with its terms), revoked or declared void or invalid or unenforceable or challenged by any Borrower or any other Obligor;

          (i) one or more judgments, orders, decrees or arbitration awards is entered against a Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty
(60) days after the entry thereof;

          (j) any loss, theft, damage or destruction of any item or items of Collateral or other property of a Borrower or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

          (k) there is filed against a Borrower or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

          (l) for any reason, any DIP Financing Document ceases to be in full force and effect (other than in accordance with its terms) or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Senior Permitted Liens) or is terminated, revoked or declared void;

          (m) an ERISA Event shall occur with respect to a Pension Plan or Multi-Employer Plan that results in the imposition of a Lien on any Collateral or materially impairs the ability of Borrowers to discharge any of their covenants or duties under any of the DIP Financing Documents or to repay any of the Obligations.

          (n) there occurs a Change of Control; or

          (o) one or more License Agreements are terminated by a Borrower or any other party to such License Agreement before the anticipated expiration of such License Agreement and other than in the Ordinary Course of Business and (i) such termination could reasonably be expected to have a Material Adverse Effect, or
(ii) as a consequence of such termination, neither the Borrowers nor Administrative Agent shall be entitled under the License Agreement or otherwise lawfully to sell or otherwise dispose of the Inventory subject to such License Agreement, and such loss could reasonably be expected to have a Material Adverse Effect.

     9.2  Remedies.

          (a) If a Default or an Event of Default exists, but subject at all times to any limitations in the Financing Order, Administrative Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, but subject at all times to any limitations in the Financing Order, Administrative Agent may (and shall at the direction of the Majority Lenders) do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order: (A) terminate the DIP Facility and the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; (C) require the Borrowers to cash collateralize the aggregate undrawn face amount of all outstanding Letters of Credit; and (D) pursue its other rights and remedies under the DIP Financing Documents, the Financing Order and applicable law.


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

          (b) If an Event of Default has occurred and is continuing, but subject at all times to any limitations in the Financing Order: (i) Administrative Agent shall have for the benefit of the Lenders, in addition to all other rights of Administrative Agent and the Lenders, the rights and remedies of a secured party under the DIP Financing Documents and the UCC; (ii) Administrative Agent may, at any time, take possession of the Collateral and keep it on the Borrowers' premises, at no cost to Administrative Agent or any Lender, or remove any part of it to such other place or places as Administrative Agent may desire, or the Borrowers shall, upon Administrative Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to Administrative Agent at a place reasonably convenient to Administrative Agent; and (iii) Administrative Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Administrative Agent deems advisable, in its sole discretion, and may, if Administrative Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrowers' address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, Administrative Agent may resell the Collateral without further notice to any Borrower. In the event Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrowers irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers agree that Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. Administrative Agent is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to Administrative Agent's benefit for such purpose. The proceeds of any sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. Administrative Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

          (c) If an Event of Default occurs, the Borrowers hereby waive all rights to notice and hearing prior to the exercise by Administrative Agent of Administrative Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing, subject at all times to any limitations or notice provisions contained in the Financing Order and applicable law.


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

                                   ARTICLE 10
                              TERM AND TERMINATION

          10.1 Term and Termination. The term of this Agreement shall end on the last day of the DIP Term unless sooner terminated in accordance with the terms hereof. Administrative Agent may (and, upon direction from the Majority Lenders, shall) terminate this Agreement (and the DIP Facility and the Commitments thereunder) without notice upon the occurrence of an Event of Default, subject to any limitations or notice requirements in the Financing Order. Upon the effective date of termination of this Agreement (and the DIP Facility and the Commitments thereunder) for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding (or the cash collateralization thereof in accordance with the terms hereof). Notwithstanding the termination of this Agreement (and the DIP Facility and the Commitments thereunder), until Full Payment of the Obligations, (i) the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any their Obligations hereunder or under any other DIP Financing Documents, (ii) Administrative Agent and the Lenders shall retain all of their rights and remedies hereunder (including Administrative Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral), (iii) all indemnities provided for herein or in any of the other DIP Financing Documents shall survive payment of all other Obligations and the Commitment Termination Date, and (iv) Lenders shall, if requested to do so by Administrative Agent, make Revolving Loans to the extent deemed necessary or appropriate to satisfy the Carve-Out.

                                   ARTICLE 11
          AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

     11.1 Amendments and Waivers.

          (a) No amendment or waiver of any provision of this Agreement or any other DIP Financing Document, and no consent with respect to any departure by a Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by Administrative Agent at the written request of the Majority Lenders) and the Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by Administrative Agent, do any of the following:

                    (i) increase or extend the Commitment of any Lender;

                    (ii) postpone or delay any date fixed by this Agreement or any other DIP Financing Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other DIP Financing Document;


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
                    (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other DIP Financing Document;

                    (iv) increase any of the percentages set forth in the definitions of Accounts Formula Amount or Inventory Formula Amount;

                    (v) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

                    (vi) release all or a substantial part of the Collateral other than as permitted by Section 12.11 or any of the Security Documents;

                    (vii) change the definition of "Majority Lenders";

                    (viii) increase the Maximum Revolver Amount or the Letter of Credit Subfacility; or

                    (ix) amend Section 1.2(j) (other than to increase the dollar amounts shown therein, which may be amended by vote of the Majority Lenders).

provided, however, that Administrative Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (viii) above and any other terms of this Agreement, make Agent Advances in accordance with
Section 1.2(j) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent, affect the rights, duties, powers or discretion of Administrative Agent under this Agreement or any other DIP Financing Document or any indemnities in favor of Administrative Agent and provided further, that Schedule 1.1 hereto (Commitments) may be amended from time to time by Administrative Agent alone to reflect assignments of Commitments in accordance herewith. Notwithstanding anything herein which may be construed to the contrary, no Availability Reserve shall be released or reduced without the prior written consent of the Majority Lenders, except for components of the Availability Reserve that are imposed at the discretion of Administrative Agent.

          (b) If  any  fees  are  paid  to  the  Lenders  as  consideration  for amendments, waivers or consents with respect to this Agreement, at Administrative Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

          (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change") requiring the consent of all Lenders, the consent of Majority Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause being referred to as a "Non-Consenting Lender"), then, so long as Administrative Agent is not a Non-Consenting Lender, at the Borrowers' request, Administrative Agent or an Eligible Assignee shall have the right (but not the obligation) with Administrative Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through


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

the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

     11.2 Assignments; Participations.

          (a) Any Lender may, with the written consent of Administrative Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $2,500,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $2,500,000; provided, however, that the Borrowers and Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and Administrative Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and
Acceptance"); and (iii) the assignor Lender or Assignee has paid to Administrative Agent a processing fee in the amount of $2,000.

          (b) From and after the date that Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the DIP Financing Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other DIP Financing Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other DIP Financing Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrowers to Administrative Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other DIP Financing Document furnished


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


pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Administrative Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

          (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other DIP Financing Documents; provided, however, that
(i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other DIP Financing Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other DIP Financing Document except the matters set forth in Sections 11.1(a) (i), (ii) and (iii), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (f) Notwithstanding any other provision in this Agreement, (i) any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; and
(ii) Bank of America shall, at all times, hold a Commitment that is at least 50% of the aggregate of all Commitments, except when an Event of Default exists (in which event, Bank of America may, during the existence of any such Event of


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


Default, effect assignments as provided in this Section 11.2 that would have the
effect  of  reducing  its   Commitment   to  less  than  50%  of  the  aggregate
Commitments).

                                   ARTICLE 12
                                    THE AGENT

     12.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank of America as Administrative Agent under this Agreement and the other DIP Financing Documents and each Lender hereby irrevocably authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement, each other DIP Financing Document and the Financing Order and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, any other DIP Financing Document and the Financing Order, together with such powers as are reasonably incidental thereto. Administrative Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of Administrative Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein.
Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other DIP Financing Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other DIP Financing Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Administrative Agent is expressly entitled to take or assert under this Agreement and the other DIP Financing Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

     12.2 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other DIP Financing Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of Administrative Agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     12.3 Liability of Administrative Agent. None of Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other DIP


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


Financing Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrowers or any Subsidiary or Affiliate of the Borrowers, or any officer thereof, contained in this Agreement or in any other DIP Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other DIP Financing Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other DIP Financing Document, or for any failure of the Borrowers or any other party to any DIP Financing Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other DIP Financing Document, or to inspect the properties, books or records of the Borrowers or any of the Borrowers' Subsidiaries or Affiliates.

     12.4 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other DIP Financing Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other DIP Financing Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     12.5 Notice of Default; Action Upon Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Administrative Agent promptly will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 9; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may take such action or refrain from taking such action with respect to such Default or Event of Default as Administrative Agent shall deem advisable. Notwithstanding anything to the contrary contained in this Section 12.5, Administrative Agent shall, promptly after its receipt of any such "notice of default" and prior to the exercise of any default remedies (including termination of the Commitments and foreclosure of Liens upon the Collateral), confer with the Lenders for the purpose of obtaining the direction of the Majority Lenders in respect of action to be taken on account of any Event of Default; provided, however, that, (i) nothing herein shall prohibit Administrative Agent from taking such actions as it deems appropriate (other than enforcement of Administrative Agent's Liens with respect


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


to the Collateral) prior to conferring with the Lenders if necessary or appropriate to protect, preserve or safeguard the Collateral or the value thereof; and (ii) if after conferring with the Lenders the Administrative Agent does not receive the direction of the Majority Lenders, then Administrative Agent may exercise (or decline to exercise) such rights and remedies under the DIP Financing Documents and applicable law as Administrative Agent deems appropriate, in its sole discretion, to collect the Obligations and/or to realize upon the Collateral.

     12.6 Credit Decision. Each Lender acknowledges that none of Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by Administrative Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Affiliates, and all applicable bankruptcy and bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other DIP Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of any of Administrative Agent-Related Persons.

     12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such
Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other DIP Financing Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the Commitment Termination Date, the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.


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     12.8 Administrative  Agent  in  Individual Capacity.  Bank  of  America and
its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and Affiliates as though Bank of America were not Administrative Agent hereunder and without notice to or consent of the Lenders. Bank of America or its Affiliates may receive information regarding the Borrowers, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Subsidiary) and acknowledge that Administrative Agent and Bank of America shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     12.9 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon at least thirty (30) days prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Administrative Agent. In the event Bank of America sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by Bank of America of substantially all of its loan portfolio, Bank of America shall resign as Administrative Agent. If Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     12.10 Withholding Tax.

          (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of Administrative Agent, to deliver to Administrative Agent:

                    (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax


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


          because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                    (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, Administrative Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

          (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.


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


     12.11 Collateral Matters.

          (a) The Lenders hereby irrevocably authorize Administrative Agent, at its option and in its sole discretion, to (i) release Administrative Agent's Liens upon any Collateral (1) upon the termination of the Commitments and Full Payment of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations (2) constituting property being sold or disposed of if the Borrowers certify to Administrative Agent that the sale or disposition is made in compliance with Section 7.9 (and Administrative Agent may rely conclusively on any such certificate, without further inquiry), or (3) constituting property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement; and (ii) release and terminate any Subsidiary Guaranty in connection with any permitted sale or disposition of all of the equity interests or all or substantially all of the assets of the Subsidiary Guarantor party to such Subsidiary Guaranty pursuant to Section 7.9 hereof. Except as provided above, Administrative Agent will not release any of Administrative Agent's Liens without the prior written authorization of the Lenders; provided that Administrative Agent may, in its discretion, release Administrative Agent's Liens on Collateral consisting of Fixed Assets valued in the aggregate not in excess of $500,000 during each Fiscal Year without the prior written authorization of the Lenders and Administrative Agent may release Administrative Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year with the prior written authorization of the Majority Lenders. Upon request by Administrative Agent or the Borrowers at any time, the Lenders will confirm in writing Administrative Agent's authority to release Administrative Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

          (b) Upon receipt by Administrative Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of Administrative Agent's authority to release Administrative Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrowers, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Administrative Agent's Liens upon such Collateral; provided, however, that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (c) Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that Administrative Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent pursuant to any of the DIP Financing Documents, it being understood and agreed that in


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


respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

     12.12 Restrictions on Actions by Lenders; Sharing of Payments.

          (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of the Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrowers, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

          (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this Agreement or the other DIP Financing Documents, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender's ratable portion of all such distributions by Administrative Agent, such Lender shall promptly (1) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

          12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than Administrative Agent) obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent's request therefor shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent's instructions.

          12.14 Payments by Administrative Agent to Lenders. All payments to be made by Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to Administrative Agent on or


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


prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Administrative Agent. Concurrently with each such payment, Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless Administrative Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, Administrative Agent may assume that the Borrowers have made such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent upon demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     12.15 Settlement.

          (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, Administrative Agent, Bank of America, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other DIP Financing Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                    (ii) Administrative Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Administrative Agent's election, (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan,
          (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 o'clock noon (Atlanta, Georgia time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than Bank of America, in the case of Non-Ratable Loans and Administrative Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to Administrative Agent, to Administrative Agent's account, not later than 2:00 o'clock p.m. (Atlanta, Georgia time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to Administrative Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing Bank of America's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to Administrative Agent by any Lender on the


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


          Settlement Date applicable thereto, Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three
          (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

                    (iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether Administrative Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from Bank of America or Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank of America or Administrative Agent, as applicable, shall pay to Bank of America or Administrative Agent, as applicable, as the purchase price of such participation an amount equal to one hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to Administrative Agent by any Lender, Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                    (iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, Administrative Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by Administrative Agent in respect of such Non-Ratable Loan or Agent Advance.

                    (v) Between Settlement Dates, Administrative Agent, to the extent no Agent Advances are outstanding, may pay over to Bank of America any payments received by Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Bank of America's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Bank of America's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, Bank of America shall pay to Administrative Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Bank of America with respect to Non-Ratable Loans, Administrative Agent with respect to Agent Advances, and each Lender with respect to the


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


          Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Bank of America, Administrative Agent and the other Lenders.

                    (vi) Unless Administrative Agent has received written notice from a Lender to the contrary as provided in Section 12.15(c), Administrative Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

          (b) Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

          (c) Defaulting Lenders. Notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition in Article 8 to the making of Revolving Loans hereunder, unless Administrative Agent receives written notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Administrative Agent that Lender's Pro Rata Share of a Borrowing, Administrative Agent may assume that each Lender has made such amount available to Administrative Agent in immediately available funds on the Funding Date. Furthermore, Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to Administrative Agent in immediately available funds and Administrative Agent has transferred a corresponding amount to the Borrowers, then on the Business Day following such Funding Date that Lender shall make such amount available to Administrative Agent, together with interest at the Federal Funds Rate for that day. A notice by Administrative Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If a Lender's full Pro Rata Share is transferred to Administrative Agent as required, the amount transferred to Administrative Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to Administrative Agent on the Business Day following the Funding Date, Administrative Agent will notify the Borrowers of such failure to fund and, upon demand by Administrative Agent, the Borrowers shall pay such amount to Administrative Agent for Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding


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Date. No Lender shall be responsible  for any other Lender's  failure to advance such other Lenders' Pro Rata Share of any Borrowing. Notwithstanding anything to the contrary in this Section 12.15(c), no Lender shall be a Defaulting Lender for its failure to fund its Pro Rata Share of a Borrowing if and to the extent that (i) the amount of such Borrowing on the Funding Date exceeds Availability on the Funding Date, as such Availability is calculated pursuant to the Borrowing Base Certificate most recently received by Administrative Agent on or
before  such   Funding   Date  and  (ii)  such  Lender  has   promptly   advised
Administrative Agent, prior to Administrative Agent's funding of Revolving Loans to Borrowers on such Funding Date, that such Lender does not intend to make available its Pro Rata Share thereof. Nothing herein shall be deemed to provide that Administrative Agent shall be bound by the calculation by the Borrowers of the Borrowing Base in any Borrowing Base Certificate if such calculation is in error in any respect or treats as eligible any Inventory or Accounts that are not Eligible Inventory or Eligible Accounts.

          (d) Retention of Defaulting Lender's Payments. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent for application to Obligations other than those owed to the Defaulting Lender. In its discretion, Administrative Agent may lend to the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so advanced to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that, for purposes of voting or consenting to matters with respect to the DIP Financing Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender." Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

          (e)  Removal  of  Defaulting   Lender.  At  the  Borrowers'   request,
Administrative Agent or an Eligible Assignee reasonably acceptable to Administrative Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to Administrative Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Administrative Agent has arranged for a purchase by Administrative Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.


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     12.16 Letters of Credit; Inter-Lender Issues.

          (a) Notice of Letter of Credit Balance. On each Settlement Date Administrative Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

          (b) Participations in Letters of Credit.

                    (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through Administrative Agent to the Letter of Credit Issuer, if not Bank of America, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefore or guaranty pertaining thereto).

                    (ii) Sharing of Reimbursement Obligation Payments. Whenever Administrative Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which Administrative Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, Administrative Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers. Each such payment shall be made by Administrative Agent on the next Settlement Date.

                    (iii) Documentation. Upon the request of any Lender, Administrative Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                    (iv) Obligations Irrevocable. The obligations of each Lender to make payments to Administrative Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrowers for whose account the Letter of Credit or Credit Support was issued to make payments to Administrative Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                    (1) any lack of validity or enforceability of this Agreement or any of the other DIP Financing Documents;

                    (2) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary


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


          named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Administrative Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any
          Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                    (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the DIP Financing Documents;

                    (5) the occurrence of any Default or Event of Default; or

                    (6) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.

          (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any Obligor or by any Account Debtor is received by Administrative Agent with respect to any of the Obligations and distributed by Administrative Agent to the Lenders on account of their respective participations therein and is thereafter set aside, avoided or recovered from Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by Administrative Agent, pay to Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it. Unless Administrative Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, Administrative Agent may assume that the Borrowers have made such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          (d) Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit


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


Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any DIP Financing Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations and the Commitment Termination Date.

          12.17 Concerning the Collateral and the Related DIP Financing Documents. Each Lender authorizes and directs Administrative Agent to enter into the other DIP Financing Documents, for the ratable benefit and obligation of Administrative Agent and the Lenders. Each Lender agrees that any action taken by Administrative Agent or Majority Lenders, as applicable, in accordance with the terms of this Agreement or the other DIP Financing Documents, and the exercise by Administrative Agent or the Majority Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured by all of the Collateral.

     12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

          (a) is deemed to have requested that Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Administrative Agent;

          (b) expressly agrees and acknowledges that neither Bank of America nor Administrative Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or Bank of America or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

          (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations


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


that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

          12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of Administrative Agent) authorized to act for, any other Lender.

          12.20 No Reliance on Administrative Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, Participants or Assignees, may rely on Administrative Agent to carry out such Lender's, Affiliate's, Participant's or Assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrowers, their Affiliates or its agents, the DIP Financing Documents or the transactions hereunder: (1) any identity verification procedures, (2) any record keeping, (3) any comparisons with government lists, (4) any customer notices or
(5) any other procedures required under the CIP Regulations or such other laws.

          12.21 USA Patriot Act. Each Lender or Assignee or Participant of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and
(ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the Closing Date and (2) at such other times as are required under the USA Patriot Act.

          12.22 Syndication Agent. The Lender identified on the facing page or signature pages of this Agreement as the "Syndication Agent" shall not have any obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified as the "Syndication Agent" shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified as the "Syndication Agent" in deciding to enter into this Agreement or in taking or not taking action hereunder.


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



                                   ARTICLE 13
                                  MISCELLANEOUS

          13.1 No Waivers; Cumulative Remedies. No failure by Administrative Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrowers and Administrative Agent and/or any Lender, or delay by Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Administrative Agent or the Lenders on any occasion shall affect or diminish Administrative Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. Administrative Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. Administrative Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which Administrative Agent or any Lender may have.

          13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any DIP Financing Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     13.3 Governing Law; Choice of Forum; Service of Process.

          (a) EXCEPT AS GOVERNED BY THE FINANCING ORDER, THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF GEORGIA; PROVIDED THAT AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DIP FINANCING DOCUMENT THAT IS NOT REQUIRED TO BE BROUGHT IN THE U.S. BANKRUPTCY COURT WHERE THE CHAPTER 11 CASES ARE PENDING MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA LOCATED IN FULTON COUNTY, GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) AGENT AND THE LENDERS SHALL


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


HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS; (2) AGENT AND THE LENDERS SHALL BRING ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT IN THE COURT, TO THE EXTENT THAT AGENT AND THE LENDERS ARE REQUIRED TO DO SO BY THE FINANCING ORDER OR THE BANKRUPTCY CODE; AND (3) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

          (c) THE BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWERS AT THEIR ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAIL POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

     13.4 WAIVER OF JURY TRIAL. THE BORROWERS, THE LENDERS AND AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER DIP FINANCING DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER DIP FINANCING DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER DIP FINANCING DOCUMENTS.

     13.5 Survival of Representations and Warranties. All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by Administrative Agent or the Lenders or their respective agents.


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     13.6 Other  Security  and   Guaranties.  Subject  to  any  limitations   or
notice requirements in the Financing Order, Administrative Agent, may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     13.7 Fees and Expenses. The Borrowers agree to pay to or reimburse (1) the Bank of America, upon demand, all reasonable costs and expenses that Bank of America pays or incurs in connection with the structuring and syndication of the DIP Facility, whether prior to or on or after the Closing Date, and including reasonable fees and disbursements of counsel; (2) GE Capital, for its benefit, upon demand, reasonable costs and expenses that GE Capital pays or incurs in connection with the negotiation, preparation, syndication, or consummation of this Agreement or any of the other DIP Financing Documents, whether in its capacity as Syndication Agent or otherwise, but such fees and expenses shall not exceed $10,000; and (3) Administrative Agent, for its benefit, upon demand, all reasonable costs and expenses that Administrative Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement and termination of this Agreement or any of the other DIP Financing Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the DIP Financing Documents and the transactions contemplated thereby; (c) costs and expenses (including attorneys' and paralegals' fees and disbursements) incurred by Administrative Agent in connection with defending against or otherwise resolving any challenge to the validity, amount or enforceability of any Obligation or the validity or enforceability of any of the DIP Financing Documents, or in connection with any appeal or other challenge to any of the terms of the Financing Order or the Pre-Petition Secured Party Protection Order;
(d) costs and expenses of lien and title searches and title insurance; (e) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue Administrative Agent's Liens (including costs and expenses paid or incurred by Administrative Agent in connection with the consummation of
Agreement); (f) sums paid or incurred to pay any amount or take any action required of the Borrowers under the DIP Financing Documents that the Borrowers fail to pay or take; (g) reasonable costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging and meals for inspections of the Collateral and the Borrowers' operations by Administrative Agent plus Administrative Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $775 per day (or portion thereof) for each Person retained or employed by Administrative Agent with respect to each field examination or audit); and (h) reasonable costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay reasonable costs and expenses incurred by Administrative Agent (including Attorneys' Costs) to Administrative Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce Administrative Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the DIP Financing Documents, or to defend any claims made or threatened against any Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the DIP Financing Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in
Section 3.7.

     13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

     If to Administrative Agent or Bank of
          America:                          Bank of America, N.A.
                                            600 Peachtree Street, N.E.
                                            10th Floor
                                            Atlanta, Georgia  30308-2265
                                            Attention:  Mr. Robert J. Walker
                                            Telecopy No.:  (404) 607-6437

                  with a copy to:           Parker, Hudson, Rainer & Dobbs LLP
                                            1500 Marquis Two Tower
                                            285 Peachtree Center Avenue, NE
                                            Atlanta, Georgia  30303
                                            Attention:  C. Edward Dobbs, Esq.
                                            Telecopy No.:  (404) 522-8409

     If to the Borrowers:                   Cone Mills Corporation
                                            Suite 300
                                            804 Green Valley Road
                                            Greensboro, North Carolina  27408
                                            Attention: Chief Financial Officer
                                            Telecopy No.: (336) 379-6043

                  with a copy to:           Paul, Weiss, Rifkind, Wharton
                                                 & Garrison, LLP
                                            1285 Avenue of the Americas
                                            New York, New York  10128
                                            Attention: Andrew N. Rosenberg, Esq.
                                            Telecopy No.:  (212) 373-2053
or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     13.9 Waiver of Notices. Unless otherwise expressly provided herein or in any Financing Order, the Borrowers waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand upon the Borrowers that Administrative Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

     13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of Administrative Agent and each Lender. The rights and benefits of Administrative Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

     13.11 Indemnity of Agents and the Lenders by the Borrowers.

          (a) Each Borrower agrees to defend, indemnify and hold each Indemnified Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of any of the DIP Financing Documents, or the transactions contemplated hereby, or any challenge to the validity, amount or enforceability of any Obligation or the validity or enforceability of any of the DIP Financing Documents or in connection with any appeal or other challenge to any of the provisions of the Financing Order or the Pre-Petition Secured Party Protection Order, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other DIP Financing Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Party is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Party with respect to Indemnified Liabilities to the extent resulting solely from the gross negligence or willful misconduct of such Indemnified Party. The foregoing provisions of this Section 13.11(a) shall not be deemed to expand the right to reimbursement of GE Capital pursuant to Section 13.7(2) hereof. The agreements in this Section shall survive payment of all other Obligations and the Commitment Termination Date.

          (b) Each Borrower agrees to indemnify, defend and hold harmless each Indemnified Party from any loss or liability directly or indirectly arising out


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

of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance in connection with such Borrower's operations, business or property, except to the extent such loss or liability arises solely from the gross negligence or willful misconduct of such Indemnified Party. This indemnity will apply whether the hazardous substance is on, under or about such Borrower's property or operations or property leased to such Borrower. The indemnity includes, but is not limited to, Attorneys Costs. The indemnity extends to Agents and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations and termination of this Agreement, the DIP Facility and the Commitments.

     13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST ANY AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER DIP FINANCING DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH AGENT, EACH BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     13.13 Final Agreement. This Agreement and the other DIP Financing Documents are intended by the Borrowers, Administrative Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other DIP Financing Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of Administrative Agent and the requisite Lenders.

     13.14 Counterparts. This Agreement may be executed in any number of counterparts, and by Administrative Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     13.15 Captions.   The   captions  contained  in  this  Agreement   are  for
convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     13.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law (except as may be otherwise required by the Financing Order), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not Administrative Agent or such Lender shall have made demand under this Agreement or any DIP Financing Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWERS HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

     13.17 Confidentiality.

          (a) Each Borrower hereby consents that Administrative Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of such Borrower and a general description of such Borrower's business and may use such Borrower's name in advertising and other promotional material.

          (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to Administrative Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other DIP Financing Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by Administrative Agent or such Lender, (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to Administrative Agent or such Lender; or (iii) is required or permitted to be disclosed by the Borrowers, Administrative Agent or the Lenders in the Chapter 11 Cases; provided, however, that Administrative Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which Administrative Agent or such Lender is subject or in connection with an examination of Administrative Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(4) to the extent reasonably required in connection with any litigation or proceeding (including the Chapter 11 Cases) to which Administrative Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other DIP Financing Document; (6) to Administrative Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors;
(7)  to any  prospective  Participant  or  Assignee  under  any  Assignment  and

Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of Administrative Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower is party or is deemed party with Administrative Agent or such Lender; (9) to its Affiliates; and (10) to any of the Pre-Petition Secured Parties. Notwithstanding anything herein to the contrary, the information subject to this Section 13.17(b) shall not include, and Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Administrative Agent or such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

     13.18 Conflicts with Other DIP Financing Documents. Unless otherwise expressly provided in this Agreement (or in another DIP Financing Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other DIP Financing Document, the provision contained in this Agreement shall govern and control.

                    [Remainder of page intentionally blank.]

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                   "BORROWERS"

                                   CONE MILLS CORPORATION,
                                   a North Carolina corporation

                                   By:/s/ W. Scott Wenhold
                                        Name: W. Scott Wenhold
                                        Title: Treasurer

                                   CIPCO S.C., INC.,
                                   a Delaware corporation

                                   By: /s/Cheryl G. Hollis
                                        Name: Cheryl G. Hollis
                                        Title: Ass't Secretary

                                   CONE FOREIGN TRADING, LLC,
                                   a North Carolina limited liability company

                                   By: /s/ W. Scott Wenhold
                                        Name: W. Scott Wenhold
                                        Title: Treasurer

                                   CORNWALLIS DEVELOPMENT CO.,
                                   a North Carolina corporation

                                   By: /s/ Neil W. Koonce
                                        Name: Neil W. Koonce
                                        Title: VP & Secretary

                     [Signatures continue on following page]

                                   "AGENTS"

                                   BANK OF AMERICA, N.A.,
                                   as Administrative Agent

                                   By:/s/Robert J. Walker
                                      Name:Robert Walker
                                      Title:Senior Vice President


                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION,
                                   as Syndication Agent

                                   By:/s/ Andrew Brown
                                      Name:Andrew Brown
                                      Title: Duly Authorized Signatory



                                   "LENDERS"

                                   BANK OF AMERICA, N.A.
                                   By:/s/Robert J. Walker
                                      Name:Robert Walker
                                      Title:Senior Vice President


                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION

                                   By:/s/ Andrew Brown
                                      Name:Andrew Brown
                                      Title: Duly Authorized Signatory

                                     ANNEX A
                                       to
                                Credit Agreement

                                   Definitions

         Capitalized terms used in the DIP Financing Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of this
Agreement:

         "Acceptable Plan" means a Chapter 11 Plan which provides for Full Payment of any then unpaid Obligations on the sooner to occur of (i) the last day of the DIP Term and (ii) the effective date of such Chapter 11 Plan, or which is otherwise acceptable to Administrative Agent and each Lender, in their sole and absolute discretion.

         "Accommodation Payment" has the meaning specified in Section 3.9(d).

         "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangible (including a payment intangible).

         "Accounts" means all of each Borrower's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "Accounts Formula Amount" means, at any time, an amount equal to eighty-five percent (85%) of the Net Amount of Eligible Accounts.

         "ACH Transactions" means any cash management, disbursement or related services, including overdrafts and the automatic clearing house transfer of funds by Bank of America for the account of the Borrowers.

         "Adequate Protection Claim" means the right of the holder of a secured Claim against the Borrowers (or any of them) to receive periodic payments as adequate protection under Sections 361 or 363 of the Bankruptcy Code.

         "Administrative Agent" has the meaning specified in the Recitals to this Agreement.

         "Administrative Agent's Liens" means the Liens in the Collateral granted to Administrative Agent, for the benefit of the Lenders, Bank of America, and Administrative Agent pursuant to this Agreement, the other DIP Financing Documents and the Financing Order.

         "Administrative Agent-Related Persons" means Administrative Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of such Administrative Agent and its Affiliates.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent Advances" has the meaning specified in Section 1.2(j).

         "Agents"  means,  collectively,  Administrative  Agent  and Syndication
Agent.

         "Aggregate Revolver Outstandings" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

         "Agreement" means the Post-Petition Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

         "Anniversary Date" means each anniversary of the Closing Date.

         "Annual Business Plan" has the meaning specified in Section 5.2(f).

         "Anti-Terrorism Laws" shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

         "Applicable Margin" means

                           (i) with respect to Base Rate Revolving Loans and all
                  other Obligations (other than LIBOR Revolving Loans and the Unused Line Fee), 0.75%;

                           (ii) with respect to LIBOR Revolving  Loans,  2.75%.;
                  and

                           (iii) with respect to the Unused Line Fee, 0.50%.

         "Asset Disposition" means any disposition, whether by sale, lease, assignment, or other transfer of (i) any of the assets of an Obligor and (ii) any of the capital stock, securities or investments exchangeable, exercisable, or convertible for or into, or otherwise entitling the holder to receive, any of the capital stock of any Subsidiary (other than a disposition to an Obligor).

         "Asset Purchase Commitment" means the Asset Purchase Agreement as in effect on the date hereof (or as the same may be amended in a manner acceptable to Lenders) pursuant to which the Proposed Purchaser has agreed to purchase all or substantially all of the assets of the Borrowers in a sale conducted under
Section 363 of the Bankruptcy Code.

         "Assignee" has the meaning specified in Section 11.2(a).

         "Assignment  and  Acceptance"  has the  meaning  specified  in  Section
11.2(a).

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by Administrative Agent and the reasonably allocated costs and expenses of internal legal services of Administrative Agent.

         "Availability" means, at any time, (a) the lesser of (i) the Maximum Revolver Amount at such time and (ii) the Borrowing Base at such time, minus, in each case, (b) the Aggregate Revolver Outstandings at such time.

         "Availability Reserve" means, at any time, an amount equal to the sum of (i) the Carve-Out Reserve; (ii) the Cash Collateral Reserve; (iii) the Environmental Compliance Reserve; (iv) reserves established by Administrative Agent for accrued, unpaid interest on the Obligations, for rent at leased locations subject to statutory or contractual landlord Liens, for unpaid custom charges and, for warehouseman's or bailee's charges; (v) reserves for Inventory shrinkage; and (vi) such other reserves as Administrative Agent may establish from time to time in the exercise of its reasonable credit judgment.

         "Avoidance Claim" means any claim that could be asserted by or on behalf of a Borrower or its Estate against a Person under 11 U.S.C. ss.ss. 502(d), 544, 545, 547, 548, 549, 550, 551 or 553.

         "Bank of America" means Bank of America, N.A., a national banking association, or any successor entity thereto.

         "Bank Products" means any one or more of the following types of services or facilities extended after the Petition Date to the Borrowers by Bank of America or any affiliate of Bank of America: (i) credit cards; (ii) ACH Transactions; and (iii) Hedge Agreements.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss 101 et seq.).

         "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

         "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

         "Blocked Person" shall have the meaning ascribed to it in Section 6.30(b).

         "Bond Trustee" The Bank of New York, as trustee under the Senior Debentures for the holders of the Senior Debentures.

         "Borrowers' Agent" has the meaning specified in Section 1.2(k).

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers or by Bank of America in the case of a Borrowing funded by Non-Ratable Loans or by Administrative Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

         "Borrowing Base" means, at any time, an amount equal to (i) the sum of the Accounts Formula Amount and the Inventory Formula Amount at such time, minus
(ii) the Availability Reserve at such time.

         "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrowers, substantially in the form of Exhibit A (or another form acceptable to Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to Administrative Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers and certified to Administrative Agent, provided that Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

         "Budget"  means the  "Budget"  as defined in the  Pre-Petition  Secured
Party Protection Order as such Budget is in effect on the date of this Agreement, with such amendments or modifications thereto or extensions or supplements thereof as may be approved by the Pre-Petition Secured Parties or otherwise approved by the Court, and which shall set forth in a separate line item transfers to be made or expenses to be paid by any Borrower to any domestic Subsidiary of a Borrower that is not itself a Borrower (other than payroll-related expenses that are paid by a Borrower through such a Subsidiary pursuant to Section 7.15(g) hereof).

         "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Atlanta, Georgia or Greensboro, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Revolving Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

         "Capital Lease" means any lease of property by a Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Borrower.

         "Carve-Out" means the "Carve-Out" consented to by Lenders under, and as defined in, the Financing Order.

         "Carve-Out Reserve" means an amount equal to $500,000.

         "Cash Collateral" shall means all funds on deposit at any time in the Cash Collateral Account.

         "Cash Collateral Account" means a demand deposit account at Bank of America, in the name of Administrative Agent and held for the benefit of Administrative Agent and Lenders and subject to Administrative Agent's Liens, for the purpose of holding Net Disposition Proceeds.

         "Cash Collateral Reserve" means an amount equal, at any time, to the aggregate amount of Net Disposition Proceeds that have been applied to the Obligations from and after the Closing Date.

         "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) who is not a "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on the Petition Date becomes a beneficial owner after the Petition Date, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of Cone Mills; (b) Cone Mills consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or any person consolidates with, or merges with or into, Cone Mills, in any such event pursuant to a transaction in which the outstanding Voting Stock of Cone Mills is converted into or exchanged for cash, securities, or other property, other than any such transaction where (i) the outstanding Voting Stock of Cone Mills is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have a "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable; (c) individuals who on the Petition Date constituted the board of directors of Cone Mills (together with any new directors whose election by such board or whose nomination for election by the stockholders of Cone Mills was approved by a vote of a majority of the directors then still in office who were either directors on the Petition Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board then in office; or (d) Cone Mills shall fail to own, directly or indirectly, 100% of the outstanding capital stock of each other Borrower.

         "Chapter 11 Cases" has the meaning specified in the Recitals to this Agreement.

         "Chapter 11 Plan" means a plan of liquidation or reorganization proposed by Borrowers or any other Person (including Administrative Agent or any Lender) in the Chapter 11 Cases.

         "Chattel Paper" means all of the Borrowers' now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

         "Claim" has the meaning given to it in Section 101 of the Bankruptcy Code.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all of each Borrower's real and personal property, whether now existing or hereafter created or acquired and whenever located, except as specifically excluded under the Financing Order. The term "Collateral" includes all of the property of each Borrower that is subject to Liens granted and conferred under any of the Security Documents, including the Cash Collateral. It is understood by the parties that real and personal property of each Borrower is not all of the Collateral Security for the payment or performance of the Obligations and that the payment and performance of the Obligations is or may be from time to time secured by Liens upon real and personal property of one or more of the Guarantors.

         "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on
Schedule 1.1 attached to this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

         "Commitment Termination Date" means the date that is the soonest to occur of the following (unless otherwise agreed in writing by Administrative Agent and the Majority Lenders): (i) the last day of the DIP Term, (ii) the date of entry of a Confirmation Order with respect to any Chapter 11 Plan (or the effective date of any Chapter 11 Plan if either the Confirmation Order or the Chapter 11 Plan provides that title to all of the assets of each Borrower's
Estate remains vested in such Estate until the effective date), (iii) the effective date of any sale of all or a substantial part of the Collateral, including the consummation of the Proposed Section 363 Sale, (iv) the date on which this Agreement and the Commitments are terminated pursuant to Sections
7.11 or 9.2 of this Agreement or (v) the date on which the Borrowers elect to terminate the DIP Facility pursuant to Section 3.2 of this Agreement.

         "Committee" means a creditors' or equity security holders' committee appointed in the Chapter 11 Cases by the United States Trustee.

         "Cone Mills" has the meaning specified in the Recitals to this Agreement.

         "Cone Receivables" means Cone Receivables II, LLC, a North Carolina limited liability company.

         "Confirmation Order" means an order entered by the Court confirming a Chapter 11 Plan.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

         "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Revolving Loan.

         "Court" has the meaning specified in the Recitals to this Agreement.

         "Credit Support" has the meaning specified in Section 1.3(a).

         "Critical Vendor" means a Person who holds a Claim against a Borrower on the Petition Date and whose ongoing provision of goods or services is essential to one or more Borrowers' successful reorganization in the Chapter 11 Cases.

         "Debt" means, without duplication, all liabilities, obligations and indebtedness of a Borrower or a Subsidiary to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including
(a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on a Borrower's property, even though such Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by a Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties; and (e) the present value (discounted at the Base
Rate) of lease payments due under synthetic leases.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

         "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate under Section 2.1 plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the

Default Rate shall result in an increase in the Letter of Credit Fee by two (2) percentage points per annum.

         "Defaulting Lender" has the meaning specified in Section 12.15(c).

         "Deposit Account" means "deposit account" as such term is defined in the UCC, now or hereafter held in the name of a Borrower.

         "Designated Account" has the meaning specified in Section 1.2(d).

         "DIP Facility" has the meaning specified in Section 1.1.

         "DIP Financing Documents" means this Agreement, the Financing Order, the Patent, Trademark and Copyright Agreements, the Security Agreement, the Mortgages, each Subsidiary Guaranty, each Subsidiary Security Agreement and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

         "DIP Motion" means the Motion of the Borrowers for approval of the financing under the DIP Facility pursuant to this Agreement.

         "DIP Term" means a period commencing on the date of entry of the Financing Order and ending on the first anniversary thereof.

         "Disqualified Stock" means, with respect to any Person, any capital stock or other security of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (in each case, other than into common stock of Cone Mills), pursuant to a sinking fund obligation or otherwise, or is exchangeable for Debt, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the specified security. Notwithstanding the foregoing, in no event shall any capital stock or other security that is considered Disqualified Stock solely by reason of such capital stock or other security being convertible at the option of the holder of such capital stock or other security into other capital stock or other security (other than Disqualified Stock) constitute Disqualified Stock.

         "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

         "Document" shall have the meaning given to "document" in the UCC, and, in the case of each Borrower, includes all bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrowers.

         "DOL" means the United States Department of Labor or any successor department or agency.

         "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the DIP Financing Documents shall be made in Dollars.

         "Eligible Accounts" means those Accounts which are owned by a Borrower and arise from the sale of Goods in the Ordinary Course of Business of such Borrower and which Administrative Agent, in the exercise of its reasonable commercial discretion, determines to be Eligible Accounts. Without limiting the reasonable commercial discretion of Administrative Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless Administrative Agent and the Majority Lenders in their sole discretion elect, include any Account as an Eligible Account:

                  (a) with respect to which more than one hundred twenty (120) days have elapsed since the date of the original invoice therefor or which is more than sixty (60) days past due;

                  (b)  with  respect  to  which  any  of  the   representations,
         warranties,   covenants,  and  agreements  contained  in  the  Security
         Agreement are incorrect or have been breached;

                  (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                  (d) which represents a progress billing (as hereinafter defined) or as to which a Borrower has extended the time for payment without the consent of Administrative Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's completion of any further performance under the contract or agreement;

                  (e) with respect to which any one or more of the following events has occurred and is continuing to the Account Debtor on such
         Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                  (f) if fifty percent (50%) (or, in the case of Levi Strauss & Co., 25%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

                  (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America, Canada, Puerto Rico or, in the case only of Levi Strauss Europe S.A., countries in Europe (provided that Accounts owing by Levi Strauss Europe S.A. shall be Eligible Accounts only to the extent of $2,000,000 in aggregate outstanding at any time and only if they are otherwise Eligible Accounts hereunder); or (ii) is not organized under the laws of Puerto Rico, the United States of America or Canada or any state or province thereof (except in the case of Levi Strauss Europe S.A.); or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to Administrative Agent in its discretion;

                  (h) owed by an Account Debtor that is an Affiliate or employee of a Borrower (and for avoidance of doubt, Parras Cone shall be deemed an affiliate of Cone Mills);

                  (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of Administrative Agent's Liens in such Account, or Administrative Agent's right or ability to obtain direct payment to Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than the Bankruptcy Code and those of the UCC;

                  (j) owed by an Account Debtor to which such Borrower or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to Administrative Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect Administrative Agent's Liens therein, have been complied with to Administrative Agent's satisfaction with respect to such Account;

                  (l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which Administrative Agent determines that its Lien therein is not or cannot be perfected;

                  (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis (unless, in the case of a bill-and-hold sale, the purchaser has signed in favor of Administrative Agent an agreement, acceptable to Administrative Agent, in its sole discretion, regarding such purchaser's unconditional payment undertaking);

                  (n)  which  is  evidenced  by  a  promissory   note  or  other
         instrument or by Chattel Paper;

                  (o) if Administrative Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                  (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

                  (q) which arises out of a sale not made in the Ordinary Course of Business of such Borrower;

                  (r) with respect to which the Goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such Goods or services;

                  (s) owed by an Account Debtor which is obligated to the Borrowers respecting Accounts the aggregate unpaid balance of which exceeds fifteen percent (15%) (or, in the case of Levi Strauss & Co., 40%) of the aggregate unpaid balance of all Eligible Accounts owed to the Borrowers at such time by all of the Borrowers' Account Debtors, but only to the extent of such excess; or

                  (t) which is not subject to a first priority and perfected security interest in favor of Administrative Agent for the benefit of Administrative Agent and the Lenders or is subject to any other Lien, except Liens described in clauses (a) and (g) in the definition of "Permitted Liens," provided that such Permitted Liens do not impair directly or indirectly the ability of Administrative Agent to realize on or obtain the full benefit of the Collateral.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

         "Eligible  Assignee" means (a) a commercial  bank,  commercial  finance company, fund or other asset based lender, having total assets in excess of $100,000,000 that is engaged in making, purchasing or otherwise investing in commercial loans in the Ordinary Course of Business of such Person and which shall represent to the satisfaction of Administrative Agent, in its reasonable discretion, that such Person has the immediate financial resources and functional capability of performing all actions required of a Lender pursuant to the DIP Financing Documents, including funding and indemnification requirements;
(b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of a Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to Administrative Agent.

         "Eligible Inventory" means Inventory of a Borrower which consists of raw materials or finished goods and which Administrative Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of Administrative Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless Administrative Agent and the Majority Lenders in their sole discretion elect, include any Inventory:

                  (a) that is not owned by a Borrower;

                  (b) that is not subject to Administrative Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clauses (a), (d), (g) or (i) of the definition of "Permitted Liens," provided that such Permitted Liens (i) are junior in priority to Administrative Agent's Liens (except for Permitted Liens securing pre-Petition Date property taxes) and (ii) do not impair directly or indirectly the ability of Administrative Agent to realize on or obtain the full benefit of the Collateral);

                  (c) that consists of work-in-process or chemicals, samples, prototypes, supplies, or packing and shipping materials;

                  (d) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

                  (e) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrowers' business, or that is slow moving or stale;

                  (f) that is obsolete or repossessed by a Borrower or used Goods taken in trade;

                  (g) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

                  (h) that is located in a public warehouse or in possession of a bailee or processor (including a so-called "cut-and-sew" operator) or in a facility leased by a Borrower, if the warehouseman, or the bailee or processor, or the lessor has not delivered to Administrative Agent, if requested by Administrative Agent, a subordination agreement in form and substance satisfactory to Administrative Agent;

                  (i) that contains or bears any Proprietary Rights licensed to a Borrower pursuant to a License Agreement, if Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating the License Agreement with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing License Agreement), and, as to which such Borrower has not delivered to Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to Administrative Agent if requested;

                  (j) that is not reflected in the details of a current perpetual inventory report or the existence of which is not otherwise accounted for to the satisfaction of Administrative Agent; or

                  (k) that is Inventory placed on consignment.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

         "Environmental Compliance Reserve" means any reserve that Administrative Agent establishes in its reasonable discretion after prior written notice to the Borrowers from time to time for amounts that are reasonably likely to be expended by any Obligor in order for such Obligor to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws or to correct any such material non-compliance.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Equipment"  means  all of  the  Borrowers'  now  owned  and  hereafter acquired  machinery,  equipment,  furniture,  furnishings,  fixtures,  and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Borrower and all of the Borrowers' rights and interests with respect thereto under such leases (including options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multi-Employer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041(a)(2) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-Employer Plan], (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

         "Estate" means the estate created in each Chapter 11 Case pursuant to 11 U.S.C.ss. 541(a).

         "Event of Default" has the meaning specified in Section 9.1.

         "Exchange  Act"  means  the  Securities   Exchange  Act  of  1934,  and
regulations promulgated thereunder.

         "Executive Order No. 13224" shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Georgia on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Final Order" shall mean an order or judgment of a court of competent jurisdiction as entered on its docket that has not been reversed, stayed pursuant to Bankruptcy Rule 8005 or any other applicable rule of civil or appellate procedure, modified or amended, and as to which the time to appeal, petition for certiorari, or seek reargument or rehearing has expired, and as to which no notice of appeal, petition for certiorari or motion for reargument or rehearing was timely filed, or as to which any right to appeal, petition for certiorari or seek reargument or rehearing has been waived in writing in a manner satisfactory to Agent or, if a notice of appeal, petition for certiorari or motion for reargument or rehearing was timely filed, the order or judgment has been affirmed by the highest court to which the order or judgment was appealed or from which the reargument or rehearing was sought, or certiorari has been denied, and the time to file any further appeal or to petition for certiorari or to seek further reargument or rehearing has expired.

         "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

         "Financing Order" means an order that is entered by the Court pursuant to Section 364(c) and (d) of the Bankruptcy Code and Bankruptcy Rule 4001(c), which authorizes the incurrence by Borrowers of post-petition secured indebtedness under the DIP Facility in accordance with the DIP Financing Documents, confers status as a Superpriority Claim upon all of the Obligations, and is otherwise in form and substance satisfactory in all respects to Administrative Agent and the Lenders.

         "Fiscal Month" means each of the twelve (12) consecutive four- or five-week periods beginning on the first day of the Fiscal Year, in the pattern 4, 4, 5 within a Fiscal Quarter.

         "Fiscal Quarter" means each of the four consecutive periods of thirteen
(13) weeks,  beginning on the first day of the Fiscal Year.

         "Fiscal Year" means, with respect to the Borrowers' fiscal year 2003, the fiscal period of the Borrowers and their Subsidiaries ending on December 28, 2003, and, with respect to fiscal year 2004, the fiscal year ending on January 2, 2005, and, with respect to fiscal year 2005, the fiscal year ending on January 1, 2006.

         "Fixed Assets" means the Equipment and Real Estate of the Borrowers.

         "Fixed  Asset  Loss  Proceeds"  has the  meaning  specified  in Section
7.6(b).

         "Food Security Act" means, the Food Security Act, 7 U.S.C.ss.1631.

         "Foreign Subsidiaries" means, collectively, each Subsidiary of a Borrower that is organized under the laws of a jurisdiction outside the United States.

         "Foreign Subsidiary Advances" means a loan, advance or other extension of credit by a Borrower to or for the benefit of any Foreign Subsidiary, including (i) the procuring of a Letter of Credit for the account of a Borrower to support or secure indebtedness of such Foreign Subsidiary or to otherwise benefit such Foreign Subsidiary (the original face amount of any such Letter of Credit being the amount of the Foreign Subsidiary Advance attributable thereto) and (ii) all amounts paid under any Guaranty from a Borrower with respect to indebtedness (including indebtedness owing to trade creditors) of such Foreign Subsidiary.

         "Fronting Fee" has the meaning specified in Section 2.6.

         "Full Payment" means with respect to any Obligation, the full and final payment of such Obligation in cash or immediately available funds; in the case of any contingent Obligation that exists by virtue of an outstanding undrawn Letter of Credit, Administrative Agent's receipt of either cash or a direct pay letter of credit naming Administrative Agent as beneficiary and in form and substance, and from an issuing bank, acceptable to Administrative Agent, in each case in an amount not less than 105% of the aggregate amount of all such contingent Obligations; and, in the case of any other contingent Obligation (including any indemnity Obligation) in respect of which a demand for payment has been made, the provision to Administrative Agent and the Lenders of adequate assurances by the Borrowers of their covenant to indemnify Administrative Agent and the Lenders.

         "Funding Date" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

         "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

         "General Intangibles" means all of the Borrowers' now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrowers of every kind and nature (other than Accounts), including all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to a Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to a Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which a Borrower is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or

Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to a Borrower.

         "Goods" means all "goods" as defined in the UCC, now owned or hereafter acquired by a Borrower, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

         "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "Indemnified   Liabilities"  has  the  meaning   specified  in  Section
13.11(a).

         "Indemnified Party" means a Person that is: (i) an Administrative Agent-Related Person, (ii) Syndication Agent or an officer, agent, director, successor, assign or Affiliate of Syndication Agent; or (iii) a Lender or an officer, agent, director, successor, assign or Affiliate of a Lender.

         "Initial Lender" means, collectively, Bank of America and each other Person, if any, that is a "Lender" hereunder on the Closing Date.

         "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by a Borrower.

         "Interest Period" means, as to any LIBOR Revolving Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Revolving Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrowers in their Notice of Borrowing, in the form attached hereto as

Exhibit B or Notice of Continuation/Conversion, in the form attached hereto as Exhibit C provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the last day of the DIP Term.

         "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

         "Inventory" shall have the meaning given to "inventory" in the UCC.

         "Inventory Formula Amount" means, on any date of determination, (a) prior to Administrative Agent's receipt of an acceptable appraisal of the net orderly liquidation value of the Borrowers' Inventory, an amount equal to the lesser of (i) the Maximum Inventory Loan Amount and (ii) forty percent (40%) of the Value of Eligible Inventory; and (b) after Administrative Agent's receipt of an acceptable appraisal of the net orderly liquidation value of the Borrowers' Inventory and the entry of the Final Financing Order, an amount equal to the lesser of (i) the Accounts Formula Amount on such date and (ii) the lesser of
(A) sixty-five percent (65%) of the Value of Eligible Inventory and (B) the Inventory NOLV Factor in effect on such date multiplied by the Value of Eligible Inventory.

         "Inventory NOLV Factor" means, at any time, a fraction, the numerator of which is equal to eighty-five percent (85%) of the orderly liquidation value, net of liquidation expenses, of the Borrowers' Eligible Inventory and the denominator of which is the Value of such Eligible Inventory, in each case as most recently determined and reported on by a qualified independent appraiser selected by Administrative Agent or, at Administrative Agent's election, by professional appraisers employed by Administrative Agent.

         "Investment Property" means all of the Borrowers' right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "KERP" means a key employee retention program proposed by a Borrower with respect to its officers and employees.

         "Latest Projections" means: (a) on the Closing Date and thereafter until Administrative Agent receives a new Annual Business Plan pursuant to
Section 5.2(f), the latest quarterly forecast of the Borrowers that is delivered to Administrative Agent; and (b) thereafter, the Annual Business Plan most recently received by Administrative Agent pursuant to Section 5.2(f).

         "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include Administrative Agent to the extent of Agent Advance outstanding and Bank of America to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share. If and for so long as Bank of America is the sole Lender under this Agreement, all references to "Lender" or "Lenders" shall mean Bank of America.

         "Letter of Credit" has the meaning specified in Section 1.3(a).

         "Letter of Credit Fee" has the meaning specified in Section 2.6.

         "Letter of Credit Issuer" means Bank of America, any affiliate of Bank of America or any other financial institution that is designated by Administrative Agent as an authorized issuer of a Letter of Credit pursuant to this Agreement.

         "Letter of Credit Issuer Amounts" has the meaning specified in Section 2.6.

         "Letter of Credit Subfacility" means $10,000,000.

         "LIBOR Interest Payment Date" means, with respect to a LIBOR Revolving Loan, the Commitment Termination Date, the last day of each Interest Period applicable to such Loan and, with respect to each Interest Period of greater than one month, on the first day of each month during such Interest Period.

         "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Revolving Loans, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR Rate  =              Offshore Base Rate
                                 ----------------------------------------------
                                     1.00 - Eurodollar Reserve Percentage
         Where,

                  "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 o'clock a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 o'clock a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Administrative Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Revolving Loan comprising part of such Borrowing would be offered by Bank of America's London Branch to major banks in the offshore dollar market at their request at or about 11:00 o'clock a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Revolving Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

         "License Agreement" means an agreement between one or more Borrowers and another Person pursuant to which such other Person (the "licensor") licenses to a Borrower the right to use such licensor's Proprietary Rights in connection with such Borrower's manufacturing, marketing, sale or other distribution of Goods.

         "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

         "Loan Account" means the loan account of the Borrowers, which account shall be maintained by Administrative Agent.

         "Loans"  means,  collectively,  all loans and advances  provided for in
Article 1.

         "Majority Lenders" means, at any date of determination, Lenders whose Pro Rata Shares aggregate more than 50%.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the Collateral or the operations, business, properties, condition (financial or otherwise) or prospects of the Borrowers taken as a whole; (b) a material impairment of the ability of any Borrower to perform under any DIP Financing Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any DIP Financing Document to which it is a party; provided, however, that the commencement of the Chapter 11 Cases or the application to the Borrowers of the provisions of the Bankruptcy Code and the Rules of Bankruptcy Procedure shall not, in and of themselves, be deemed to have a Material Adverse Effect.

         "Maximum Inventory Loan Amount" means $15,000,000.

         "Maximum Revolver Amount" means $45,000,000.

         "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments to be executed and delivered by the Borrowers to or for the benefit of Administrative Agent and by which Administrative Agent, on behalf of the Lenders, acquires a Lien on the Real Estate, and all amendments, modifications and supplements thereto.

         "Multi-Employer  Plan"  means a  "multi-employer  plan" as  defined  in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by a Borrower or any ERISA Affiliate.

         "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less (to the extent not already deducted in determining the amount of Eligible Accounts) all sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "Net Disposition Proceeds" shall mean, collectively, Net Fixed Asset Disposition Proceeds and Fixed Asset Loss Proceeds.

         "Net Fixed Asset Disposition Proceeds" means, with respect to any sale or other disposition of Fixed Assets, the net proceeds received in respect thereof, net of (i) brokerage or sales commissions payable in connection with such disposition and (ii) any amount necessary to pay or settle any Lien upon any assets that are being sold or otherwise disposed of to the extent that such Lien is legal, valid, perfected and unavoidable or is disputed and proceeds are required to be escrowed by the Court pending resolution of such dispute.

         "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 1.2(i).

         "Notice of  Borrowing"  has the meaning  specified  in Section  1.2(b).

         "Notice  of  Continuation/Conversion"  has  the  meaning  specified  in
         Section 2.2(b).

         "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers to Administrative Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other DIP Financing Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other DIP Financing Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit, (b) all Loans, (c) all Agent Advances, and (d) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

         "Obligor" means each Borrower, each Subsidiary Guarantor and each other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Administrative Agent, for the benefit of the Lenders, a Lien upon any of any of such Person's assets to secure payment of any of the Obligations.

         "Ordinary Course of Business" means, with respect to any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any DIP Financing Document or Pre-Petition Loan Document.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other DIP Financing Documents.

         "Overadvance  Condition" means and shall be deemed to exist at any time
(a) the sum of (i) the aggregate outstanding principal amount of Revolving Loans, (ii) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (iii) the aggregate amount of all unpaid reimbursement obligations in respect of Letters of Credit exceeds (b) the lesser of (i) the Maximum Revolver Amount and (ii) the Borrowing Base.

         "Parras Cone" means Parras Cone de Mexico, S.A., a joint venture of Cone Mills Mexico S.A. de C.V., a corporation organized and existing under the laws of Mexico substantially all of the capital stock of which is owned by Cone Mills, and Compania Industrial de Parras, S.A. de C.V., a corporation organized and existing under the laws of Mexico.

         "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

         "Patent, Trademark and Copyright Agreements" means, collectively, the Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements to be executed and delivered by the Borrowers or a Subsidiary of a Borrower to Administrative Agent to evidence and perfect Administrative Agent's security interest in the Borrowers' present and future patents, trademarks, copyrights and related licenses and rights, for the benefit of Administrative Agent and the Lenders.

         "Paying Borrower" has the meaning specified in Section 3.9(d).

         "Payment Account" means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of Administrative Agent or in the name of a Borrower, as Administrative Agent may determine, on terms acceptable to Administrative Agent.

         "PBGC"  means  the  Pension   Benefit   Guaranty   Corporation  or  any
Governmental Authority succeeding to the functions thereof.

         "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by Administrative Agent which have not yet been advanced.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which a Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, but shall not include a Multi-Employer Plan.

         "Permitted  Asset  Dispositions"  means  any  of  the  following  Asset
Dispositions (provided that the proceeds therefrom are cash, unless otherwise agreed to by Administrative Agent in its discretion, and such cash is remitted to Administrative Agent in accordance with this Agreement): (i) sales of Inventory by a Borrower in the Ordinary Course of Business (subject, in the case of a sale of Inventory to a Foreign Subsidiary, to the limitations contained in
Section 7.15); (ii) sales or other dispositions by a Borrower of Equipment that is obsolete or no longer useable by such Borrower in its business with an orderly liquidation value not to exceed, in aggregate, $2,000,000 in any Fiscal Year; (iii) Asset Dispositions described in Schedule 7.9; (iv) an Asset Disposition pursuant to the Proposed Section 363 Sale to the Proposed Purchaser or to a Person submitting any higher or better bid, provided that such sale is in conformity with the requirements of Section 7.11 hereof, and provided that, in connection with any such sale Administrative Agent in its sole and absolute discretion is satisfied that the cash proceeds to be remitted to Administrative Agent in connection with the closing of such sale will be sufficient in amount to result in Full Payment of the Obligations and any order approving such sale requires Full Payment of the Obligations as a condition to closing; and (v) other dispositions of property that are consented to in writing by Administrative Agent and the Majority Lenders and approved by the Court.

         "Permitted Liens" means:

                  (a) Liens for (i) taxes in existence on the Petition Date, provided that the aggregate amount of such taxes (excluding sales, license, withholding and property taxes) does not exceed in aggregate $100,000, (ii) sales, license, withholding and property taxes in existence on the Petition Date, and (iii) taxes incurred in the Ordinary Course of Business of a Borrower after the Petition Date, but in each case only if the payment of such taxes is not past due (or such taxes are being Properly Contested) and such taxes do not create a Lien superior to Administrative Agent's Liens with respect to the Collateral (other than pre-Petition Date Liens);

                  (b) Administrative Agent's Liens;

                  (c) Liens consisting of deposits made in the Ordinary Course of Business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds procured in the Ordinary Course of Business for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than tax Liens or Liens arising under ERISA or Environmental Liens) incurred in the Ordinary Course of Business or surety or appeal bonds, or to secure indemnity, performance or other similar bonds procured in the Ordinary Course of Business;

                  (d)  Liens  on   Collateral   of  a  Borrower   securing   the
         pre-Petition  Date  and   post-Petition   Date  claims  or  demands  of
         materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that, in the case of any such Liens securing post-Petition Date claims or demands of any such Person, such claims or demands are either not past due or do not exceed $100,000 in aggregate;

                  (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Borrower's business;

                  (f) Liens arising after the Petition Date from judgments and attachments in connection with court proceedings, provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder, such Liens are at all times junior to the Liens in favor of Administrative Agent, and the Claims secured by such Liens are being Properly Contested, the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

                  (g) Liens in existence on the Petition Date in favor of either of the Pre-Petition Collateral Agents, for the benefit of any of the Pre-Petition Secured Parties, and Liens granted in favor of the Pre-Petition Collateral Agents as adequate protection pursuant to the Pre-Petition Secured Party Protection Order;

                  (h) Purchase Money Liens and Liens under Capital Leases securing Debt that is permitted under Section 7.13 hereof;

                  (i) Liens in favor of customs and revenue  authorities arising as a matter of law to secure payment of customs duties in connection with the importation of Goods and other Liens incurred in the Ordinary Course of Business of the Borrowers in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract, to the extent such duties and payments are paid when due and payable by the Borrowers;

                  (j) Liens incurred in the Ordinary Course of Business of the Borrowers to secure performance under cotton futures contracts in connection with transactions or positions in a contract for future delivery of cotton, provided that reserves in accordance with GAAP have been provided on the books of the Borrower who incurred such Liens and such Liens are at all times junior in priority to Administrative Agent's Liens;

                  (k) Liens in favor of Cone Receivables with respect to Purchased Receivables and Related Assets purchased by Cone Receivables from Cone Mills prior to the Closing Date and prior to any repurchase of the Receivables and Related Assets by Cone Mills; and

                  (l) Liens in existence on the Petition Date (other than Liens described in clause (g) above) and shown on Schedule 7.18.

In no event shall any Lien be deemed to be a Permitted Lien if (a) it is in favor of Cone Receivables or any of its assignees, including GE Capital, with respect to any Accounts arising after the Closing Date or (b) it is a Lien filed by the PBGC or arising under ERISA, regardless of the date on which such Lien arises or is filed.

         "Permitted Variance" means, with reference to the expenditures on the Budget, Borrowers' actual aggregate expenditures since the Petition Date as of the end of each week which, in the aggregate, exceed by no more than ten percent (10%) the aggregate amount of expenses shown on the Budget as of such week on a cumulative basis since the Petition Date.

         "Person"  means  any  individual,  sole  proprietorship,   partnership,
limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

         "Petition Date" means September 24, 2003.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) that a Borrower sponsors or maintains or to which a Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan (other than any Plan that is a Multi-Employer Plan).

         "Plans and Specs" has the meaning specified in Section 7.6(b).

         "Pledge Agreements" means, collectively, each pledge agreement to be executed and delivered by a Borrower, pursuant to which such Borrower shall pledge to Administrative Agent, as security for the Obligations, all of the issued and outstanding capital stock and other securities held by it of its Subsidiaries.

         "Post-Petition Securitization Facility" shall have the meaning ascribed to such term in the Financing Order.

         "Pre-Petition Collateral Agents" means, collectively, the Pre-Petition Priority Collateral Agent and the Pre-Petition General Collateral Agent.

         "Pre-Petition General Collateral Agent" means Wilmington Trust Company, as collateral agent for the Pre-Petition General Secured Parties.

         "Pre-Petition General Secured Parties" means the Pre-Petition General Collateral Agent, the Pre-Petition Revolving Lenders, Pre-Petition Revolving Credit Agent, Prudential and the Bond Trustee.

         "Pre-Petition Priority Collateral Agent" means Bank of America, N.A., in its capacity (and together with its successors in such capacity) as collateral agent for the Pre-Petition Priority Secured Parties under a certain Priority Collateral Agency Agreement, dated as of January 28, 2000, among Bank of America, N.A., as collateral agent, Prudential and the Pre-Petition Revolving Credit Agent.

         "Pre-Petition Priority Secured Parties" means the Pre-Petition Priority Collateral Agent, the Pre-Petition Revolving Lenders, the Pre-Petition Revolving Credit Agent and Prudential.

         "Pre-Petition Revolving Credit Agent" means Bank of America, N.A. as agent for the Pre-Petition Revolving Lenders under the Pre-Petition Revolving Credit Agreement.

         "Pre-Petition   Revolving  Credit  Agreement"  means  that  the  Credit
Agreement dated as of January 28, 2000, among Cone Mills, the Pre-Petition Revolving Lenders and the Pre-Petition Revolving Credit Agent.

         "Pre-Petition Secured Parties" means, collectively, the Pre-Petition Priority Secured Parties and the Pre-Petition General Secured Parties.

         "Pre-Petition Secured Party Protection Order" means the Final Order (A) Authorizing the Use of Cash Collateral and (B) Granting Adequate Protection to the Pre-Petition Collateral Agents Pursuant to Sections 105, 361, 363 of the Bankruptcy Code Including Replacement Liens and Superpriority Claims, which was entered by the Court on October 30, 2003.

         "Professional Expenses" means the fees and reimbursable expenses of a Professional Person.

         "Professional Person" means a Person who is an attorney, accountant, appraiser, auctioneer or other professional person and who is retained, with Court approval, by (i) Borrowers pursuant to Section 327 or 328 of the Bankruptcy Code or (ii) a Committee pursuant to Section 1103(a) of the Code.

         "Properly Contested" means, in the case of any indebtedness or obligation of an Obligor (including any taxes owing by such Obligor) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP;
(iii) the non-payment of such indebtedness will not have a Material Adverse Effect and will not result in a forfeiture or sale of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to any such indebtedness, unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Administrative Agent (except only with respect to pre-Petition Date property taxes and other pre-Petition Date statutory obligations that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (v) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such indebtedness and all penalties, interest and other amounts due in connection therewith (except to the extent such Obligor is otherwise prohibited or excused from making such payment pursuant to the Bankruptcy Code or order of the Court).

         "Proposed Purchaser" means, collectively, WLR Recovery Fund II, L.P., a Delaware limited partnership, and WLR Cone Mills Acquisition LLC, a Delaware limited liability company.

         "Proposed Section 363 Sale" shall have the meaning ascribed to it in the Recitals to this Agreement.

         "Proprietary Rights" means all of a Person's now owned and hereafter arising or acquired: patents, patent rights, copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, in the case of Borrowers, those Registered Proprietary Rights that are set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

         "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

         "Prudential" means Prudential Insurance Company of America.

         "Purchase Money Debt" means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any Fixed Assets, (ii) any Debt (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any Fixed Assets for the purpose of financing all or any part of the purchase price thereof, and
(iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         "Purchase Money Lien" means a Lien upon Fixed Assets that secure Debt incurred by a Borrower to acquire such Fixed Assets, but only if such Lien shall at all times be confined solely to the Equipment acquired through the incurrence of the Debt secured by such Lien.

         "Purchased Receivables and Related Assets" means Accounts (and related assets, such as returned, or repossessed Goods the sale of which gave rise to any such Accounts) originally purchased by Cone Receivables from Cone Mills pursuant to the Receivables Transfer Agreement, resold by Cone Receivables to GE Capital pursuant to the Receivables Purchase Agreement prior to the Closing Date.

         "Real Estate" means all of the real property owned by a Borrower and/or any Subsidiary, together with all improvements thereon, all fixtures attached thereto and the easements appurtenant thereto.

         "Receivables Purchase Agreement" means the Receivables Purchase and Servicing Agreement dated as of September 1, 1999, among Cone Receivables, Redwood Receivables, Cone Mills and GE Capital.

         "Receivables Purchase Termination Agreement" shall mean the agreement attached hereto as Exhibit E, with such amendments or modifications as may be satisfactory to each of the Borrowers party thereto, Administrative Agent and GE Capital.

         "Receivables   Transfer  Agreement"  means  the  Receivables   Transfer
Agreement dated as of September 1, 1999, between Cone Mills, certain Affiliates of Cone Mills and Cone Receivables.

         "Reclamation Claim" means a Claim against a Borrower under Section 546(c)(2)(A) of the Bankruptcy Code.

         "Redwood Receivables" means Redwood Receivables Corporation, a Delaware corporation.

         "Registered Proprietary Rights" has the meaning specified in Section 6.12.

         "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than (i) any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC and (ii) the commencement of the Chapter 11 Cases.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer or the president of a Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, controller or the treasurer of a Borrower, or any other officer having substantially the same authority and responsibility.

         "Restoration Remittance" has the meaning specified in Section 7.6(b).

         "Restricted Investment" means, as to a Borrower, any acquisition of property by such Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Fixed Assets to be used in the business of such Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the Ordinary Course of Business of such Borrower;
(c) acquisitions of current assets acquired in the Ordinary Course of Business of such Borrower; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than ninety (90) days from the date of creation thereof; and (g) Hedge Agreements.

         "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

         "Royalties" means royalties that are payable by the Borrowers in respect of Proprietary Rights licensed to them in connection with the manufacture, sale or distribution by one or more Borrowers of any Inventory or other Goods.

         "Security Agreement" means the Security Agreement of even date herewith between Borrowers and Administrative Agent pursuant to which, among other things, each Borrower as granted a security interest in and Lien upon all of the Collateral as security for the payment of Obligations, in substantially the form attached hereto as Exhibit F.

         "Security Documents" means any and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations, including the Security Agreement, the Mortgages, the Patent, Trademark and Copyright Agreements, each Subsidiary Guaranty and each Subsidiary Security Agreement, the Pledge Agreements and each other assignment, instrument or other document as may be requested by Administrative Agent in order to evidence of record, or to validate under applicable non-bankruptcy law the perfection of, the Liens granted by the Borrowers in favor of Administrative Agent pursuant to the DIP Financing Documents.

         "Senior Debentures" means the 8-1/8% debentures due March 15, 2005, issued by Cone Mills pursuant to the Senior Indenture in aggregate original principal amount of $100,000,000.

         "Senior Indenture" means that certain Indenture dated as of February 14, 1999, between Cone Mills and the Bond Trustee.

         "Senior Permitted Lien" means a Permitted Lien that is authorized by clauses (a), (c), (d), (h), (i), or (l) of the definition thereof to have priority over Administrative Agent's Liens, in each case, to the extent that the claim secured by such Permitted Lien is allowed by the Court or pursuant to any Chapter 11 Plan that is an Acceptable Plan; provided that, in no event shall any Lien in favor of a Pre-Petition Secured Party be deemed to be a Senior Permitted Lien.

         "Settlement"  and  "Settlement  Date" have the  meanings  specified  in
Section 12.15(a)(ii).

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the Voting Stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of a Borrower.

         "Subsidiary Guarantor" means each Subsidiary that becomes a Subsidiary Guarantor pursuant to Section 7.35.

          "Subsidiary Guaranty" means a guaranty agreement to be executed by a Subsidiary Guarantor in favor of Administrative Agent, for the benefit of the Lenders, by which such Subsidiary Guarantor shall guarantee payment and performance of the Obligations, which guaranty agreement shall be in form and substance satisfactory to Administrative Agent.

         "Subsidiary Security Agreement" means a security agreement, pledge agreement, mortgage, hypothecation, general charge or other document creating or perfecting a Lien to be executed by a Subsidiary Guarantor in favor of
Administrative Agent by which such Subsidiary Guarantor shall grant to Administrative Agent, for the benefit of Administrative Agent and the Lenders, a Lien upon any or all of such Subsidiary Guarantor's assets (as may be designated by Administrative Agent), whenever acquired and wherever located, as security for the payment of the Obligations, which security agreement shall be in form and substance satisfactory to Administrative Agent.

         "Superpriority Claim" means a claim against one or more Borrowers in the Chapter 11 Cases that is an administrative expense claim having priority over any and all administrative expenses of the kind specified in Sections 503(b) or l507(b) of the Bankruptcy Code, including a claim pursuant to Section 364(c)(1) of the Bankruptcy Code.

         "Syndication Agent" has the meaning specified in the Recitals to this Agreement.

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Administrative Agent, such taxes

(including income taxes or franchise taxes) as are imposed on or measured by Administrative Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or Administrative Agent, as the case may be, is organized or maintains a lending office.

         "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unused Letter of Credit Subfacility" means, on any date, an amount equal to $10,000,000 minus the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding on such date plus, without duplication, (b) the aggregate unpaid reimbursement obligations on such date with respect to all Letters of Credit.

         "Unused Line Fee" has the meaning specified in Section 2.5.

         "USA Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         "Value", when used with reference to the value of Eligible Inventory, means value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

         "Voting Stock" means, with respect to any Person, capital stock or other securities issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

         Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii) The term "including" is not limiting and means "including without limitation."

              (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

              (iv) The word "or" is not exclusive.

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any DIP Financing Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement and other DIP Financing Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) This Agreement and other DIP Financing Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.22-7.23 shall be deemed to have occurred as of any date of determination thereof by Administrative Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to Administrative Agent.

         (h) This Agreement and the other DIP Financing Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or Administrative Agent merely because of Administrative Agent's or Lenders' involvement in their preparation.

         (i) Whenever the phrase "to the best of each Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of a Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of a Responsible Officer of such Borrower or (ii) the knowledge that a Responsible Officer would have obtained if such Responsible Officer had engaged in good faith and reasonably diligent performance of such Responsible Officer's duties, including the making of reasonable inquiries.

                                     ANNEX B
                                       to
                                Credit Agreement

                                     Budget

                                    EXHIBIT A

                       FORM OF BORROWING BASE CERTIFICATE



                               PLEASE SEE ATTACHED

                                    EXHIBIT B

                               NOTICE OF BORROWING


                                                     Date:  ______________, 200_


To: Bank of America, N.A. as Administrative Agent for the Lenders who are parties to the Post-Petition Credit Agreement dated as of December 11, 2003 (as extended, renewed, amended or restated from time to time, the "Post-Petition Credit Agreement") among Cone Mills Corporation and the other Borrowers which are signatories thereto, the Lenders which are signatories thereto and Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

          The   undersigned,    ___________________________    refers   to   the
Post-Petition Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

          1.  The Business Day of the proposed Borrowing  is _____, 200_.

          2.  The aggregate amount of the proposed Borrowing is $_____.

          3. The Borrowing is to be comprised of $_____ of Base Rate Revolving Loans and $_____ of LIBOR Revolving Loans.

          4. The duration of the Interest Period for the LIBOR Revolving Loans, if any, included in the Borrowing shall be _____ months.

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) The representations and warranties of the Borrowers contained in the Post-Petition Credit Agreement are true and correct as though made on and as of such date (except that any representation or warranty that relates to a specified prior date shall be true and correct as of such prior date);

          (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

          (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit, to exceed the lesser of the Borrowing Base or the combined Commitments of the Lenders.

                                 CONE MILLS CORPORATION



                                 By:
                                          -------------------------------------

                                 Title:
                                          -------------------------------------

                                    EXHIBIT C

                        NOTICE OF CONTINUATION/CONVERSION


                                                      Date: __________, 200_



To: Bank of America, N.A. as Administrative Agent for the Lenders who are parties to the Post-Petition Credit Agreement dated as of December 11, 2003 (as extended, renewed, amended or restated from time to time, the "Post-Petition Credit Agreement") among Cone Mills Corporation and the other Borrowers which are signatories thereto, the Lenders which are signatories thereto and Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

          The   undersigned,    ___________________________    refers   to   the
Post-Petition Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

          1. The Continuation/Conversion Date is __________, 200_.

          2. The aggregate amount of the Loans to be [converted] [continued] is $_____ .

          3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

          4. The duration of the Interest Period for the LIBOR Revolving Loans included in the [conversion] [continuation] shall be _____ months.

          The  undersigned  hereby  certifies that the following  statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) The representations and warranties of the Borrowers contained in the Post-Petition Credit Agreement are true and correct as though made on and as of such date (except that any representations and warranties that relate to a specified prior date shall be true and correct as of such specified prior date);

          (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

          (c) The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans [plus the aggregate amount available for drawing under all outstanding Letters of Credit] to exceed the lesser of the Borrowing Base or the combined Commitments of the Lenders.

                                     CONE MILLS CORPORATION



                                     By:
                                             ----------------------------------

                                     Title:
                                             ----------------------------------

                                    EXHIBIT D

                  [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ____________________, 200_ is made between
______________________________  (the "Assignor") and  __________________________
(the "Assignee").


                                    RECITALS

     WHEREAS, the Assignor is party to that certain Post-Petition Credit Agreement dated as of December 11, 2003 (as amended, amended and restated, modified, supplemented or renewed, the "Post-Petition Credit Agreement") among Cone Mills Corporation and the other Borrowers party thereto (the "Borrowers"), the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and Bank of America, N. A., as agent for the Lenders (the "Administrative Agent"). Any terms defined in the Post-Petition Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Post-Petition Credit Agreement;

     WHEREAS, as provided under the Post-Petition Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrowers in an aggregate amount not to exceed $__________ (the "Commitment");

     WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrowers;

     WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Post-Petition Credit Agreement]; and

     WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Post-Petition Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1. Assignment and Acceptance.

     (a) Subject to the terms and conditions of this  Assignment and Acceptance,
(i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, as of the Effective Date (as defined below) without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Post-Petition Credit Agreement and the DIP Financing Documents.

     (b) With effect on and after the Effective Date, the Assignee shall be a party to the Post-Petition Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the
Post-Petition Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Post-Petition Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Post-Petition Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections __ and __ of the Post-Petition Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

     (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

     (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2. Payments.

     (a) As consideration for the sale,  assignment and transfer contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

     (b) The Assignee further agrees to pay to Administrative Agent a processing fee in the amount specified in Section 11.2(a) of the Post-Petition Credit Agreement.

     3. Reallocation of Payments.

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4. Independent Credit Decision.

     The Assignee (a) acknowledges that it has received a copy of the Post-Petition Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Post-Petition Credit Agreement.

     5. Effective Date; Notices.

     (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

          (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

          [(ii) the consent of Administrative Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date];

          (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

          [(iv) the Assignee shall have complied with Section 11.2 of the Post-Petition Credit Agreement (if applicable);]

          (v) the  processing  fee  referred  to in Section  2(b)  hereof and in
     Section 11.2(a) of the Post-Petition Credit Agreement shall have been paid to Administrative Agent; and

     (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and Administrative Agent for acknowledgment by Administrative Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

     6. Reserved.

     7. Withholding Tax.

     The Assignee (a) represents and warrants to the Lender, Administrative Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Administrative Agent and the Borrowers prior to the time that Administrative Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue

Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8. Representations and Warranties.

     (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Post-Petition Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Post-Petition Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Post-Petition Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrower, of any of its respective obligations under the Post-Petition Credit Agreement or any other instrument or document furnished in connection therewith.

     (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder;
(ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Post-Petition Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this

Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; [and (iv) it is an Eligible Assignee.]

     9. Further Assurances.

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10. Miscellaneous.

     (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

     (b) All payments made hereunder shall be made without any set-off or counterclaim.

     (c) The Assignor and the Assignee shall each pay its own costs and expenses
incurred  in  connection  with  the  negotiation,   preparation,  execution  and
performance of this Assignment and Acceptance.

     (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE GEORGIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Georgia County, Georgia over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH

THIS ASSIGNMENT AND ACCEPTANCE, THE POST-PETITION CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                          [ASSIGNOR]


                                            By:
                                            Title:
                                            Address:


                                                          [ASSIGNEE]


                                            By:
                                            Title:
                                            Address:

                                    EXHIBIT E

                   Receivables Purchase Termination Agreement

                        RECEIVABLES PURCHASE TERMINATION
                           AND REASSIGNMENT AGREEMENT

                  THIS AGREEMENT is made and entered into as of December 11, 2003, by and among CONE RECEIVABLES II LLC, a North Carolina limited liability company (the "Seller"), CONE MILLS CORPORATION, a North Carolina corporation ("Cone Mills"); CONE FOREIGN TRADING LLC, a North Carolina limited liability company ("CFT"; each of Cone Mills and CFT being herein referred to as an "Originator" and collectively as the "Originators"), and each of the Seller and the Originators being herein referred to as a "Company" and collectively as the "Companies"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC"), acting in its capacities as the Purchaser, the Operating Agent and the Collateral Agent (as such terms are defined in the Purchase Agreement referenced below).

                               Statement of Facts

         WHEREAS, Cone Mills and the Seller entered into that certain Receivables Transfer Agreement, dated as of September 1, 1999 (as amended to the date hereof, the "Transfer Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in Annex X to the Transfer Agreement) whereby Cone Mills agreed to sell, contribute or otherwise transfer to the Seller, and the Seller agreed to purchase or otherwise acquire from such Originator, all of the right, title and interest of such Originator in the Transferred Receivables of such Originator; and

         WHEREAS, the Seller, Redwood Receivables Corporation ("Redwood"), as Purchaser, Cone Mills, as Servicer, and GECC, as Operating Agent and as Collateral Agent, entered into that certain Receivables Purchasing and Servicing Agreement, dated as of September 1, 1999 (as amended to the date hereof, the "Purchase Agreement"; the Transfer Agreement, the Purchase Agreement and all other Related Documents are herein collectively referred to as the "Securitization Agreements"), whereby Purchaser agreed, among other things, to purchase from the Seller from time to time the Transferred Receivables sold or contributed to the Seller pursuant to the Transfer Agreement; and

         WHEREAS, pursuant to the Fourth Amendment to Securitization Agreements and Additional Originator Joinder Agreement, dated as of April 20, 2000, among the Companies, Redwood and GECC, as Operating Agent, Collateral Agent, Letter of Credit Provider and Letter of Credit Agent, CFT became an Originator under the Transfer Agreement, and as a result CFT agreed to sell, contribute or otherwise transfer to the Seller, and the Seller agreed to purchase or otherwise acquire from such Originator, all of the right, title and interest of such Originator in the Transferred Receivables of such Originator; and

         WHEREAS, Redwood and GECC entered into that certain Assignment Agreement, dated as of April 23, 2001 (the "Redwood Assignment"), under which Redwood assigned and delegated to GECC, pursuant to Section 2.05 of the Liquidity Loan Agreement, all of Redwood's rights, titles and interests in and to, and all of Redwood's obligations under, the Purchase Agreement and the other Related Documents; and

         WHEREAS, the parties desire to terminate the Securitization Agreements and to provide for the reassignment by GECC to the Seller of the Transferred Receivables and the reassignment by the Seller of the Transferred Receivables to the Originators, all in accordance with and subject to the terms and conditions of this Agreement.

                               Statement of Terms

                  NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.  Definitions.   Unless  otherwise  expressly   defined  herein,  all
capitalized terms used herein shall have the respective meanings given such terms in the Securitization Agreements.

         2. Reconveyance by GECC, Etc. (a) Subject to the terms and conditions of this Agreement, and effective as of the Effective Date specified below, GECC, in its capacity as the Purchaser, shall assign, transfer and convey to the Seller, without recourse, except as specifically set forth herein, and the Seller shall purchase and accept assignment and transfer from GECC of, all of GECC's rights, titles and interests in and to all of the presently outstanding Transferred Receivables. In consideration for such transfer and assignment, the Seller shall pay to GECC at or before 2:00 p.m. (New York city time) on the Effective Date, in immediately available funds, an amount (the "Reconveyance Amount") equal to the sum of the following (the following items shall be computed after giving effect to the applications on the Effective Date of all monies on deposit in the Collection Account on such date):

           (i)    outstanding Capital Investment                $ 9,255,073.39
           (ii)   unpaid Accrued Daily Yield                    $       960.80
           (iii)  unpaid Accrued Daily Fees and Expenses        $       448.77
           (iv)   Other (specify: Legal Invoices - PH)          $    10,000.00
                                                                --------------
           (v)    Total Reconveyance Amount (sum of (i)
                  through (iv) above)                           $ 9,266,482.96


          (b) Payment of the Reconveyance Amount shall be made by the Seller to GECC by way of a wire transfer of immediately available funds to the Collection Account.

          (c) Subject to the terms and conditions of this Agreement, upon payment by the Seller of the Reconveyance Amount in accordance with the provisions of Section 2(b), all rights, titles and interests (including Liens) of GECC, in its capacities as the Purchaser, the Operating Agent and/or the Collateral Agent, in or to any or all of the Transferred Receivables shall terminate and be released without further action, all as of the Effective Date. If GECC, in its capacity as the Purchaser, the Operating Agent or the Collateral Agent, receives any

Proceeds of the Transferred Receivables after such termination and release, GECC shall promptly transfer such Proceeds to the Seller (or to such other person as the Seller may direct GECC in writing)

         3. Reconveyance by Seller. Subject to the terms and conditions of this Agreement, and effective as of the Effective Date, the Seller shall assign, transfer, and convey to each of the Originators, without recourse, except as specifically set forth herein, and each of the Originators shall purchase and accept, all of the Seller's rights, titles and interests in and to all of the Transferred Receivables previously acquired by the Seller from such Originator under the Transfer Agreement. In consideration of the Seller's transfer and conveyance hereunder to each Originator of such Transferred Receivables, such Originator shall pay an amount (the "Originator Purchase Price") to the Seller equal to the portion of the Reconveyance Amount attributable to the Transferred Receivables of such Originator, which Originator Purchase Price shall be payable by such Originator on the Effective Date to such account or person as may be directed by the Seller, and in immediately available funds. Subject to the terms and conditions of this Agreement, upon payment by each Originator of the Originator Purchase Price for its Transferred Receivables in accordance with the provisions of this Section 3, all rights, titles and interests (including Liens) of the Seller in or to such Transferred Receivables shall terminate and be released without further action, all as of the Effective Date.

         4. Termination of Securitization Agreements. Upon the effectiveness of this Agreement, the Securitization Agreements shall terminate and all obligations of the parties thereunder (including without limitation any and all obligations thereunder to purchase, sell, contribute or service the Transferred Receivables and the Collections) shall terminate, except that (i) the representations and warranties made by the Seller and the Servicer pursuant to
Article IV of the Purchase Agreement and the provisions set forth in Article XII and Sections 14.04, 14.05 and 14.06 of the Purchase Agreement shall be continuing and shall survive the execution and delivery of this Agreement and the termination of the Purchase Agreement and (ii) the provisions of Sections 4.02(o), 4.03(j), 4.04, 5.01, 8.03, 8.12 and 8.14 of the Transfer Agreement and
the indemnification and payment provisions of Article V of the Transfer Agreement shall be continuing and shall survive the execution and delivery of this Agreement and the termination of the Transfer Agreement (the provisions described in the foregoing clauses (i) and (ii) are herein called the "Surviving Provisions").

         5. Mutual Releases. Upon the effectiveness of this Agreement, each of the Companies, on the one hand, and GECC, on the other hand (the latter in each of its capacities as the Purchaser, the Operating Agent and the Collateral Agent) (each of the Companies and GECC being herein referred to as a "Releasing Party"), shall be deemed to have (a) released and forever discharged the other and its respective subsidiaries, agents, employees, officers, directors, attorneys, affiliates, successors and assigns (collectively, the "Released Parties") of and from any and all liabilities, claims, suits, obligations, indebtedness, liens, losses, causes of action , demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, whether known or unknown, whether fixed or contingent, and whether liquidated or unliquidated, that such Releasing Party may have or claim to have against any such Released Party and which arises out of or is connected in any way with any action of commission or omission of any Released Party existing or occurring on or prior to the date of this Agreement relating to or arising out of or in connection with any of the Securitization Agreements or any of the transactions contemplated by any of the Securitization Agreements, from the beginning of time until the execution and delivery of this Agreement (collectively, the "Released Claims") and (b) agrees forever to refrain from commencing, instituting or prosecuting any law suit, action or other proceeding against any of the Released Parties with respect to any of such Released Claims; provided, however, that the Released Claims do not include, and the releases and covenants-not-to-sue set forth in this Section 6 shall not apply to, the Released Parties' respective covenants and other obligations under this Agreement or to the Released Parties' respective covenants and other obligations under the Surviving Provisions.

         6. Effectiveness of this Agreement. This Agreement shall be effective as of December 11, 2003 (the "Effective Date") upon the satisfaction of all of the following conditions precedent:

          (a) One or more counterparts of this Agreement shall have been executed and delivered by the Companies and GECC; and

          (b) The Bankruptcy Court shall have entered, after notice and hearing, a final order in the Chapter 11 Cases authorizing Cone Mills and CFT to enter into and perform under this Agreement (the "Bankruptcy Court Order") and from which no appeal has been timely filed, or if timely filed, no stay pending appeal shall have been granted; and

          (c)  GECC  shall  have  received   payment  from  the  Seller  of  the
Reconveyance Amount in accordance with Section 2(b) above; and

          (d) The Seller shall have received payment from each Originator of such Originator's Originator Purchase Price in accordance with Section 3 above.

         7. Further Assurances. Each of the Companies and GECC hereby agrees to execute and deliver such Uniform Commercial Code termination statements, Lockbox Account transfers or instructions, and such other documents as any Company, as applicable, may reasonably request from time to time in order to more fully effectuate the transactions contemplated by this Agreement; provided, however, that any and all such termination statements, Lockbox Account transfers or instructions, and other documents shall be prepared and/or recorded at the Seller's or an Originator's expense, as applicable. Without limiting the generality of the foregoing, the Seller hereby authorizes each Originator to file a UCC financing statement naming Seller as debtor and such Originator as secured party in order to perfect under the UCC the conveyance hereunder by the Seller to such Originator of the Transferred Receivables conveyed hereunder to such Originator.

         8. Representations and Warranties.

          (a) Subject to the entry of the Bankruptcy Court Order in the case of each of Cone Mills and CFT, each of the parties hereto represents and warrants that it has the full corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder and that this Agreement has been duly and validly executed and delivered by it (and assuming the due and valid execution and delivery hereof by all other parties hereto) constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

          (b) GECC hereby represents and warrants that the Transferred Receivables are owned by GECC free and clear of any Adverse Claim and GECC has not sold, pledged, assigned, transferred or subjected to a Lien any of the Transferred Receivables. GECC further represents and warrants that, upon the effectiveness of this Agreement and the payment of the Reconveyance Amount in accordance with Section 2(b) above, the Companies will not be indebted to GECC (in any of its capacities) for any reason under the Securitization Agreements or any of the other Related Documents (except with respect to (i) the Companies' respective representations, warranties, covenants and other obligations under this Agreement and (ii) the Surviving Provisions; provided, however, that all or a portion of such indebtedness shall be reinstated in the event and to the extent that any payment thereof is rescinded or must otherwise be disgorged or returned by GECC in any capacity upon the insolvency, dissolution, liquidation, bankruptcy or reorganization of any or all of the Companies or upon or as a result of the appointment of a trustee, receiver or conservator or similar officer for any of the Companies or any substantial part of its property).

          (c) The Seller hereby represents and warrants that, after giving effect to the transfer by GECC provided in Section 2(a) above, the Transferred Receivables will be owned by the Seller free and clear of all Adverse Claims and the Seller has not sold, pledged, assigned, transferred or subjected to an Adverse Claim any of the Reconveyed Property, other than the conveyance of the Transferred Receivables to GECC under the Purchase Agreement.

         9. Parties' Intent. It is the express intent and understanding of the parties hereto that this Agreement shall vest in the Seller all the right, title and interest of GECC in and to the Transferred Receivables and constitutes a valid sale of the Transferred Receivables by GECC to the Seller enforceable against all creditors of and all purchasers from GECC and free and clear of all Liens of GECC (in its capacity as the Purchaser, the Operating Agent or the Collateral Agent) and that this Agreement vests in each of the Originators all the right, title and interest of the Seller in and to the Transferred Receivables of such Originator and constitutes a valid sale of such Transferred Receivables by the Seller to such Originator enforceable against all creditors of and purchasers from the Seller.

         10. Miscellaneous. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN SUCH STATE. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of several counterparts, and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

         11. Additional Capacities. It is acknowledged and agreed that Cone Mills is entering into, and will be bound by, this Agreement both in its capacity as a seller under the Transfer Agreement and as a servicer under the Purchase Agreement, and all references herein to Cone Mills shall be deemed to include it in both such capacities. It is further acknowledged and agreed that GECC is entering into, and will be bound by, this Agreement in each of its capacities as the Purchaser, the Operating Agent and the Collateral Agent, and all references herein to GECC shall be deemed to include it in all such capacities.

                  (remainder of page intentionally left blank)

                  IN WITNESS, each of the parties hereto, by their respective duly authorized signatories, has executed and delivered this Agreement as of the date first above written.


                            CONE RECEIVABLES II LLC, as Seller


                            By /s/ Cheryl G. Hollis
                            Name: Cheryl G. Hollis
                            Title: Secretary


                            CONE MILLS CORPORATION, as an Originator and as Servicer


                            By  /s/ W. Scott Wenhold
                            Name: W. Scott Wenhold
                            Title: Treasurer


                            CONE FOREIGN TRADING LLC, as an Originator


                            By: /s/ W. Scott Wenhold
                            Name: W. Scott Wenhold
                            Title: Treasurer


                            GENERAL ELECTRIC CAPITAL CORPORATION,
                            as Purchaser, Operating Agent and Collateral Agent


                            By /s/ Curtis J. Correa
                            Name: Curtis J. Correa
                                  Duly Authorized Signatory

                                    EXHIBIT F

                               Security Agreement

                               SECURITY AGREEMENT


         SECURITY AGREEMENT, dated as of December 11, 2003, by CONE MILLS CORPORATION, a North Carolina corporation and Chapter 11 debtor-in-possession ("Cone Mills"), CIPCO S.C., INC., a Delaware corporation and Chapter 11 debtor-in-possession ("CIPCO"), CORNWALLIS DEVELOPMENT CO., a North Carolina corporation ("Cornwallis"), and CONE FOREIGN TRADING LLC, a North Carolina limited liability company and Chapter 11 debtor-in-possession ("CFT") (Cone Mills, CIPCO, Cornwallis and CFT each is referred to hereinafter as a "Grantor" and collectively as the "Grantors"), in favor of BANK OF AMERICA, N.A., in its capacity as administrative and collateral agent for the Lenders ("Agent").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Post-Petition Credit Agreement dated as of the date hereof by and among Grantors, Agent, General Electric Capital Corporation, as Syndication Agent for the Lenders ("Syndication Agent" and, collectively with Agent "Agents") and the Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), the Lenders have agreed to make the Loans and issue Letters of Credit to or for the benefit of Grantors; and

         WHEREAS, in order to induce the Lenders to make the Loans and issue Letters of Credit as provided for in the Credit Agreement, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS; RULES OF INTERPRETATION.

                  (a) The following terms shall have the following respective meanings:

                  "Accounts" means, with respect to each Grantor, all of such Grantor's now owned or hereafter acquired or arising "accounts," as such term is defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "Assigned Contracts" means, with respect to each Grantor, all of such Grantor's rights and remedies under, and all moneys and claims for money due or to become due to such Grantor under any contracts, and any and all amendments, supplements, extensions, and renewals thereof, including all rights and claims of such Grantor now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                  "Blocked Account Agreement" means an agreement among one or more Grantors, Agent and a Clearing Bank, in form and substance reasonably satisfactory to Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

                  "Chattel Paper" means, with respect to each Grantor, all of such Grantor's "chattel paper," as such term is defined in the UCC, whether now owned or hereafter acquired, including electronic chattel paper.

                  "Clearing Bank" means Bank of America or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

                  "Commercial Tort Claims" means, with respect to each Grantor, all of such Grantor's "commercial tort claims," as such term is defined in the UCC, whether now existing or hereafter arising.

                  "Deposit Accounts" means, with respect to each Grantor, all of such Grantor's "deposit accounts," as such term is defined in the UCC, whether now or hereafter held in the name of such Grantor.

                  "Documents" means, with respect to each Grantor, all of such Grantor's "documents," as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, whether now owned or hereafter acquired by a Grantor.

                  "Equipment" means, with respect to each Grantor, all of such Grantor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Grantor and all of such Grantor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "Excluded Subsidiary Interests" means all stock, limited liability company or other like equity security interests owned by a Grantor in any other Grantor.

                  "General Intangibles" shall have the meaning given to "general intangibles" in the UCC and shall include, with respect to each Grantor, all of such Grantor's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Grantor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to such Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Grantor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Grantor.

                  "Goods" means, with respect to each Grantor, all of such Grantor's "goods," as such term is defined in the UCC, wherever located, and whether now owned or hereafter acquired by such Grantor, including embedded software to the extent included in "goods," as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

                  "Instruments" means, with all respect to each Grantor, all of such Grantor's "instruments," as such term is defined in the UCC, whether now owned or hereafter acquired by such Grantor.

                  "Inventory" means, with respect to each Grantor, all of such Grantor's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Grantor's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

                  "Investment Property" shall have the meaning given to "Investment Property" in the UCC, and shall include, with respect to each Grantor, all of such Grantor's right, title and interest in and to any and all:
(a) securities, whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

                  "Letter-of-Credit Rights" means, with respect to each Grantor, "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by such Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

                  "Payment Account" means each bank account established pursuant to this Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of Agent or one or more Grantors, as Agent may determine, on terms acceptable to Agent.

                  "Payment Intangible" shall have the meaning ascribed to it in the UCC.

                  "Proprietary Rights" means, with respect to each Grantor, all of such Grantor's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Software" means, with respect to each Grantor, all of such Grantor's "software," as such term is defined in the UCC, whether now owned or hereafter acquired by such Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "Supporting Obligations" means, with respect to each Grantor, all of such Grantor's "supporting obligations," as such term is defined in the UCC.

                  "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

                  All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

                  (b) The rules of interpretation contained in Annex A to the Credit Agreement shall be applicable to this Security Agreement and are hereby incorporated by reference.

         2. GRANT OF LIEN.

                  (a) As security for the prompt payment and performance of all Obligations, each Grantor hereby grants to Agent, for the benefit of Agents and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of such Grantor, whether now owned or existing or hereafter acquired or arising (irrespective of whether the same existed on or was created or acquired after the Petition Date), and regardless of where located:
                  (i)    all Accounts;

                  (ii)   all Goods, including Inventory and Equipment;

                  (iii)  all contract rights;

                  (iv)   all Chattel Paper;

                  (v)    all Documents;

                  (vi)   all Instruments;

                  (vii)  all Supporting Obligations and Letter-of-Credit Rights;

                  (viii) all General Intangibles (including Payment Intangibles and Software);

                  (ix) all Investment Property other than Excluded Subsidiary Interests;

                  (x)    all Commercial Tort Claims;

                  (xi) all money, cash, cash equivalents, securities and other property of any kind of each Grantor held directly or indirectly by Agent or any Lender;

                  (xii) all Deposit Accounts, all credits and balances with and other claims of each Grantor against Agent or any Lender or any of their Affiliates or any other financial institution with which a Grantor maintains deposits, including any Payment Accounts;

                  (xiii) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                  (xiv) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with all equity interests in Subsidiaries pledged to Agent and all other property of each Grantor in which Agent or any Lender may at any time be granted a Lien as collateral for the Obligations, is herein collectively referred to as the "Collateral."

                  (b) All of the Obligations shall be secured by all of the Collateral.

         3.       PERFECTION, PRIORITY AND PROTECTION OF SECURITY
                  INTEREST.

                  (a) Grantors shall, at their expense, perform all steps requested by Agent at any time to perfect, maintain, protect, and enforce
Agent's Liens, including, at the reasonable request of Agent: (i) executing, delivering and/or filing and recording of the Mortgages, Patent, Trademark and Copyright Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to Agent; (ii) delivering to Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iii) when an Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by Agent; (iv) placing notations on each Grantor's books of account to disclose Agent's security interest; and (v) taking such other steps as are deemed necessary or desirable by Agent to maintain and protect Agent's Liens.

                  (b) Upon Agent's request therefor, Grantors shall use reasonable efforts to cause such Persons holding possession of Collateral consisting of certificated securities to execute and deliver control agreements reasonably satisfactory to Agent relating to such securities, and, upon Agent's request therefor at any time that any Event of Default exists or at any other time reasonably requested by Agent, Grantors shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities (accompanied by stock powers executed in blank), Chattel Paper and Instruments promptly after any Grantor receives the same.

                  (c) Upon Agent's request therefor at any time that any Event of Default exists or at any other time reasonably requested by Agent, Grantors shall obtain authenticated control agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

                  (d) Upon Agent's request therefor at any time that any Event of Default exists or at any other time reasonably requested by Agent, if any Grantor is or becomes the beneficiary of a letter of credit having a value greater than $100,000, such Grantor shall promptly notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Payment Account, all in form and substance reasonably satisfactory to Agent.

                  (e) Upon Agent's request therefor at any time that any Event of Default exists or at any other time reasonably requested by Agent, Grantors shall take all steps necessary to grant Agent control of all electronic chattel paper in accordance with the UCC and all "transferable records" as defined in the Uniform Electronic Transactions Act.

                  (f) Each Grantor hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of Georgia or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of
Article 9 of the UCC of the State of Georgia for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to Agent promptly upon request. Each Grantor also ratifies its authorization for Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

                  (g) Each Grantor shall promptly notify Agent of any Commercial Tort Claim having a value greater than $100,000 acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

                  (h) From time to time, Grantors shall, upon Agent's request, execute and deliver confirmatory written instruments pledging to Agent, for the ratable benefit of Agent and the Lenders, the Collateral, but a Grantor's failure to do so shall not affect or limit any security interest or any other rights of Agent or any Lender in and to the Collateral with respect to such Grantor. So long as the Credit Agreement is in effect and until all Obligations have been fully satisfied and the Commitments have been terminated, Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

                  (i) Good Standing Certificates. Upon Agent's request therefor at any time that any Event of Default exists or at any other time (but not more frequently than once during each calendar quarter) reasonably requested by Agent, each Grantor shall provide to Agent a certificate of good standing from its state of incorporation or organization.

                  (j) No Reincorporation. Without limiting the prohibitions on mergers involving a Grantor contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or change its type of entity as identified on Schedule II without the prior written consent of Agent.

                  (k) UCC Filings Not Authorized. Until Full Payment of all of the Obligations, each Grantor acknowledges that (i) it is not authorized to file or to authorize or consent to the filing of any financing statement or amendment that relates to a Lien that is not a Permitted Lien, and (ii) it is not authorized to file any amendment or termination statement or release with respect to any financing statement in favor of Agent without the prior written consent of Agent, and agrees that it will not do so without the prior written consent of Agent, subject to Grantor's rights under Section 9-509(d)(2) of the UCC.

                  (l) No Restriction on Payments to Agent. No Grantor shall enter into any contract that restricts or prohibits the grant of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of any of the foregoing.

                  (m) Liens Under Financing Order. Agent's Liens pursuant to the provisions of this Security Agreement and pursuant to any of the other DIP Financing Documents shall be in addition to all Liens conferred upon Agent, for itself and for the benefit of Lenders, pursuant to the terms of the Financing Order.

                  (n) Lien Priority. Agent's Liens pursuant to the provisions of this Security Agreement and pursuant to any of the DIP Financing Documents shall be first priority Liens and security interests in the Collateral, except as otherwise expressly provided in the Financing Order and except for the Carve-Out.

         4. LOCATION OF COLLATERAL. (a) Each Grantor represents and warrants to Agent and the Lenders that, as of the Closing Date: (A) Schedule I is a correct and complete list of the location of Grantor's chief executive office and the locations of the Collateral; and (b) Schedule I correctly identifies any of such facilities and locations that are not owned by a Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Grantor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Grantor on Schedule I, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule I, unless it gives Agent at least thirty (30) days prior written notice thereof.

         5. JURISDICTION OF ORGANIZATION. Schedule II hereto identifies each Grantor's name as of the Closing Date as it appears in official filings in the state of its incorporation or other organization, the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such
Grantor's state of incorporation or organization or a statement that no such number has been issued and the jurisdiction in which such Grantor is incorporated or organized. Each Grantor has only one state of incorporation or organization.

         6. TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. Each Grantor represents and warrants to Agent and the Lenders and agrees with Agent and the Lenders that: (a) such Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Permitted Liens; (b) Agent's Liens in the Collateral will not be subject to any prior Lien except for Senior Permitted Liens; and (c) such Grantor will use, store, and maintain the Collateral with all reasonable care (ordinary wear and tear excepted) and will use such Collateral for lawful purposes only.

         7. APPRAISALS. Whenever an Event of Default exists, and at such other times (not more frequently than twice a calendar year) that Agent elects, Agent may order, at Grantors' expense, appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

         8. ACCESS AND EXAMINATION. Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default has occurred and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of each Grantor's records, files, and books of account and the Collateral, and discuss such Grantor's affairs with such Grantor's officers and management. Each Grantor will deliver to Agent any instrument necessary for Agent to obtain records from any service bureau maintaining records for such Grantor. Agent may, at any time when a Default or Event of Default exists, and at Grantors' expense, make copies of all of the books and records of each Grantor, or require Grantors to deliver such copies to Agent. Agent may, without expense to Agent, use such Grantor's respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing Agent's Liens. Agent shall have the right, at any time, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

         9. COLLATERAL REPORTING. Each Grantor shall provide Agent and each Lender with the following documents at the following times in form satisfactory to Agent: (a) at the times specified in Section 1.2(l) of the Credit Agreement, or more frequently if requested by Agent when an Event of Default exists or otherwise when reasonably requested by Agent, a schedule of such Grantor's Accounts created, credits given, cash collected and other adjustments to Accounts since the last such schedule and a Borrowing Base Certificate; (b) on a monthly basis, by the 15th day of the following Fiscal Month, or more frequently if requested by Agent when an Event of Default exists or otherwise when reasonably requested by Agent, an aging of such Grantor's Accounts, together with a reconciliation to the corresponding Borrowing Base and to such Grantor's general ledger; (c) on a monthly basis, by the 15th day of the following Fiscal Month, or more frequently if requested by Agent when an Event of Default exists or otherwise when reasonably requested by Agent, an aging of such Grantor's post-petition accounts payable; (d) on a monthly basis, by the 15th day of the following Fiscal Month, a detailed calculation of Eligible Accounts and Eligible Inventory; (e) on a monthly basis, by the 15th day of the following Fiscal Month, Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base for the period ending closest to the end of such month and to such Grantor's general ledger; (f) upon Agent's request, copies of invoices in connection with such Grantor's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Grantor's Accounts and for Inventory and Equipment acquired by such Grantor, purchase orders and invoices; (g) upon request, a statement of the balance of each of the intercompany Accounts; (h) such other reports as to the Collateral of such Grantor as Agent shall reasonably request from time to time; and (i) with the delivery of the items set forth in clauses (a) through (e) above, a certificate of such Grantor executed by an officer thereof certifying in all material respects as to the accuracy and completeness of the foregoing. If any Grantor's records or reports of the Collateral are prepared by an accounting service or other agent, such Grantor hereby authorizes such service or agent to deliver such records, reports, and related documents to Agent, for distribution to the Lenders.

         10. ACCOUNTS.

                  (a) Each Grantor hereby represents and warrants to Agents and the Lenders, with respect to such Grantor's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Grantor, or rendition of services by such Grantor, in the ordinary course of such Grantor's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to Agent, without any offset, deduction, defense, or counterclaim except those known to such Grantor and disclosed to Agent and the Lenders in writing (including disclosure of same on any Borrowing Base Certificate); (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Security Agreement; (iv) each copy of an invoice delivered to Agent by such Grantor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all Goods described in any invoice representing a sale of Goods will have been delivered to the Account Debtor and all services of such Grantor described in each invoice will have been performed.

                  (b) No Grantor shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Grantor's business or extend or modify any Account. If a Grantor becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor involving an amount greater than $1,000,000, including information regarding the Account Debtor's creditworthiness, such Grantor will promptly so advise Agent and exclude such Account from Eligible Accounts to the extent required under the definition thereof in the Credit Agreement.

                  (c) No Grantor shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account constituting an Eligible Account without Agent's written consent. If Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and such Grantor, at Agent's request, will promptly deliver such instrument to Agent, endorsed by such Grantor to Agent in a manner satisfactory in form and substance to Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, such Grantor shall remain liable thereon until such instrument is paid in full.

                  (d) Each Grantor shall notify Agent promptly of all disputes and claims in excess of $1,000,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of a Grantor's business when no Event of Default exists hereunder. Each Grantor shall send Agent a copy of each credit memorandum in excess of $1,000,000 as soon as issued, and such Grantor shall promptly report that credit on Borrowing Base Certificates submitted by it. Agent may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent (or the Majority Lenders, as applicable) shall consider advisable and, in all cases, Agent will credit such Grantor's Loan Account with the net amounts received by Agent in payment of any Accounts.

         11. COLLECTION OF ACCOUNTS; PAYMENTS.

                  (a) On or prior to the date hereof or as soon as practicable thereafter, Grantors shall establish a lock-box service for collections of Accounts at a financial institution acceptable to Agent. Grantors shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, a Grantor receives any proceeds of Accounts, it shall receive such payments as Agent's trustee, and shall immediately deliver such payments to Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as Agent may direct.

                  (b) Grantors shall make collection of all Accounts and other Collateral for Agent, shall receive all payments as Agent's trustee, and, as soon as practicable following the Closing Date, immediately shall deliver all payments, which payments shall be in their original form duly endorsed in blank into a Payment Account established for the account of Grantors at a Clearing Bank acceptable to Agent, subject to a Blocked Account Agreement; provided, however, that Grantors shall cause any and all Payment Accounts to be transferred to and thereafter maintained exclusively at Bank of America no later than thirty (30) days after the Closing Date.

                  (c) Grantors and Agent shall cause all collected balances in each Payment Account, subject to any minimum balance and like requirements of the relevant bank, to be transmitted on each Business Day by wire, ACH transfer or other means in accordance with the procedures set forth in the corresponding Blocked Account Agreement to Agent for application to the Obligations in accordance with the terms of the Credit Agreement.

                  (d) Grantors agree promptly to execute and deliver such other documentation relative to cash management as Agent may reasonably request, including any documentation necessary or appropriate, in Agent's sole discretion, to permit Agent to exercise dominion over any and all Payment Accounts.

                  (e) Anything to the contrary in this Section 11 notwithstanding, Agent or Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to Agent and of Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, each Grantor, at Agent's request, shall execute and deliver to Agent such documents as Agent shall require to grant Agent access to any post office box in which collections of Accounts are received.

                  (f) All payments, including immediately available funds, received by Agent at a bank account designated by it will be Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection) after allowing two (2) Business Days for collection; provided, however, that such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of (i) determining Availability, (ii) calculating the Unused Line Fee pursuant to the Credit Agreement, and (iii) calculating the amount of interest accrued thereon solely for purposes of determining the amount of interest to be distributed by Agent to the Lenders (but not the amount of interest payable by Grantors). In the event Grantors repay all of the Obligations upon the termination of the DIP Facility (and the Commitments thereunder) or upon acceleration of the Obligations, other than through Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditioned upon final collection) to Grantors' Loan Account upon Agent's receipt of immediately available funds.

         12. INVENTORY; PERPETUAL INVENTORY.

                  (a) Each Grantor represents and warrants to Agents and the Lenders and agrees with Agents and the Lenders that all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor's business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business. Grantor will not, without the prior written consent of Agent, acquire or accept any Inventory on consignment or approval except as disclosed to Agent. Each Grantor agrees that all Inventory produced by such Grantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Grantors will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as Agent requests. Grantors will maintain a perpetual inventory reporting system at all times (or will otherwise account for the existence of all Inventory to the satisfaction of Agent); or

                  (b) Grantors will not, without Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

                  (c) In connection with all Inventory financed by Letters of Credit, Grantors will, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent's order, and if they shall come into a Grantor's possession, to deliver them, upon request, to Agent in their original form. Grantors shall also, at Agent's request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

         13.      EQUIPMENT.

                  (a) Each Grantor represents and warrants to Agents and the Lenders and agrees with Agents and the Lenders that all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor's business, and is and will be fit for such purposes, other than obsolete Equipment or Equipment no longer used or useful in the Grantor's business having an aggregate book value of not greater than $5,000,000. Each Grantor shall keep and maintain all Equipment used in its business in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

                  (b) Subject to the restrictions on each Grantor's right to use or dispose of Equipment pursuant to the DIP Financing Documents and the Bankruptcy Code, such Grantor shall promptly inform Agent of any material additions to or deletions from the Equipment. Grantors shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property Agent does not have a Lien. Grantors will not, without Agent's prior written consent, alter or remove any identifying symbol or number on any Grantor's Equipment constituting Collateral.

                  (c) Except as set forth in the Credit Agreement, the Financing Order or other orders of the Court (after notice and hearing and with the prior written consent of the Majority Lenders as set forth in subclause (v) of the definition of "Permitted Asset Dispositions" in the Credit Agreement), Grantors shall not, without Agent's prior written consent, sell, license, lease as a lessor, or otherwise dispose of any Equipment.

                  14. ASSIGNED CONTRACTS. Without limiting any Borrower's right to reject or not perform any Assigned Contract in the exercise of its business judgment, each Grantor shall fully perform in all material respects all of its obligations under each of the Assigned Contracts to which it is a party, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, that no Grantor shall take any action or fail to take any action which would cause the termination of any Assigned Contract material to its business. Without limiting the generality of the foregoing, each Grantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under any Assigned Contract material to its business. Each Grantor shall notify Agent and the Lenders in writing, promptly after such Grantor becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right in the exercise of its business judgment and report to Agent and Lenders on all further developments with respect thereto. Each Grantor shall deposit into the Payment Account or remit directly to Agent for application to the Obligations in accordance with Section 3.6 of the Credit Agreement, all amounts received by such Grantor as indemnification or otherwise pursuant to its Assigned Contracts. If any Grantor shall fail after Agent's demand to pursue diligently any material right under its Assigned Contracts, or if an Event of Default then exists, Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or such Grantor's name and may enter into such settlements or other agreements with respect thereto as Agent (or Majority Lenders, as applicable) shall determine. In any suit, proceeding or action brought by Agent for the benefit of the Lenders under any Assigned
Contract for any sum owing thereunder or to enforce any provision thereof, Grantors jointly and severally shall indemnify and hold Agents and the Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by a Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from a Grantor to or in favor of such obligor or its successors. Each Grantor's obligations under the Assigned Contracts to which it is a party shall be and remain enforceable only against such Grantor and shall not be enforceable against Agents or the Lenders. Notwithstanding any provision hereof to the contrary, each Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release such Grantor from any of such duties and obligations. Neither Agent nor any Lender shall be obligated to perform or fulfill any Grantor's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

         15. DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. Each Grantor represents and warrants to Agents and the Lenders that (a) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all Goods of such Grantor evidenced by such Documents, Instruments, Letter-of-Credit Rights and Chattel Paper are and will be owned by a Grantor, free and clear of all Liens other than Permitted Liens. If a Grantor retains possession of any Chattel Paper or Instruments with Agent's consent, such Chattel Paper and Instruments shall be marked with the following legend:
"This writing and the obligations evidenced or served hereby are subject to the security interest of Bank of America, N.A., as Agent, for the benefit of Agent and certain Lenders."

         16. RIGHT TO CURE. Agent may in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of a Grantor hereunder or under any other DIP Financing Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or Agent's Liens thereon, and which such Grantor fails to pay or do, including payment of any judgment against such Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that Agent makes under this Section 16 and all out-of-pocket costs and expenses that Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Loan Account as a Revolving Loan. Any payment made or other action taken by Agent under this Section 16 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

         17. POWER OF ATTORNEY. Each Grantor hereby appoints Agent and Agent's designee as such Grantor's attorney, with power: (a) to endorse such Grantor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Agent's or any Lender's possession; (b) to sign such Grantor's name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by Agent and to receive, open and dispose of all mail addressed to such Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to complete in such Grantor's name or Agent's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to clear Inventory through customs in such Grantor's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in such Grantor's name for such purpose;
(g) to the extent that a Grantor's authorization given in Section 3(f) of this Security Agreement is not sufficient, to file such financing statements, amendments thereto and continuation statements, in each case with respect to this Security Agreement, as Agent may deem appropriate; and (h) to do all things necessary to carry out the purposes and intent of the Credit Agreement and this Security Agreement. Each Grantor ratifies and approves all acts of such attorney. Neither Agents nor any Lender, nor any of their attorneys, will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the DIP Facility (and each of the Commitments thereunder) has been terminated and the Obligations have been fully satisfied.

         18. AGENT'S AND LENDER'S RIGHTS, DUTIES AND LIABILITIES.

                  (a) Grantors assume all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral. The Obligations shall not be affected by any failure of Agent or any Lender to take any steps to perfect Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release Grantors from their joint and several liability for any of the Obligations. Following the occurrence and during the continuation of an Event of Default, but subject to any limitations or notice requirements in the Financing Order, Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from Grantors, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the joint and several liability of Grantors for the balance of the Obligations or under the Credit Agreement or any other agreement now or hereafter existing between Agent and/or any Lender and such Grantors.

                  (b) It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (c) Subject to any limitations or notice requirements in the Financing Order, Agent may at any time after a Default or an Event of Default has occurred and is continuing (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to Grantor, notify Account Debtors, and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent, for itself and the benefit of Lenders. Upon the request of Agent, Grantors shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, Grantors shall not give any contrary instructions to such Account Debtor or other Person without Agent's prior written consent.

                  (d) Agent may at any time in  Agent's  own name or in the name of any Grantor communicate with Account Debtors, parties to contracts and obligors in respect of Instruments to verify with such Persons, to Agent's satisfaction, the existence, amount and terms of Accounts, payment intangibles, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, Grantors, at their own expense, shall cause the independent certified public accountants then engaged by Grantors to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent's request the following reports with respect to Grantors: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request.
Grantors, at their own expense, shall deliver to Agent the results of each physical verification, if any, which Grantors may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of its Inventory.

         19. INDEMNIFICATION. In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantors shall jointly and severally save, indemnify and keep Agents and Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from a Grantor, except in the case of Agents or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Agents or any Lender.

         20. LIMITATION ON LIENS ON COLLATERAL. Grantors will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and, at Agent's request, will defend the right, title and interest of

Agent and Lenders in and to each Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

         21. NOTICE REGARDING COLLATERAL. Grantors will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which has had or could reasonably be expected to have a Material Adverse Effect.

         22. REMEDIES; RIGHTS UPON DEFAULT.

                  (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other DIP Financing Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may and, at the direction of the Majority Lenders shall, exercise all rights and remedies of a secured party under the UCC and other applicable law. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agents and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantors hereby release. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use such Grantor's premises, without charge, for such time or times as Agent deems necessary or advisable.

                  (b) Grantors further agree, at Agent's request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantors, whether at a Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to Grantors to maintain or preserve the rights of any Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper (and Grantor hereby waives any bond requirement in relation thereto) to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to Grantors. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agents or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of either of the Agents or such Lender as finally determined by a court of competent jurisdiction. Grantors agree that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain jointly and severally liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees or other expenses incurred by Agent or any Lender to collect such deficiency.

                  (c) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

                  (d) To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent (a) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition,
(b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on
Collateral  directly  or  through  the  use of  collection  agencies  and  other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Grantors, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 22(d) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this
Section 22(d). Without limitation upon the foregoing,  nothing contained in this
Section 22(d) shall be construed to grant any rights to Grantors or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 22(d).

                  (e) Notwithstanding anything to the contrary contained in this
Section 22, Agent's authority to exercise its remedies shall be subject to the notice provisions and any other limitations in respect of the exercise of Agent's remedies contained in the Financing Order. In addition, as among Agents and Lenders, Agent's authority to exercise remedies shall be subject to the obligation of Agent to confer with Lenders, as provided in Section 12.5 of the Credit Agreement, but such obligation shall not inure to the benefit of any Grantor, and Grantors shall not have authority to enforce or rely upon such provisions.

         23. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling Agent to exercise rights and remedies under Section 22 hereof (including, without limiting the terms of Section 22 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agents and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

         24. LIMITATION ON AGENT'S AND LENDERS' DUTY IN RESPECT OF COLLATERAL. Agents and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agents nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any Agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

         25.  MISCELLANEOUS.

                  (a) Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any Grantor make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  (b) Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

                  (c) Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement, the Financing Order and the other DIP Financing Documents which, taken together, set forth the complete understanding and agreement of Agents, Lenders and Grantors with respect to the matters referred to herein and therein.

                  (d) No Waiver; Cumulative Remedies. Neither Agents nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless given in writing in accordance with Section 11.1 of the Credit Agreement and then only to the extent therein set forth. A waiver by Agents and the Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agents and the Lenders would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agents or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed in accordance with the provisions of Section 11.1 of the Credit Agreement. In the event of any inconsistency between the Credit Agreement and this Agreement, the terms of the Credit Agreement shall control.

                  (e) Limitation by Law. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or the Financing Order, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                  (f) Termination of this Security Agreement. Subject to Section 25(a) hereof, this Security Agreement shall terminate upon (i) the termination of the DIP Facility (and the Lenders' Commitments thereunder) and (ii) the satisfactory collateralization of all Letters of Credit and the Full Payment of all other Obligations (other than indemnification Obligations as to which no claim has been asserted).

                  (g) Successors and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of each Grantor (including any trustee appointed or elected in a Grantor's Chapter 11 Case or a superseding case under Chapter 7 of the Bankruptcy Code) and shall, together with the rights and remedies of Agent, for the benefit of Agents and Lenders, hereunder, inure to the benefit of Agents and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent, for the benefit of Agents and Lenders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

                  (h) Counterparts. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

                  (i) Governing Law; Choice of Venue. THIS SECURITY AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC); PROVIDED THAT AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER DIP FINANCING DOCUMENT THAT IS NOT REQUIRED TO BE BROUGHT IN THE U.S. BANKRUPTCY COURT WHERE THE CHAPTER 11 CASES ARE PENDING MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA LOCATED IN FULTON COUNTY, GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EACH OF THE GRANTORS, AGENTS AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GRANTORS, AGENTS AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE

FOREGOING: (1) AGENTS AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST GRANTORS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AGENTS OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS; (2) AGENTS AND THE LENDERS SHALL BRING ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT IN THE COURT, TO THE EXTENT THAT AGENTS AND THE LENDERS ARE REQUIRED TO DO SO BY THE FINANCING ORDER OR THE BANKRUPTCY CODE; AND (3) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (j) Waiver of Jury Trial. THE GRANTORS, THE LENDERS AND AGENTS EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SECURITY AGREEMENT, THE OTHER DIP FINANCING DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GRANTORS, THE LENDERS AND AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SECURITY AGREEMENT OR THE OTHER DIP FINANCING DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT AND THE OTHER DIP FINANCING DOCUMENTS.

                  (k) Section Titles. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  (l) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

                  (m) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 25(i) and Section 25(j), with its counsel.

                  (n) Benefit of Lenders. All Liens granted or contemplated hereby shall be for the benefit of Agents and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement and the Financing Order.



                         [Signatures on following page]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                     CONE MILLS CORPORATION, a North
                                     Carolina corporation

                                              /s/ W. Scott Wenhold
                                     By:      W. Scott Wenhold
                                     Title:   Treasurer

                                     CIPCO S.C., INC., a Delaware corporation

                                              /s/ Cheryl G. Hollis
                                     By:      Cheryl G. Hollis
                                     Title:   Ass't Secretary

                                     CORNWALLIS DEVELOPMENT CO., a
                                     North Carolina corporation

                                              /s/ Neil W. Koonce
                                     By:      Neil W. Koonce
                                     Title:   VP & Secretary

                                     CONE FOREIGN TRADING LLC, a North
                                     Carolina limited liability company

                                              /s/ W. Scott Wenhold
                                     By:      W. Scott Wenhold
                                     Title:   Treasurer

                                     BANK OF AMERICA, N.A., as Agent and as a
                                     Lender

                                       By:    /s/ Robert J. Walker
                                      Name:   Robert Walker
                                     Title:   Senior Vice President

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                     as Syndication Agent and as a Lender

                                       By:    /s/ Andrew Brown
                                      Name:   Andrew Brown
                                     Title:   Duly Authorized Signatory

                                   SCHEDULE I
                                       to
                               SECURITY AGREEMENT

                             LOCATION OF COLLATERAL

A. Chief Executive Offices

Cone Mills Corporation
804 Green Valley Road
Suite 300
Greensboro, NC 27408

CIPCO S.C., Inc.
3863 Carlisle/Chester Highway
Carlisle, SC 29031

Cone Foreign Trading
804 Green Valley Road
Suite 300
Greensboro, NC 27408

Cornwallis Development Co.
804 Green Valley Road
Suite 300
Greensboro, NC 27408

B. Books and Records

Same as above except for:
CIPCO S.C., Inc.
804 Green Valley Road
Suite 300
Greensboro, NC 27408

C. Cone Mills Corporation Collateral:


                                                              Name and Address of                Relationship to
               Collateral Locations                     Owner of Collateral Location                 Grantor
---------------------------------------------- ---------------------------------------------- ---------------------
Chief Executive Office (Corporate Office)      Friendly Associates Ltd. Partnership XXII      Lessor
804 Green Valley Rd., Suite 300                600 Green Valley Road, Suite 300
Greensboro, NC 27408                           Greensboro, NC 27408
---------------------------------------------- ---------------------------------------------- ---------------------


---------------------------------------------- ---------------------------------------------- ---------------------
               Collateral Locations                           Name and Address of              Relationship to
                                                        Owner of Collateral Location              Grantor
---------------------------------------------- ---------------------------------------------- ---------------------
Technical Center                               City of Greensboro                             Lessor
1101-1131 Maple Street                         POB 3136
Greensboro, NC 27405                           Greensboro, NC 27402-3136
---------------------------------------------- ---------------------------------------------- ---------------------
Central Sample                                 C. Wayne McDonald Contractor, Inc.             Lessor
1601 Yanceyville St.                           301 Arborfield Road
Greensboro, NC 27405                           Randleman, NC 27317
---------------------------------------------- ---------------------------------------------- ---------------------
Dallas Sales Office                            The Parkway Office Building Corporation        Lessor
17110 Dallas Parkway, Suite 222                17710 Dallas Parkway, Suite 280
Dallas, TX 75248                               Dallas, TX 75248
---------------------------------------------- ---------------------------------------------- ---------------------
New York Sales Office                          1411 TrizecHahn-Swig, L.L.C.                   Lessor
1411 Broadway                                  Sear Tower
New York, NY 10018                             233 S. Wacker Drive, Suite 4600
                                               Chicago, IL 60606
---------------------------------------------- ---------------------------------------------- ---------------------
San Francisco Sales Office                     SKS/FBOP Associates, L.L.C.                    Lessor
50 Francisco St., Suite 257                    POB 39000
San Francisco, CA 94133                        Dept. 05869
                                               San Francisco, CA 94139-5869
---------------------------------------------- ---------------------------------------------- ---------------------
High Point Furniture Market Showroom           Market Square L.L.C.                           Lessor
305 West High Street, Room 2010                Merchandise Mart Properties, Inc.
High Point, NC 27260                           (NC) (Agent)
                                               305 West High Street
                                               High Point, NC 27260
---------------------------------------------- ---------------------------------------------- ---------------------
New York Apartment                             River Tower Associates, L.L.C.                 Lessor
420 East 54th Street 6-J                       Macklowe Management Co., (Agent)
New York, NY 10022                             142 West 57th Street
                                               New York, NY 10019
---------------------------------------------- ---------------------------------------------- ---------------------
Greensboro Apartment                           Waterford Place Apartments                     Lessor
105A Shore Lake Drive                          101 Shore Lake Drive
Greensboro, NC 27455                           Greensboro, NC 27455
---------------------------------------------- ---------------------------------------------- ---------------------
Spartanburg Apartments (Jacquard)              Riverwind Apartments                           Lessor
200 Heywood Ave. (306 & 1904)                  Morgan Properties
Spartanburg, SC 29307                          200 Heywood Ave.
                                               Spartanburg, SC 29307
---------------------------------------------- ---------------------------------------------- ---------------------
Brussels Sales Office                          NV Porcelynegoed with registered office        Lessor
Hoeilaart Office Center                        at 9880 Alter, Schoonberg 15 and place of
Vandommestraat 5                               business at 1140 Brussels,
1560 Hoeilaart                                 Leuvensesteenweg 931/1
Belgium
---------------------------------------------- ---------------------------------------------- ---------------------
Preferred Finishing, Inc.                      Preferred Finishing, Inc.                      Finisher
612 Blacksburg Hwy.                            612 Blacksburg Hwy.
Blacksburg, SC 29702                           Blacksburg, SC 29702
---------------------------------------------- ---------------------------------------------- ---------------------


---------------------------------------------- ---------------------------------------------- ---------------------
               Collateral Locations                           Name and Address of              Relationship to
                                                        Owner of Collateral Location              Grantor
---------------------------------------------- ---------------------------------------------- ---------------------
Premiere Finishing Company                     Premiere Finishing Company                     Finisher
2830 Hwy. 70 S.E.                              2830 Hwy. 70 S.E.
Hickory, NC 28603                              Hickory, NC 28603
---------------------------------------------- ---------------------------------------------- ---------------------
Synthetics Finishing                           Synthetics Finishing                           Finisher
515 23rd St. S.E.                              515 23rd St. S.E.
Hickory, NC 28603                              Hickory, NC 28603
---------------------------------------------- ---------------------------------------------- ---------------------
Unifour Finishers, Inc.                        Unifour Finishers, Inc.                        Finisher
120 21st Street, N.W.                          120 21st Street, N.W.
Hickory, NC 28603                              Hickory, NC 28603
---------------------------------------------- ---------------------------------------------- ---------------------
Ultimate Textile, Inc.                         Ultimate Textile, Inc.                         Finisher
1437 Highway 221 South                         1437 Highway 221 South
Rutherfordton, NC 28139                        Rutherfordton, NC 28139
---------------------------------------------- ---------------------------------------------- ---------------------
Weavetec, Inc.                                 Weavetec, Inc.                                 Finisher
124 Times Boulevard                            124 Times Boulevard
Union, SC 29379                                Union, SC 29379
---------------------------------------------- ---------------------------------------------- ---------------------
Aurora Textile Finishing                       Aurora Textile Finishing                       Finisher
19 Page Court                                  19 Page Court
Travelers Rest, SC 29690                       Travelers Rest, SC 29690
---------------------------------------------- ---------------------------------------------- ---------------------
Taylor Togs                                    Taylor Togs                                    Finisher
231 Industrial Blvd.                           231 Industrial Blvd.
Taylorsville, NC 28681                         Taylorsville, NC 28681
---------------------------------------------- ---------------------------------------------- ---------------------
SynFin                                         SynFin                                         Finisher
1400 Welsh Road                                1400 Welsh Road
North Wales, PA 19454                          North Wales, PA 19454
---------------------------------------------- ---------------------------------------------- ---------------------
Frontier Spinning Mills, Inc.                  Frontier Spinning Mills, Inc.                  Yarn
1823 Boone Trail Road                          1823 Boone Trail Road                          Supplier
Sanford, NC 27330                              Sanford, NC 27330
---------------------------------------------- ---------------------------------------------- ---------------------
Valley Forge Textiles                          Valley Forge Textiles                          Yarn
460 Drew Court                                 460 Drew Court                                 Supplier
King of Prussia, PA 19406                      King of Prussia, PA 19406
---------------------------------------------- ---------------------------------------------- ---------------------
CYP                                            CYP                                            Yarn
400 Scriven Road                               400 Scriven Road                               Supplier
Tryon, NC 28782                                Tryon, NC 28782
---------------------------------------------- ---------------------------------------------- ---------------------
Spectrum Dyed Yarns                            Spectrum Dyed Yarns                            Yarn
136 Patterson Road                             136 Patterson Road                             Supplier
Kings Mountain, NC 28086                       Kings Mountain, NC 28086
---------------------------------------------- ---------------------------------------------- ---------------------
Grover Industries, Inc                         Grover Industries, Inc                         Yarn
Hwy. 108-W                                     Hwy. 108-W                                     Supplier
Lynn, NC 28750                                 Lynn, NC 28750
---------------------------------------------- ---------------------------------------------- ---------------------
Grover Industries, Inc.                        Grover Industries, Inc.                        Yarn
219 Laurel Avenue                              219 Laurel Avenue                              Supplier
Grover, NC 28073                               Grover, NC 28073
---------------------------------------------- ---------------------------------------------- ---------------------


---------------------------------------------- ---------------------------------------------- ---------------------
               Collateral Locations                           Name and Address of              Relationship to
                                                        Owner of Collateral Location              Grantor
---------------------------------------------- ---------------------------------------------- ---------------------
La France Industries                           La France Industries                           Yarn
290 Old Anderson Road                          290 Old Anderson Road                          Supplier
La France, SC 29656                            La France, SC 29656
---------------------------------------------- ---------------------------------------------- ---------------------
Abercrombie Textiles, Inc.                     Abercrombie Textiles, Inc.                     Yarn
1322 Mt. Sinai Church Road                     1322 Mt. Sinai Church Road                     Supplier
Shelby, NC 28152                               Shelby, NC 28152
---------------------------------------------- ---------------------------------------------- ---------------------
Elite Textiles                                 Elite Textiles                                 Yarn
701 Concord Road                               701 Concord Road                               Supplier
Albermarle, NC 28001                           Albermarle, NC 28001
---------------------------------------------- ---------------------------------------------- ---------------------
Baron Yarns, Inc.                              Baron Yarns, Inc.                              Yarn
211 East Virginia Avenue                       211 East Virginia Avenue                       Supplier
Bessemer City, NC 28016                        Bessemer City, NC 28016
---------------------------------------------- ---------------------------------------------- ---------------------
Metropolis Fabrics                             Metropolis Fabrics                             Yarn Supplier
Hillside Industrial Park                       Hillside Industrial Park
Building 170, Suite 150                        Building 170, Suite 150
Duncan, SC 29334                               Duncan, SC 29334
---------------------------------------------- ---------------------------------------------- ---------------------
Astro Dye Works                                Astro Dye Works                                Yarn Supplier
925 Oothcaloga Street                          925 Oothcaloga Street
Calhoun, GA 30703                              Calhoun, GA 30703
---------------------------------------------- ---------------------------------------------- ---------------------
Belton Industries                              Belton Industries                              Yarn Supplier
Hwy. 76 at Hamby Road                          Hwy. 76 at Hamby Road
Belton, SC 29627                               Belton, SC 29627
---------------------------------------------- ---------------------------------------------- ---------------------
Hi-Tex                                         Hi-Tex                                         Yarn Supplier
513 Crypton Drive                              513 Crypton Drive
Kings Mountain, NC 28086                       Kings Mountain, NC 28086
---------------------------------------------- ---------------------------------------------- ---------------------
CIPCO S.C., Inc.                               Cone Mills Corporation
63 Carlisle/Chester Highway                    804 Green Valley Road
Carlisle, SC 29031                             Suite 300
                                               Greensboro, NC 27408
---------------------------------------------- ---------------------------------------------- ---------------------
Cone Foreign Trading                           Cone Foreign Trading
804 Green Valley Road                          804 Green Valley Road
Suite 300                                      Suite 300
Greensboro, NC 27408                           Greensboro, NC 27408
---------------------------------------------- ---------------------------------------------- ---------------------
Cornwallis Development Co.                     Cornwallis Development Co.
804 Green Valley Road                          804 Green Valley Road
Suite 300                                      Suite 300
Greensboro, NC 27408                           Greensboro, NC 27408
---------------------------------------------- ---------------------------------------------- ---------------------


Location                                                      Real Property                                  Map Block Lot
--------------------------------- ----------------------------------------------------------------------- --------------------
Granite                           Buildings
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  Granite Plant/Whse Bldg (495,114 SF) and Land Improvements-
Alamance County                   E Main St Hwy 70                                                             13-12-25A
--------------------------------- ----------------------------------------------------------------------- --------------------
Haw River, NC                     Granite Office Bldg (3,450 SF) Hwy 70A                                       13-3-18C
--------------------------------- ----------------------------------------------------------------------- --------------------


Location                                                      Real Property                                  Map Block Lot
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  Warehouse Area Land
                                  15 Acres at Granite Plant Site  E Main St Hwy 70                             13-12-25A
                                  13 Acres Land E Main St Hwy 70 (used for parking trailers and storage)       13-12-25A
                                  .05 Acres Commercial Land VL Off Hwy 70A                                     13-3-18
                                  1.5 Acres Commerdial Land - VL HWY 70A                                       13-3-18A
                                  .16 Acres Commercial Land - VL HWY 70A                                       13-3-18B
                                  .23 Acres BL HWY 70A - Land Only                                             13-3-18C
                                  .74 Acres 11F Commercial Lot HWY 49/70                                       13-3-17
                                  .44 Acre- Commercial Lot Gravel St                                           13-3-20
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  Other Nearby Land
                                  2 acres Residential Haw River Frontage Land Off Boundary Street              13-7-35
                                  1 Acre Residential Land Off Boundary Street                                  13-7-35
                                  1.01 Acre Residential Lot  River St (road does not exist where this
                                  land is)                                                                     13-9-35
                                  1.04 Acre Residential  Lot VL River Street (road does not exist where
                                  this land is)                                                                13-8-28
                                  2.60 Acres Residential Land near Marvin St (road does not exist where
                                  this land is)                                                                13-9-28
                                  1.06 Acres 1333 River Street                                                 13-9-34
--------------------------------- ----------------------------------------------------------------------- --------------------
Tabardrey                         8.58 Acres Partially Fronting on Stone St Outside City Limits                13-12-25O
--------------------------------- ----------------------------------------------------------------------- --------------------
Alamance County                   6.37 Acres 4PRD Fronting on Stone St Inside City Limits                      13-12-25I
--------------------------------- ----------------------------------------------------------------------- --------------------
Haw River, NC                     21.38 Acres Not Fronting on Stone St Poor Access Inside City Limits          13-12-25I
--------------------------------- ----------------------------------------------------------------------- --------------------
White Oak Plant                   Buildings
--------------------------------- ----------------------------------------------------------------------- --------------------
Guilford County                   White Oak Plant Buildings (1,567,457 SF)                                     255-100-1
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  Water Filtration Plant/Undergrround Water Tanks at NW corner of Cone
Greensboro, NC                    Blvd/Church St                                                               9-621-634-7
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  Land around and associated with the White Oak Plant
                                  2.6 Acres SW Corner 2501-2505 Fairview/16th St (land partly used as
                                  overflow parking)                                                            252-115-9
                                  2.96 Acres between 1701-1707 Fairview and Yanceyville St (old steam
                                  line to Printworks)                                                          254-59-1
                                  .21 Acres of Print Works Land Tract  Allocated to WO Waste Water
                                  Treatment Plant on Books                                                     254-60-1
                                  53.41 Acres-2420 Fairview - this is the actual land where the White
                                  Oak Plant is located                                                         255-100-1
                                  2.55 Acres 2429 Fairview Street at White Oak Power Plant                     255-100-1
                                  .26 Acres 2429 Fairview Street at White Oak Power Electric Shop              255-100-1
                                  8.94 Acres-2420 R1 Fairview St (between Plant and West Side of
                                  Buffalo Creek WO Waste Water Treatment                                       255-99-1


Location                                                      Real Property                                  Map Block Lot
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  4.59 Acres East Side of 2100 Fairview Street just south of WO plant
                                  (used for parking)                                                           255-95-1
                                  3.85 Acres-East Side of 2200 Fairview Street just south of tract
                                  255-95-1 (used for parking)                                                  255-96-1
                                  3.20 Acres-East Side of 2300 Fairview Street just south of tract
                                  255-96-1 vacant land                                                         255-97-1
                                  3.5 Acres- SW Corner of 1506 16th Street/Summit Avenue - vacant land         255-116-1
                                  3.64 Acres-2401-2409 Summit Avenue (south of tract 255-116-1) -
                                  vacant land                                                                  255-117-1
                                  5 Acres- 2301 Summit Avenue (south of tract 255-117-1) - vacant land         255-118-1
                                  10.37 Acres 2201 Summit Ave (mostly flood plain land along Buffalo Cr
                                  south of tract 255-118-1)                                                    255-119-1
                                  10.89 Acres 1301 on North Side of 16th Street and Part of Old WO Lake
                                  Allocated to WO Plant                                                        255-141-1
                                  10.89  Acres 1301 on North Side of 16th Street
                                  and Part of Old WO Lake  Allocated to WO WaterPl.                            255-141-1
                                  12.03 (less 2.5 below) Acres 1301 on N. Side of 16th St Part of Old
                                  WO Lake Allocated to WO Power Pl.                                            255-141-1
                                  2.5 Acres 1301 on North Side of 16th Street paved parking lot for
                                  White Oak plant                                                              255-141-1
                                  26.16 Acres - Summit Ave behind White Oak going south from Buffalo
                                  Creek 1700                                                                   256-98-1
                                  8.58 Acres  1700-2300 Upland Drive at White Oak Power Plant                  256-98-1
                                  8.58 Acres 1700-2300 Upland Drive at White Oak Waste Water Treatment
                                  Plant                                                                        256-98-1
                                  1.28 Acres SE Corner Rt 29/Circle Mall Montgomery Road Auto Center
                                  Mall (very bad topograhy)                                                    256-124-4
                                  6.78 Acres East of and bordering on16th Street, East of Summit Ave
                                  near Rt 29 -  bad topography                                                 255-128-1
                                  .75 Acres on NW corner of 500 Cone Boulevard/Marston St                      265-1-22
                                  3.05 Acres on NW corner of 500 Cone Boulevard/Marston St where
                                  Philadelphia Lake is located                                                 265-1-23
                                  16.8 Acres - 99999 W Cone Blvd between Marston and Elm St where a
                                  lake is located                                                              395-1-15
                                  3.43 Acres on NW corner of 2701 N Church Street and Cone Blvd (WO
                                  water filtration plant)                                                      719-4-1
                                  19.95 Acres Cone Blvd/2701 N Church St  part of E Buffalo Lake - WO
                                  Power Plant                                                                  9-621-634-7
                                  48.05 Acres at Cone Blvd/2701 N. Church St part of E Buffalo Lake -
                                  Real Estate                                                                  9-621-634-7
                                  4.1 Acres around Buffalo Lake                                                9-621-634-7
                                  .75 Acres 3597 North Elm Street where Painter Bld Right Of Way exists        9-619-659-9
                                  10.46 Acres 2735-2801 N Elm Street where West Buffalo Lake is located        9-621-634-5
                                  5.2 Acres 2651-2733 N Elm Street where West Buffalo Lake is located          9-621-634-6
                                  1.53 Acres R1 Lands End Rd - this a useless marshy area where a creek
                                  feeds West Buffalo Lake                                                      9-621-634-11
--------------------------------- ----------------------------------------------------------------------- --------------------


Location                                                      Real Property                                  Map Block Lot
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  375.3 Acres 4017 Lake Jeanette Rd - this is where  Lake Jeanette
                                  itself is located                                                            6-352-704S-1
                                  .73 Acres Rear of 1705 Regents Park Ln - this is part of the buffer
                                  strip around Lake Jeanette                                                   6-352-704S-7
                                  .01 Acres Rear of 4 Seabrook Court - this is part of the buffer strip
                                  around Lake Jeanette                                                         6-352-704S-8
                                  .17 Acres Rear of 14 Hatteras Court - this is part of the buffer
                                  strip around Lake Jeanette                                                   6-352-704S-9

--------------------------------- ----------------------------------------------------------------------- --------------------
Transportation/Proximity          Buildings
--------------------------------- ----------------------------------------------------------------------- --------------------
Guilford County                   Transportation Building (57,120 SF) /Service Garage (18,510 SF) on
                                  Corner of Maple St/Wendover Ave                                              250-50-1
--------------------------------- ----------------------------------------------------------------------- --------------------
Greensboro, NC
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  Land
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  16.41 Acres Land on NW Corner of Maple St/Wendover Ave                       250-50-1
                                  8.56 Acres Land  NE Corner of Yancetville St/Wendover Ave small creek
                                  maybe 1 acre is good                                                         250-50-1
                                  4.56 Acres 1407 Yanceyville St (west side of Yanceyville St) - mostly
                                  bad topography                                                               250-50-2
                                  1.69 Acres -1100 Maple Street (Land where Transportation Building is
                                  located )                                                                    250-50-1
                                  .39 Acres Corner Yanceyville St/1416 Cypress St - bad typogaphy Betty
                                  Trogdon's dad lives next door                                                250-14-38
--------------------------------- ----------------------------------------------------------------------- --------------------
Print Works Warehouse             Old Print Works Bldg (453,448 SF) - has been unused for about 4 years
                                  and is in very bad shape                                                     254-60-1
--------------------------------- ----------------------------------------------------------------------- --------------------
Guilford County                   16.68 Acres of land On Fairview Street at Print Works Site                   254-60-1
--------------------------------- ----------------------------------------------------------------------- --------------------
Land Near Old Rebond Plant
--------------------------------- ----------------------------------------------------------------------- --------------------
Guilford County                   1.94 acres 1589 near Yanceyville Street where water tower is located         251-61-5
--------------------------------- ----------------------------------------------------------------------- --------------------
Cornwallis Development            .3? Acres 1201- SW Corner 1205 Pisgah Church Road/Willoughby Boulevard       6-350A-701-32
--------------------------------- ----------------------------------------------------------------------- --------------------
Guilford County                   3112 near Cecil Sreet                                                        575-10-6
--------------------------------- ----------------------------------------------------------------------- --------------------
Greensboro, NC                    3007 Rear Willow Oak Drive                                                   527-7-15
                                  2419 Regents Park Lane (contains 'Southern Shores' sign and is very
                                  shallow because of a creek)                                                  692-1-18
--------------------------------- ----------------------------------------------------------------------- --------------------


Location                                                      Real Property                                  Map Block Lot
--------------------------------- ----------------------------------------------------------------------- --------------------
Salisbury Plant                   Buildings
--------------------------------- ----------------------------------------------------------------------- --------------------
Rowan County                      Salisbury Plant 417,091 SF Closed in Spring 1999                             14-414-1
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  Land
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  14.69 Acres South Railroad Street - This is the Salisbury Plant Land         14-414-1
                                  6.478 Acres near Vance Street - This land is beside Town Creek and
                                  has no road access                                                           17-147-1
                                  .2 Acres Off Ryan Street - Site of old unused pump house on West side
                                  Town Creek with no road access                                               18-100-1
                                  Approx .2 Acres 105 Crawford Street - Part of paved parking lot for
                                  plant                                                                        18-105-1
                                  Approx .3 Acres 111 Crawford Street - Part of paved parking lot for
                                  plant                                                                        18-107-1
                                  Approx .3 Acres 117 Crawford Street - this is a grassy lot  between
                                  two old mill houses                                                          18-109-1
                                  Approx .2 Acres 46 Hill Street - Part of paved parking lot for plant         18-118-1
                                  Approx  1.2  Acres  48,  50,  52,  54, 56 Hill Street - Part of paved
                                  parking lot for plant                                                        18-131-1
                                  Approx .25 Acres 107 Crawford Street - Part of paved parking lot for
                                  plant                                                                        18-136-1
                                  Approx .25 Acres 109 Crawford Street - Part of the paved parking lot
                                  for plant                                                                    18-148-1
--------------------------------- ----------------------------------------------------------------------- --------------------
Cliffside Plants                  Buildings
--------------------------------- ----------------------------------------------------------------------- --------------------
Rutherford County                 Cliffside Weave Plant (339,970 SF) Hwy 221A Mooresboro, NC                   435-1-125
                                  Old Cliffside Yarn Plant (662,494 SF) 272 Old Main Street,
                                  Cliffside NC                                                                 400-1-23
                                  Office Bldg (3,375 SF) at Old Cliffside Yarn Plant N. Main Street            400-1-25A
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  Land at Cliffside Weave Plant
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  35 Acres Improved Land at Cliffside Weave Plant Wiseman St, Hwy 221A         435-1-125
                                  174.55 Acres Land Surrounding Cliffside Weave  Plant Wiseman St,
                                  Hwy 221A                                                                     435-1-125
                                  20 Acres Condrey Tr. 2nd St                                                  402-1-3C
                                  8.87 Acres Green & Laurel St.                                                402-1-18
                                  1.49 Acres 39 Hwy St                                                         401-1-5
                                  Appraisal says this tract is 11.6 acres old railroad R of W and runs
                                  from Haynes to Cliffside Yarn                                                411-3-4
                                  12.33 Acres Hwy 120 & Stimson Street (incl. park improvements with a
                                  $13,520 prop tax value)                                                      403-1-4
                                  .53 Acres Near Cliffside Weave Plant Hwy 221 A                               434-1-14E
                                  .63 Acres Near Cliffside Weave Plant Hwy 221A                                434-1-14D
                                  30.28 Acres Fairview St.                                                     401-1-4
                                  16.04 Acres Riverside St                                                     402-1-14
                                  1.83 Acres Hwy 221A                                                          402-1-16
--------------------------------- ----------------------------------------------------------------------- --------------------


Location                                                      Real Property                                  Map Block Lot
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  35 Acres Near Cliffside Weave Plant Near 221A                                434-1-14
--------------------------------- ----------------------------------------------------------------------- --------------------
Cliffside Plants                  Land at Old Cliffside Yarn Plant
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  34.56 Acres at Old Cliffside Yarn Plant, 272 Old Main Street,
Rutherford County                 Cliffside NC                                                                 400-1-23
                                  .97 Acres  N. Main Street (this is the land around the office
                                  building at the Cliffside Yarn Plant)                                        400-1-25A
                                  1.6 Acres 16 Reservoir Street                                                400-1-10
                                  .91 Acres 25th Avenue East                                                   400-1-11
                                  .59 Acres 20 Reservoir Street                                                400-1-12
                                  1.05 Acres 41 N Main Street                                                  400-1-15
                                  1.53 Acres Rain Road (includes Cone memorial clock with a $500 prop
                                  tax value )                                                                  400-1-16
                                  1.24 Acres 36 N Main Street                                                  400-1-34
                                  .81 Acres 15 Railroad Street                                                 400-1-21
                                  1.66 Acres Feed Mill, RR Street                                              400-1-22
                                  4.79 Acres 11 N Main Street                                                  400-1-24
                                  .82 Acres N Main Street                                                      400-1-26
                                  1.3 Acres Main Street                                                        400-1-27
                                  1.19 Acres Oakland Avenue                                                    400-1-29
                                  .41 Acres 8 Reservoir Drive                                                  400-1-30
                                  .32 Acres 26 N Main Street                                                   400-1-33
                                  4.44 Acres12 Goforth Street                                                  402-1-13
                                  20 Acres 8 West Riverside Street                                             402-1-15
                                  .94 Acres (includes the rescue squad house with a $5,000 prop tax
                                  value)                                                                       400-2-1
                                  .19 Acres 16 Church Street (residential lot)                                 400-5-1
                                  2.22 35 Hwy Street                                                           402-1-12
                                  2.63 Acres 60 N. Main Street (low land in flood plain within bend of
                                  Second Broad River                                                           400-1-14
                                  2.25 Acres 37 N Main Street                                                  400-1-16A
                                  .25 Acres 35 N Main street                                                   400-1-16B
--------------------------------- -----------------------------------------------------------------------
Haynes Plant                      Haynes Bldg (465,049 SF) Hwy 221A (2401 Ellenboro Henrietta Rd)
                                  Ellenboro NC                                                                 412-1-9
--------------------------------- ----------------------------------------------------------------------- --------------------
Rutherford County                 Land Near Haynes Plant Hwy 221A Ellenboro-Henrietta Road
--------------------------------- ----------------------------------------------------------------------- --------------------
Ellenboro, NC                     31.79 Acres Hwy 221A this is the land at the Haynes Plant site               412-1-9
                                  9.51 Acres- Hwy 221A (11 acres adjacent land sold on 8/22/01,
                                  remaining land is mostly in a flood plain)                                   412-1-6
--------------------------------- ----------------------------------------------------------------------- --------------------
Florence Plant                    Florence Plant Building (205,499 SF) 186 Mill Street Forest City, NC         202-1-12
--------------------------------- ----------------------------------------------------------------------- --------------------
Rutherford County
--------------------------------- ----------------------------------------------------------------------- --------------------


Location                                                      Real Property                                  Map Block Lot
--------------------------------- ----------------------------------------------------------------------- --------------------
Forest City, NC                   Land at Florence Plant
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  5 acres Florence Plant Land Between Depot and Mill Streets                   202-1-12
                                  .2 Acres SW and SE Corners of Florence Street and Horvath Street             210-6-3
                                  1.1 Acres SW Corner Depot Street and Green street (contains spur
                                  track)                                                                       203-3-4
                                  1 Acre NW Corner Depot Street and Green street                               203-2-14
                                  1 Acre NE Corner 107 Mill Street and Florence Street                         202-2-19
--------------------------------- ----------------------------------------------------------------------- --------------------
Jacquard Plant                    Jacquard Plant Building (137,310 SF) Hwy 221A Forest City, NC                435-1-125A
--------------------------------- ----------------------------------------------------------------------- --------------------
Rutherford County                 96.40 Acres land surronding the plant - Hwy 221A, Forest City, NC            435-1-125A
--------------------------------- ----------------------------------------------------------------------- --------------------
Forest City, NC
--------------------------------- ----------------------------------------------------------------------- --------------------
Carlisle Plant                    Carlisle Finishing Building (779,906 SF)                                     131-0-0-2
--------------------------------- ----------------------------------------------------------------------- --------------------
Union County
--------------------------------- ----------------------------------------------------------------------- --------------------
Carlisle SC                       Carlisle Land
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  186 Acres surrounding the Carlisle Plant                                     131-0-0-2
                                  718 Acres (about 350 Acres Developable)                                      131-0-0-1
                                  5.5 Acres and the Guest House                                                131-0-0-1
--------------------------------- ----------------------------------------------------------------------- --------------------
Raytex Plant                      Raytex Plant Building (297,748 SF) Closed March 2001
--------------------------------- ----------------------------------------------------------------------- --------------------
Marion County                     33.942 Acres of Land
--------------------------------- ----------------------------------------------------------------------- --------------------
Marion,SC                         Land Improvements
--------------------------------- ----------------------------------------------------------------------- --------------------
Union Bleachery                   Land at Union Bleachery Cleanup Site
--------------------------------- ----------------------------------------------------------------------- --------------------
Greenville, SC                    Land Improvements at Union Bleachery
--------------------------------- ----------------------------------------------------------------------- --------------------
                                  19.6 Acres - S. C. Highway 253                                               160-01-001.02
                                  .4 Acres - Brooks Avenue (ground water pumping station is here)              160-01-002.02

D.       See chart "C" above

E.       See chart "C" above

                                   SCHEDULE II
                                       to
                               SECURITY AGREEMENT

                          JURISDICTION OF ORGANIZATION


                             Jurisdiction            Address of Chief               Type of         Organizational
Name                         of Formation            Executive Office               Entity          ID Number

Cone Mills Corporation       North Carolina          804 Green Valley Rd.           Corporation     0032698
                                                     Greensboro, NC 27408

CIPCO S.C., Inc.             Delaware                3863 Carlisle/Chester Hwy.     Corporation     2575115
                                                     Carlisle, SC 29031

Cone Foreign Trading LLC     North Carolina          804 Green Valley Rd.           Corporation     0032698
                                                     Greensboro, NC 27408

Cornwallis Development Co.   North Carolina          804 Green Valley Rd.           Corporation     0032698
                                                     Greensboro, NC 27408

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE


                       NOTICE OF ASSIGNMENT AND ACCEPTANCE




                                                          _______________, 200_



Bank of America, N.A
____________________
____________________

Attn:_______________

Re:  [Name and Address of Borrowers]

Ladies and Gentlemen:

                  We refer to the Post-Petition Credit Agreement dated as of December 11, 2003, (as amended, amended and restated, modified, supplemented or renewed from time to time the "Post-Petition Credit Agreement") among Cone Mills Corporation and the other Borrowers (the "Borrowers"), the Lenders referred to therein and Bank of America, N. A., as agent for the Lenders (the "Administrative Agent"). Terms defined in the Post-Petition Credit Agreement are used herein as therein defined.

                  1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Post-Petition Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's
Commitment, as of , 200 , is $ ___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $_____________.

                  2. The Assignee agrees that, upon receiving the consent of Administrative Agent and, if applicable, the Borrowers to such assignment, the Assignee will be bound by the terms of the Post-Petition Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Post-Petition Credit Agreement.

                  3. The following administrative details apply to the Assignee:

                     (A)      Notice Address:

                              Assignee name:
                                              --------------------------
                              Address:
                                        --------------------------------

                              Attention:
                                        --------------------------------
                              Telephone:  (___)
                                                ------------------------
                              Telecopier:  (___)
                                                 -----------------------
                              Telex (Answerback):
                                                   ---------------------

                     (B)      Payment Instructions:

                              Account No.:
                                              --------------------------
                                         At:
                                              --------------------------

                              Reference:
                                              --------------------------
                              Attention:
                                               -------------------------

                  4.  You  are  entitled  to  rely  upon  the   representations,
warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                     Very truly yours,

                                     [NAME OF ASSIGNOR]

                                     By:
                                             ----------------------------------

                                     Title:
                                             ----------------------------------

                                     [NAME OF ASSIGNEE]

                                     By:
                                             ----------------------------------

                                     Title:
                                             -----------------------------------

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


Bank of America, N. A.,
as Administrative Agent

By:
        -----------------------------------------
Title:
        -----------------------------------------

                                  SCHEDULE 1.1


                                   Commitments



Lender                                  Commitment   Pro Rata Share (3 decimals)

Bank of America, N.A.                  $22,500,000             50.000%

General Electric Capital Corporation   $22,500,000             50.000%

Total                                  $45,000,000            100.000%

                            PATENT SECURITY AGREEMENT


         This PATENT SECURITY AGREEMENT (this "Agreement") is made as of December 11, 2003, between BANK OF AMERICA, N.A., a national banking association having an office at 600 Peachtree Street, N.E., 10th Floor, Atlanta, Georgia 30308-2265, as administrative and collateral agent for itself and Lenders (as hereinafter defined) (together with its successors in such capacity, "Agent"), and CONE MILLS CORPORATION, a North Carolina corporation and a debtor-in-possession in a Chapter 11 bankruptcy case filed with the United States Bankruptcy Court for the District of Delaware having its principal place of business at 804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408 (the "Company").

                                    Recitals:

         The Company desires to obtain loans and other financial accommodations from certain financial institutions ("Lenders") as are parties from time to time to that certain Post-Petition Credit Agreement dated as of December 11, 2003, by and among the Company, the other borrowers named therein, the Lenders, Agent and the other agent named therein (as at any time amended, the "Credit Agreement").

         Lenders are willing to make loans and other financial accommodations to the Company from time to time, pursuant to the terms of the Credit Agreement, provided the Company executes this Agreement.

         NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees with Agent as follows:

         1. Capitalized terms used herein (including those used in the Recitals hereto), unless otherwise defined, shall have the meanings ascribed to them in the Credit Agreement. As used herein, the phrase "material Patent" means a Patent (as hereinafter defined) that is used by the Company in the Ordinary Course of Business and the absence of which could reasonably be expected to have a Material Adverse Effect upon the business, financial condition or operating results of such Company.

         2. To secure the prompt payment and performance of the Obligations, the Company hereby grants, assigns and pledges to Agent, for the benefit of itself and the benefit of the Lenders, a continuing security interest in and Lien upon all of the following property of the Company, whether now existing or hereafter created or acquired (the "Patent Collateral"):

                  (a) the entire right, title and interest of the Company in and to the patent applications and patents listed in Exhibit A attached hereto (as the same may be amended from time to time), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof, including, without limitation, the right to sue for past, present and future infringements and rights corresponding thereto throughout the world (all of the foregoing being herein collectively referred to as the "Patents"); and

                  (b) All proceeds of the foregoing (such as, by way of example, license royalties and proceeds of infringement suits).

         3. The Company covenants with and warrants to Agent and the Lenders that:

                  (a) Each material Patent is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                  (b) The Company is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, free and clear of any Liens other than Permitted Liens;

                  (c) The Company has the unqualified right to enter into this Agreement and perform its terms; and

                  (d) The Company has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of each material Patent and has made, and will continue to make, all appropriate filings with the United States Patent and Trademark Office to maintain each material Patent in existence, including, without limitation, filing all necessary documents with the United States Patent and Trademark Office for each material Patent to maintain it without loss of protection therefor.

         4. Except with respect to licenses granted to Agent pursuant to Section 7.33(b) of the Credit Agreement, until all of the Obligations have been satisfied in full and the Credit Agreement has been terminated, the Company shall not enter into any license agreement relating to any of the Patents with any Person except non-exclusive licenses in the Ordinary Course of Business of the Company and for reasonable and customary compensation, and shall not become a party to any agreement with any Person that is inconsistent with the Company's obligations under this Agreement.

         5. If, before the Obligations shall have been satisfied in full, the Company shall obtain rights to any new patent application or patent for any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement on any Patent, the provisions of paragraph 2 shall automatically apply thereto and the Company shall give to Agent prompt written notice thereof (except with respect to non-registered patentable inventions with only nominal value).

         6. The Company irrevocably authorizes and empowers Agent to modify this Agreement by amending Exhibit A to include any future patents and patent applications within the definition of Patents under paragraph 2 or paragraph 5 hereof.

         7. The Company hereby grants to Agent the right to visit the Company's plants and facilities at which any patented inventions are located or which manufacture, inspect or store products made under any of the Patents and to inspect the products and quality control records relating thereto in accordance with the provisions of the Credit Agreement.

         8. Upon and at any time after the occurrence of an Event of Default, Agent shall have, in addition to all other rights and remedies given it by this Agreement, all rights and remedies under applicable law and all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Agent may immediately, for its benefit and the benefit of the Lenders, without demand of performance and without other notice (except as described in the next sentence, if required by applicable law) or demand whatsoever to the Company, each of which the Company hereby expressly waives, and without advertisement (except as otherwise provided by applicable law), collect directly any payments due the Company in respect of the Patent Collateral, or sell at public or private sale or otherwise realize upon the whole or from time to time any of the Patent Collateral, or any interest which the Company may have therein. The Company hereby agrees that ten (10) days notice to the Company of any public or private sale or other disposition of any of the Patent Collateral shall be reasonable notice; provided, however, that no notice shall be required hereunder if not otherwise required by applicable law. At any such sale or disposition, Agent may, to the extent permitted by applicable law, purchase the whole or any part of the Patent Collateral sold, free from any right of redemption on the part of the Company, which right the Company hereby waives and releases. After deducting from the proceeds of such sale or other disposition of the Patent Collateral all costs and expenses incurred by Agent in enforcing its rights hereunder (including, without limitation, all attorneys' fees), Agent shall apply the remainder of such proceeds to the payment of the Obligations, in such order or manner as may be authorized or required by the Credit Agreement. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to the Company. If any deficiency shall arise, the Company and each guarantor of the Obligations shall remain jointly and severally liable to Agent and Lenders therefor.

         9. The Company hereby makes, constitutes and appoints Agent, and any officer or agent of Agent as Agent may select, as the Company's true and lawful attorney-in-fact, with full power to do any or all of the following if an Event of Default shall occur and be continuing: to endorse the Company's name on all applications, documents, papers and instruments necessary for Agent to continue the maintenance of or to use the Patents, or to grant or issue any exclusive or nonexclusive license under the Patents to any other Person, or to assign, pledge, convey or otherwise transfer title in or dispose of any Patent Collateral to any other Person. The Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable until all of the Obligations shall have been satisfied in full and the Credit Agreement shall have been terminated.

         10. At such time as all of the Obligations shall have been satisfied finally and in full and the Credit Agreement shall have been terminated, Agent shall execute and deliver to the Company, without representation, warranty or recourse and at the Company's expense, all releases and other instruments necessary to terminate Agent's security interest in the Patent Collateral, subject to any disposition thereof which may have been made by Agent pursuant to the terms of this Agreement, or any of the other DIP Financing Documents.

         11. Any and all fees, costs and expenses, of whatever kind or nature, (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by Agent, or incurred by any Lender (subject to any limitations contained in Section 13.7 of the Credit Agreement), in connection with the preparation of this Agreement and any other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including, without limitation, all taxes in connection therewith) with the United States Patent and Trademark Office or in other public offices, the payment or discharge of any taxes, counsel fees, maintenance fees or Liens, or otherwise, in protecting, maintaining and preserving any Patent Collateral or in defending or prosecuting any actions or proceedings arising out of or related to any Patent Collateral, shall be borne and paid by the Company (it being the intent of the Company and Agent that the Company shall be responsible for the payment of all sums, fees, costs and expenses, including, without limitation, all maintenance fees payable with respect to the Patents) or, if paid by Agent in its sole discretion, shall be reimbursed by the Company to Agent on demand by Agent and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the highest per annum rate in effect from time to time under the Credit Agreement.

         12. The Company shall use commercially reasonable efforts to detect any infringers of each material Patent and shall notify the Agent in writing of infringements detected. The Company shall have the duty to prosecute diligently any patent application for each material Patent pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full and the Credit Agreement terminated, to make application on unpatented but patentable inventions (subject to Company's reasonable discretion in Ordinary Course of Business), to file and prosecute opposition and cancellation proceedings (subject to Company's reasonable discretion), to file and prosecute lawsuits to protect each material Patent (subject to Company's reasonable discretion) and to do any and all acts which are deemed necessary or desirable by Agent, in its reasonable discretion (except that when an Event of Default is in existence, Agent's discretion shall be absolute), to preserve and maintain all rights in patent applications for each material Patent. Any expenses incurred in connection with such an application or proceedings shall be borne by the Company. The Company shall not abandon any material pending patent application or patent, without the prior written consent of Agent.

         13. Notwithstanding anything to the contrary contained in paragraph 12 hereof, if the Company fails to do so, Agent shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce each material Patent and any license hereunder, or to defend any suit or counterclaim in its own name to protect each material Patent or license hereunder, in either of which events the Company shall at the request of Agent do any and all lawful acts (including bringing suit) and execute any and all proper documents required by Agent in aid of such enforcement or defense and the Company shall promptly, upon demand, reimburse and indemnify Agent for all costs and expenses incurred by Agent in the exercise of its rights under this paragraph 13.

         14. If the Company fails to comply with any of its obligations hereunder, then to the extent permitted by applicable law, Agent may do so in the Company's name or in Agent's name, in Agent's sole discretion, but at the Company's expense, and the Company agrees to reimburse Agent in full for all expenses, including, without limitation, reasonable attorneys' fees, incurred by Agent in prosecuting, defending or maintaining the Patents or Agent's interest therein pursuant to this Agreement.

         15. No course of dealing between the Company and Agent or any Lender, nor any failure to exercise, nor any delay in exercising, on the part of Agent or any Lender, any right, power or privilege hereunder or under any of the other DIP Financing Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         16. All of Agent's rights and remedies with respect to the Patent Collateral, whether established by this Agreement or any of the other DIP Financing Documents, or by any other agreements or by applicable law, shall be cumulative and may be exercised singularly or concurrently.

         17. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable, in whole or in part, in any jurisdiction, the same shall be deemed severed herefrom and shall not in any manner affect such clause or provisions in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         18. This Agreement, together with the other DIP Financing Documents, constitutes and expresses the entire understanding of the parties hereto with respect to the subject matter hereof, and supercedes all prior agreements and understandings, inducements or conditions, whether express or implied, oral or written. This Agreement is subject to modification only by writing signed by the parties, except as provided in paragraph 6 hereof.

         19. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Agent and of each Lender and upon the successors and permitted assigns of the Company. The Company shall not assign its rights or delegate its rights or assign its duties hereunder without the prior written consent of Agent.

         20. The Company hereby waives notice of Agent's acceptance hereof.

         21. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         22. To the fullest extent permitted by applicable law, the Company and Agent each waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement or the Patent Collateral.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year first written above.

                                      CONE MILLS CORPORATION


                                      By: /s/ Gary L. Smith
                                         Gary L. Smith, Chief Financial Officer




                  [Signature continued on the following page]

                                      Accepted in Atlanta, Georgia:

                                      BANK OF AMERICA, N.A., as Agent

                                      By: /s/ Robert J. Walker
                                         Robert J. Walker, Senior Vice
                                         President

STATE OF NORTHCAROLINA   ss.
                         ss.
COUNTY OF GUILFORD       ss.


         BEFORE ME, the undersigned authority, on this day personally appeared Gary L. Smith, Chief Financial Officer of Cone Mills Corporation, to me known to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 11th day of December, 2003.

                                        /s/ Cheryl G. Hollis
                                       Notary Public
                                       My Commission Expires: November 17, 2008

                                       [NOTARIAL SEAL]


STATE OF GEORGIA     ss.
                     ss.
COUNTY OF FULTON     ss.


         BEFORE ME, the undersigned authority, on this day personally appeared Robert J. Walker, Senior Vice President of Bank of America, N.A., as Agent, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 11th day of December, 2003.



                                        /s/Ellen Black
                                       Notary Public
                                       My Commission Expires: May 5, 2004

                                       [NOTARIAL SEAL]

                                    EXHIBIT A

                                  U.S. Patents

===================== ================================ ====================
    Patent No.                  Description              Issue Date
--------------------- -------------------------------- --------------------

--------------------- -------------------------------- --------------------

--------------------- -------------------------------- --------------------

--------------------- -------------------------------- --------------------

--------------------- -------------------------------- --------------------

--------------------- -------------------------------- --------------------

--------------------- -------------------------------- --------------------

--------------------- -------------------------------- --------------------

===================== =============================== =====================


                               Patent Applications

Application Number              Description                  Date

                          TRADEMARK SECURITY AGREEMENT


         This TRADEMARK SECURITY AGREEMENT is made as of December 11, 2003, between BANK OF AMERICA, N.A., a national banking association having an office at 600 Peachtree Street, N.E., 10th Floor, Atlanta, Georgia 30308-2265, as administrative and collateral agent for itself and Lenders (as hereinafter defined) (together with its successors in such capacity, "Agent"), and CONE MILLS CORPORATION, a North Carolina corporation and a debtor-in-possession in a Chapter 11 bankruptcy case filed with the United States Bankruptcy Court for the District of Delaware having its principal place of business at 804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408 (the "Company").

                                    Recitals:


         The Company desires to obtain loans and other financial accommodations from certain financial institutions ("Lenders") as are parties from time to time to that certain Post-Petition Credit Agreement dated as of December 11, 2003, by and among the Company, the other borrowers named therein, the Lenders, Agent and the other agent named therein (as at any time amended, the "Credit Agreement").

         Lenders are willing to make loans and other financial accommodations to the Company from time to time, pursuant to the terms of the Credit Agreement, provided the Company executes this Agreement.

         NOW,   THEREFORE,   for  Ten  Dollars   ($10.00)  and  other   valuable
consideration, and in consideration of the premises, the Company hereby agrees with Agent as follows:

         1. Capitalized terms used herein (including those used in the Recitals hereto), unless otherwise defined, shall have the meanings ascribed to them in the Credit Agreement. As used herein, the phrase "material Trademark" means a Trademark (as hereinafter defined) that is used by the Company in the Ordinary Course of Business and the absence of which could reasonably be expected to have a Material Adverse Effect upon the business, financial condition or operating results of such Company.

         2. To secure the prompt payment and performance of the Obligations, the Company hereby pledges, assigns and grants to Agent, for its benefit and the benefit of the Lenders, a continuing security interest in and lien upon all of the following property of the Company, whether now owned or existing or hereafter created or acquired (the "Trademark Collateral"):

                  (a) all trademarks, trademark registrations, tradenames and trademark applications, including, without limitation, the U.S. registered trademarks and trademark applications listed on Exhibit A attached hereto and made a part hereof (as the same may be amended from time to time), and (i) all renewals thereof, (ii) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all rights corresponding thereto throughout the world (all of the foregoing trademarks, trademark registrations, tradenames and applications, together with the items described in clauses (i)-(iv), are hereinafter collectively referred to as the "Trademarks");

                  (b) the goodwill of the Company's business connected with and symbolized by the Trademarks; and

                  (c) all proceeds of the foregoing.

         3. The Company represents and warrants to Agent and the Lenders that:

                  (a) Each material Trademark is subsisting and has not been adjudged invalid or unenforceable;

                  (b) No claim has been made against the Company nor, to the best knowledge of the Company, against any other Person, that the use of any material Trademark does or may violate the rights of any third Person;

                  (c) The Company has the unqualified right to enter into this Agreement and perform its terms; and

                  (d) The Company is the sole and exclusive owner of the entire right, title and interest in and to all of the Trademark Collateral (except for Trademark Collateral owned by third parties and used by the Company in the Ordinary Court of Business under a license, whether oral or in writing, with such Person), free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by the Company not to sue third Persons, other than Permitted Liens.

         4. The Company covenants and agrees with Agent and the Lenders that:

                  (a) The Company will maintain the quality of the products associated with each material Trademark, at a level at least as high as the quality at the time of this Agreement; and

                  (b) The Company has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of each material Trademark, including, without limitation, filing an affidavit of use with the United States Patent and Trademark Office for each material Trademark as required by applicable law to maintain the registration thereof without loss of protection therefor.

         5. The Company hereby grants to Agent the right to visit the Company's plants and facilities which manufacture, inspect or store products sold under any of the Trademarks and to inspect the products and quality control records relating thereto in accordance with the provisions of the Credit Agreement.

         6. Except with respect to licenses granted to Agent pursuant to Section 7.33(b) of the Credit Agreement, until all of the Obligations have been satisfied in full and the Credit Agreement has been terminated, the Company shall not enter into any license agreement relating to any of the Trademarks with any Person except non-exclusive licenses in the regular and Ordinary Course of the Business of the Company as presently conducted and for reasonable and customary compensation, and shall not become a party to any agreement with any Person that is inconsistent with the Company's duties under this Agreement.

         7. If, before the Obligations have been satisfied in full, the Company shall obtain rights to any new trademark application or trademark or any renewal of any Trademark, the provisions of paragraph 2 hereof shall automatically apply thereto, and the Company shall give to Agent prompt written notice thereof (except with respect to unregistered trademarks with only nominal value).

         8. The Company irrevocably authorizes and empowers Agent to modify this Agreement by amending Exhibit A to include any future trademarks and trademark applications within the definition of Trademarks under paragraph 2 or paragraph 7 hereof.

         9. Upon and at any time after the occurrence of an Event of Default, Agent shall have, in addition to all other rights and remedies given it by this Agreement, all rights and remedies under applicable law and all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Agent may immediately, for its benefit and the benefit of the Lenders, without demand of performance and without notice (except as described in the next sentence, if required by applicable law), or demand whatsoever to the Company, each of which the Company hereby expressly waives, collect directly any payments due the Company in respect of the Trademark Collateral, or sell at public or private sale or otherwise realize upon all or from time to time, any of the Trademark Collateral. The Company hereby agrees that ten (10) days written notice to the Company of any public or private sale or other disposition of any of the Trademark Collateral shall be reasonable notice; provided, however, that no notice shall be required hereunder if not otherwise required by applicable law. At any such sale or disposition, Agent may, to the extent permitted by law, purchase the whole or any part of the Trademark Collateral sold, free from any right of redemption on the part of the Company, which right the Company hereby waives and releases. After deducting from the proceeds of such sale or other disposition of the Trademark Collateral all costs and expenses incurred by Agent in enforcing its rights hereunder (including, without limitation, all attorneys' fees), Agent shall apply the remainder of such proceeds to the payment of the Obligations in such order and manner as may be authorized or required by the Credit Agreement. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to the Company. If any deficiency shall arise, the Company and each guarantor of the Obligations shall remain jointly and severally liable to Agent and Lenders therefor.

         10. The Company hereby makes, constitutes and appoints Agent and any officer or agent of Agent as Agent may select, as the Company's true and lawful attorney-in-fact, with full power to do any or all of the following if an Event of Default shall occur and be continuing: to endorse the Company's name on all applications, documents, papers and instruments necessary for Agent to continue the registration of or to use the Trademarks, or to grant or issue any exclusive or nonexclusive license under the Trademarks to any other Person, or to assign, pledge, convey or otherwise transfer title in or dispose of any Trademark Collateral to any other Person. The Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable until all of the

Obligations shall have been satisfied in full and the Credit Agreement shall have been terminated.

         11. At such time as all of the Obligations shall have been satisfied finally and in full and the Credit Agreement shall have been terminated, Agent shall execute and deliver to the Company, without representation, warranty or recourse and at the Company's expense, all releases or other instruments necessary to terminate Agent's security interest in the Trademark Collateral subject to any disposition thereof which may have been made by Agent pursuant to the terms of this Agreement or any of the DIP Financing Documents.

         12. Any and all fees, costs and expenses, of whatever kind or nature (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by Agent, or incurred by any Lender (subject to any limitation contained in Section 13.7 of the Credit Agreement), in connection with the preparation of this Agreement and any other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including, without limitation, all taxes in connection therewith) with the United States Patent and Trademark Office or in any other public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, Liens or otherwise protecting, maintaining, or preserving the Trademark Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Trademark Collateral, shall be borne and paid by the Company (it being the intent of the Company and Agent that the Company shall be responsible for the payment of all sums, fees, costs and expenses, including, without limitation, all renewal fees with respect to the Trademarks) or, if paid by Agent in its sole discretion, shall be reimbursed by the Company on demand by Agent and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the highest per annum rate in effect from time to time under the Credit Agreement.

         13. The Company shall use commercially reasonable efforts to detect any infringers of each material Trademark and shall notify Agent in writing of infringements detected. The Company shall have the duty to prosecute diligently any trademark application for each material Trademark pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full and the Credit Agreement terminated, to make federal application on registrable but unregistered Trademarks (subject to Company's reasonable discretion in the Ordinary Course of Business), to file and prosecute opposition and cancellation proceedings (subject to Company's reasonable discretion), to file and prosecute lawsuits to enforce each material Trademark (subject to Company's reasonable discretion) and to do any and all acts which are deemed necessary or desirable by Agent, in its reasonable discretion (except that when an Event of Default is in existence, Agent's discretion shall be absolute), to preserve and maintain all rights in each material Trademark. Any expenses incurred in connection with such applications or proceedings shall be borne by the Company. The Company shall not abandon any material trademark application without the consent of Agent.

         14. Notwithstanding anything to the contrary contained in paragraph 13 hereof, if the Company fails to do so, Agent shall have the right, but shall in no way be obligated, to bring suit instead in its own name to enforce each material Trademark and any license hereunder, or to defend any suit or counterclaim in its own name to protect each material Trademark or any license hereunder, in either of which events the Company shall at the request of Agent do any and all lawful acts (including bringing suit) and execute any and all proper documents required by Agent to aid such enforcement, or defense, and the Company shall promptly, upon demand, reimburse and indemnify Agent for all costs and expenses incurred in the exercise of Agent's rights under this paragraph 14.

         15. If the Company fails to comply with any of its obligations hereunder, to the extent permitted by applicable law, Agent may do so in the Company's name or in Agent's name, in Agent's sole discretion, but at the Company's expense, and the Company agrees to reimburse Agent in full for all expenses, including, without limitation, reasonable attorneys' fees, incurred by Agent in prosecuting, defending or maintaining the Trademarks or Agent's interest therein pursuant to this Agreement.

         16. No course of dealing between the Company and Agent or any Lender, nor any failure to exercise, nor any delay in exercising, on the part of Agent or any Lender, any right, power or privilege hereunder or under any of the other DIP Financing Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         17. All of Agent's rights and remedies with respect to the Trademark Collateral, whether established hereby or by any of the other DIP Financing Documents, or by any other agreements or by applicable law shall be cumulative and may be exercised singularly or concurrently.

         18. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         19. This Agreement, together with the other DIP Financing Documents, constitutes and expresses the entire understanding of the parties hereto with respect to the subject matter hereof, and supercedes all prior agreements and understandings, inducements or conditions, whether expressed or implied, oral or written. This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 8 hereof.

         20. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Agent and of each Lender and upon the successors of the Company. The Company shall not assign its rights or delegate its duties hereunder without the prior written consent of Agent.

         21. The Company hereby waives notice of Agent's acceptance hereof.

         22. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         23. To the fullest extent permitted by applicable law, the Company and Agent each waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement or the Trademark Collateral.

         WITNESS the execution hereof under seal as of the day and year first above written.

                                CONE MILLS CORPORATION


                                By: /s/ Gary L. Smith
                                   Gary L. Smith, Chief Financial Officer



                                Accepted in Atlanta, Georgia:

                                BANK OF AMERICA, N.A.,
                                as Agent

                                By: /s/Robert J. Walker
                                   Robert J. Walker, Senior Vice
                                   President

STATE OF NORTH CAROLINA  ss.
                         ss.
COUNTY OF GUILFORD       ss.


         BEFORE ME, the undersigned authority, on this day personally appeared Gary L. Smith, Chief Financial Officer of Cone Mills Corporation, to me known to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 11th day of December, 2003.

                                /s/ Cheryl G. Hollis
                                Notary Public
                                My Commission Expires: November 17, 2008

                                [NOTARIAL SEAL]

STATE OF GEORGIA   )
                   )
COUNTY OF FULTON   )

         BEFORE ME, the undersigned authority, on this day personally appeared Robert J. Walker, Senior Vice President of Bank of America, N.A., as Agent, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said national banking association.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 11th day of December, 2003.

                                /s/Ellen Black
                                Notary Public
                                My Commission Expires: May 5, 2004

                                [NOTARIAL SEAL]

                                    EXHIBIT A


============================= =============================== ================
Trademark                     Trademark Registration or       Renewal
                              Application Number              Date
----------------------------- ------------------------------- ----------------

----------------------------- ------------------------------- ----------------

----------------------------- ------------------------------- ----------------

----------------------------- ------------------------------- ----------------

----------------------------- ------------------------------- ----------------

----------------------------- ------------------------------- ----------------

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


                          COPYRIGHT SECURITY AGREEMENT


         This COPYRIGHT SECURITY AGREEMENT is made as of December 11, 2003, between BANK OF AMERICA, N.A., a national banking association having an office at 600 Peachtree Street, N.E., 10th Floor, Atlanta, Georgia 30308-2265, as administrative and collateral agent for itself and Lenders (as hereinafter defined) (together with its successors in such capacity, "Agent"), and CONE MILLS CORPORATION, a North Carolina corporation and a debtor-in-possession in a Chapter 11 bankruptcy case filed with the United States Bankruptcy Court for the District of Delaware having its principal place of business at 804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408 (the "Company").

                                    Recitals:


         The Company desires to obtain loans and other financial accommodations from certain financial institutions ("Lenders") as are parties from time to time to that certain Post-Petition Credit Agreement dated as of December 11, 2003, by and among the Company, the other borrowers named therein, the Lenders, Agent and the other agent named therein (as at any time amended, the "Credit Agreement").

         Lenders are willing to make loans and other financial accommodations to the Company from time to time, pursuant to the terms of the Credit Agreement, provided the Company executes this Agreement.

         NOW,   THEREFORE,   for  Ten  Dollars   ($10.00)  and  other   valuable
consideration, and in consideration of the premises, the Company hereby agrees with Agent as follows:

         1. Capitalized terms used herein (including those used in the Recitals hereto), unless otherwise defined, shall have the meanings ascribed to them in the Credit Agreement. As used herein, the phrase "material Copyright" means a Copyright (as hereinafter defined) that is used by the Company in the Ordinary Course of Business and the absence of which could reasonably be expected to have a Material Adverse Effect upon the business, financial condition or operating results of such Company.

         2. To secure the prompt payment and performance of the Obligations, the Company hereby pledges, assigns and grants to Agent, for its benefit and the benefit of the Lenders, a continuing security interest in and lien upon all of the following property of the Company, whether now owned or existing or hereafter created or acquired (the "Copyright Collateral"):

                  (a) all copyrights listed on Exhibit A attached hereto and made a part hereof (as the same may be amended from time to time), and
         (i) all renewals thereof, (ii) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all rights corresponding thereto throughout the world (all of the foregoing copyrights, together with the items described in clauses (i)-(iv), are hereinafter collectively referred to as the "Copyrights"); and

                  (b) all proceeds of the foregoing (such as, by way of example, license royalties and proceeds of infringement suits);

         3. The Company represents and warrants to Agent and the Lenders that:

                  (a) Each material Copyright is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                  (b) No claim has been made against the Company, nor, to the best knowledge of the Company, against any other Person, that the use of any of any material Copyright does or may violate the rights of any third Person;

                  (c) The Company has the unqualified right to enter into this Agreement and perform its terms; and

                  (e) The Company is the sole and exclusive owner of the entire right, title and interest in and to all of the Copyrights and of all other Copyright Collateral (except for Copyright Collateral other than Copyrights owned by third parties and used by the Company in the Ordinary Course of Business under a license, whether oral or in writing), free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by the Company not to sue third Persons, other than Permitted Liens.

         4. The Company agrees that, until all of the Obligations have been satisfied in full, it will not enter into any agreement which is inconsistent with the Company's obligations under this Agreement, without Agent's prior written consent.

         5. The Company hereby grants to Agent the right to visit the Company's plants and facilities which manufacture, inspect or store products sold under any of the Copyrights and to inspect the products and quality control records relating thereto in accordance with the provisions of the Credit Agreement.

         6. Except with respect to licenses granted to Agent pursuant to Section 7.33(b) of the Credit Agreement, until all of the Obligations have been satisfied in full and the Credit Agreement has been terminated, the Company shall not enter into any license agreement relating to any of the Copyrights with any Person except non-exclusive licenses to customers of the Company in the Ordinary Course of Business of the Company as presently conducted and for reasonable and customary compensation, and shall not become a party to any agreement with any Person that is inconsistent with the Company's duties under this Agreement.

         7. If, before the Obligations have been satisfied in full, the Company shall obtain rights to any new Copyright registrations or any modification of any Copyright registration, the provisions of paragraph 2 hereof shall automatically apply thereto, and the Company shall give to Agent prompt written notice thereof (except for copyrights with only nominal value).

         8. The Company irrevocably authorizes and empowers Agent to modify this Agreement by amending Exhibit A to include any future copyrights within the definition of Copyrights under paragraph 2 or paragraph 7 hereof.

         9. Upon and at any time after the occurrence of an Event of Default, Agent shall have, in addition to all other rights and remedies given it by this Agreement, all rights and remedies under applicable law and all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Agent may immediately, for its benefit and the benefit of the Lenders, without demand of performance and without notice (except as described in the next sentence, if required by applicable law), or demand whatsoever to the Company, each of which the Company hereby expressly waives, collect directly any payments due the Company in respect of the Copyright Collateral, or sell at public or private sale or otherwise realize upon all or from time to time, any of the Copyright Collateral. The Company hereby agrees that ten (10) days written notice to the Company of any public or private sale or other disposition of any of the Copyright Collateral shall be reasonable notice; provided, however, that no notice shall be required hereunder if not otherwise required by applicable law. At any such sale or disposition, Agent may, to the extent permitted by law, purchase the whole or any part of the Copyright Collateral sold, free from any right of redemption on the part of the Company, which right the Company hereby waives and releases. After deducting from the proceeds of such sale or other disposition of the Copyright Collateral all costs and expenses incurred by Agent in enforcing its rights hereunder (including, without limitation, all attorneys' fees), Agent shall apply the remainder of such proceeds to the payment of the Obligations in such order and manner as may be authorized or required by the Credit Agreement. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to the Company. If any deficiency shall arise, the Company and each guarantor of the Obligations shall remain jointly and severally liable to Agent and Lenders therefor.

         10. The Company hereby makes, constitutes and appoints Agent and any officer or agent of Agent as Agent may select, as the Company's true and lawful attorney-in-fact, with full power to do any or all of the following if an Event of Default shall occur and be continuing: to endorse the Company's name on all applications, documents, papers and instruments necessary for Agent to maintain the registration of or to use the Copyrights, or to grant or issue any exclusive or nonexclusive license under the Copyrights to any other Person, or to assign, pledge, convey or otherwise transfer title in or dispose of any Copyright Collateral to any other Person. The Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable until all of the Obligations shall have been satisfied in full and the Credit Agreement shall have been terminated.

         11. At such time as all of the Obligations shall have been satisfied finally and in full and the Credit Agreement shall have been terminated, Agent shall execute and deliver to the Company, without representation, warranty or recourse and at the Company's expense, all releases or other instruments necessary to terminate Agent's security interest in the Copyright Collateral subject to any disposition thereof which may have been made by Agent pursuant to the terms of this Agreement or any of the DIP Financing Documents.

         12. Any and all fees, costs and expenses, of whatever kind or nature (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by Agent, or incurred by any Lender (subject to any limitations contained in Section 13.7 of the Credit Agreement), in connection with the preparation of this Agreement and any other documents relating hereto and the consummation of this transaction, the filing or recording of any documents

(including, without limitation, all taxes in connection therewith) with the United States Copyright Office or in any other public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, Liens or otherwise protecting, maintaining, or preserving the Copyright Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Copyright Collateral, shall be borne and paid by the Company (it being the intent of the Company and Agent that the Company shall be responsible for the payment of all sums, fees, costs and expenses, including, without limitation, all registration fees with respect to the Copyrights) or, if paid by Agent in its sole discretion, shall be reimbursed by the Company on demand by Agent and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the highest per annum rate in effect from time to time under the Credit Agreement.

         13. The Company shall use commercially reasonable efforts to detect any infringers of each Copyright and shall notify Agent in writing of infringements detected. The Company shall have the duty, as of the date of this Agreement or thereafter until the Obligations shall have been paid in full and the Credit Agreement terminated, to do any and all acts which are deemed necessary or desirable by Agent, in its reasonable discretion (except that when an Event of Default is in existence, Agent's discretion shall be absolute), to preserve and maintain all rights in each Copyright. Any expenses incurred in connection with such applications or proceedings shall be borne by the Company.

         14. Notwithstanding anything to the contrary contained in paragraph 13 hereof, if the Company fails to do so, Agent shall have the right, but shall in no way be obligated, to bring suit instead in its own name to enforce each material Copyright and any license hereunder, or to defend any suit or counterclaim in its own name to protect each material Copyright or any license hereunder, in either of which events the Company shall at the request of Agent do any and all lawful acts (including bringing suit) and execute any and all proper documents required by Agent to aid such enforcement, or defense, and the Company shall promptly, upon demand, reimburse and indemnify Agent for all costs and expenses incurred in the exercise of Agent's rights under this paragraph 14.

         15. If the Company fails to comply with any of its obligations hereunder, to the extent permitted by applicable law, Agent may do so in the Company's name or in Agent's name, in Agent's sole discretion, but at the Company's expense, and the Company agrees to reimburse Agent in full for all expenses, including, without limitation, reasonable attorneys' fees, incurred by Agent in defending or maintaining the Copyrights or Agent's interest therein pursuant to this Agreement.

         16. No course of dealing between the Company and Agent or any Lender, nor any failure to exercise, nor any delay in exercising, on the part of Agent or any Lender, any right, power or privilege hereunder or under any of the other DIP Financing Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         17. All of Agent's rights and remedies with respect to the Copyright Collateral, whether established hereby or by any of the other DIP Financing

Documents, or by any other agreements or by applicable law shall be cumulative and may be exercised singularly or concurrently.

         18. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         19. This Agreement, together with the other DIP Financing Documents, constitutes and expresses the entire understanding of the parties hereto with respect to the subject matter hereof, and supercedes all prior agreements and understandings, inducements or conditions, whether expressed or implied, oral or written. This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 8 hereof.

         20. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Agent and of each Lender and upon the successors of the Company. The Company shall not assign its rights or delegate its duties hereunder without the prior written consent of Agent.

         21. The Company hereby waives notice of Agent's acceptance hereof.

         22. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         23. To the fullest extent permitted by applicable law, the Company and Agent each waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement or the Copyright Collateral.
         WITNESS the execution hereof under seal as of the day and year first above written.

                                CONE MILLS CORPORATION


                                By: /s/ Gary L. Smith
                                   Gary L. Smith, Chief Financial Officer

                                Accepted in Atlanta, Georgia:

                                BANK OF AMERICA, N.A.,
                                as Agent

                                By: /s/ Robert J. Walker
                                   Robert J. Walker, Senior Vice
                                   President

STATE OF NORTH CAROLINA  ss.
                         ss.
COUNTY OF GUILFORD       ss.


         BEFORE ME, the undersigned authority, on this day personally appeared Gary L. Smith, Chief Financial Officer of Cone Mills Corporation, to me known to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 11th day of December, 2003.

                                /s/ Cheryl G. Hollis
                                Notary Public
                                My Commission Expires: November 17, 2008

                                [NOTARIAL SEAL]

STATE OF GEORGIA   )
                   )
COUNTY OF FULTON   )

         BEFORE ME, the undersigned authority, on this day personally appeared Robert J. Walker, Senior Vice President of Bank of America, N.A., as Agent, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said national banking association.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 11th day of December, 2003.

                                /s/ Ellen Black
                                Notary Public
                                My Commission Expires: May 5, 2004

                                [NOTARIAL SEAL]

                                    EXHIBIT A
                                       TO
                          COPYRIGHT SECURITY AGREEMENT




           Registration No.               Date                Registered